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Exhibit 99.2

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Cendant Corporation:

We have audited the accompanying consolidated balance sheets of Cendant Corporation and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of income, cash flows and stockholders' equity for each of the three years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, on January 1, 2003, the Company adopted the fair value method of accounting for stock-based compensation, and during 2003, the Company adopted the consolidation provisions for variable interest entities. Also, as discussed in Note 2, on January 1, 2002, the Company adopted the non-amortization provisions for goodwill and other indefinite-lived intangible assets. Also, as discussed in Note 2, on January 1, 2001, the Company modified the accounting treatment relating to securitization transactions and the accounting for derivative instruments and hedging activities.

/s/ Deloitte & Touche LLP
New York, New York
February 25, 2004
(April 29, 2004 as to Notes 1 and 27)

Cendant Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Year Ended December 31,
	2003	2002	2001
Revenues
Service fees and membership, net	$12,491	$10,062	$5,426
Vehicle-related	5,645	4,078	3,214
Other	56	47	53

Net revenues	18,192	14,187	8,693

Expenses
Operating	9,408	6,820	2,738
Vehicle depreciation, lease charges and interest, net	2,487	2,094	1,789
Marketing and reservation	1,756	1,392	1,114
General and administrative	1,368	1,120	965
Non-program related depreciation and amortization	518	466	477
Non-program related interest, net:
Interest expense (net of interest income of $21, $41 and $91)	307	262	252
Early extinguishment of debt	58	42	—
Acquisition and integration related costs:
Amortization of pendings and listings	20	256	—
Other	34	29	112
Litigation and related charges, net	11	103	86
Restructuring and other unusual charges	(6)	(14)	379
Mortgage servicing rights impairment	—	—	94

Total expenses	15,961	12,570	8,006

Gains on dispositions of businesses	—	—	443

Losses on dispositions of businesses	—	—	(26)

Impairment of investments	—	—	(441)

Income before income taxes, minority interest and equity in Homestore	2,231	1,617	663
Provision for income taxes	745	544	220
Minority interest, net of tax	21	22	24
Losses related to equity in Homestore, net of tax	—	—	77

Income from continuing operations	1,465	1,051	342
Income from discontinued operations, net of tax	—	51	81
Loss on disposal of discontinued operations, net of tax	—	(256)	—

Income before cumulative effect of accounting changes	1,465	846	423
Cumulative effect of accounting changes, net of tax	(293)	—	(38)

Net income	$1,172	$846	$385

CD common stock earnings per share:
Basic
Income from continuing operations	$1.44	$1.03	$0.37
Net income	1.15	0.83	0.42
Diluted
Income from continuing operations	$1.41	$1.01	$0.36
Net income	1.13	0.81	0.41

See Notes to Consolidated Financial Statements.

Cendant Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$840	$126
Restricted cash	448	307
Receivables (net of allowance for doubtful accounts of $160 and $136)	1,671	1,457
Deferred income taxes	455	334
Other current assets	1,064	1,108

Total current assets	4,478	3,332
Property and equipment, net	1,803	1,780
Deferred income taxes	668	1,115
Goodwill	11,119	10,699
Other intangibles, net	2,402	2,464
Other non-current assets	974	1,327

Total assets exclusive of assets under programs	21,444	20,717

Assets under management and mortgage programs:
Program cash	542	354
Mortgage loans held for sale	2,494	1,923
Relocation receivables	534	239
Vehicle-related, net	10,143	10,052
Timeshare-related, net	1,803	675
Mortgage servicing rights, net	1,641	1,380
Derivatives related to mortgage servicing rights	316	385
Other	120	172

	17,593	15,180

Total assets	$39,037	$35,897

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other current liabilities	$4,688	$4,287
Current portion of long-term debt	1,629	30
Deferred income	854	680

Total current liabilities	7,171	4,997
Long-term debt, excluding Upper DECS	3,510	5,571
Upper DECS	863	863
Deferred income	311	320
Other non-current liabilities	888	692

Total liabilities exclusive of liabilities under programs	12,743	12,443

Liabilities under management and mortgage programs:
Debt	9,141	12,747
Debt due to AESOP Funding II, LLC—related party	5,644	—
Derivatives related to mortgage servicing rights	231	—
Deferred income taxes	1,092	1,017

	16,108	13,764

Mandatorily redeemable preferred interest in a subsidiary	—	375

Commitments and contingencies (Note 19)
Stockholders' equity:
Preferred stock, $.01 par value—authorized 10 million shares; none issued and outstanding	—	—
CD common stock, $.01 par value—authorized 2 billion shares; issued 1,260,397,204 and 1,238,952,970 shares	13	12
Additional paid-in capital	10,284	10,090
Retained earnings	4,430	3,258
Accumulated other comprehensive income (loss)	209	(14)
CD treasury stock, at cost—251,553,531 and 207,188,268 shares	(4,750)	(4,031)

Total stockholders' equity	10,186	9,315

Total liabilities and stockholders' equity	$39,037	$35,897

See Notes to Consolidated Financial Statements.

Cendant Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2003	2002	2001
Operating Activities
Net income	$1,172	$846	$385
Adjustments to arrive at income from continuing operations	293	205	(43)

Income from continuing operations	1,465	1,051	342
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities exclusive of management and mortgage programs:
Non-program related depreciation and amortization	518	466	477
Amortization of pendings and listings	20	256	—
Gain on dispositions of business	—	—	(443)
Losses on dispositions of business	—	—	26
Impairment of investments	—	—	441
Proceeds from sales of trading securities	—	—	110
Deferred income taxes	453	425	418
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Receivables	32	(74)	10
Income taxes	292	46	(201)
Accounts payable and other current liabilities	(171)	(37)	530
Payment of stockholder litigation settlement liability	—	(2,850)	—
Deferred income	(85)	(210)	(162)
Proceeds from termination of fair value hedges	200	65	—
Other, net	189	(52)	(171)

Net cash provided by (used in) operating activities exclusive of management and mortgage programs	2,913	(914)	1,377

Management and mortgage programs:
Vehicle depreciation	2,031	1,742	1,403
Amortization and impairment of mortgage servicing rights	893	922	287
Net gain on mortgage servicing rights and related derivatives	(163)	(115)	(3)
Origination of mortgage loans	(62,843)	(44,017)	(40,963)
Proceeds on sale of and payments from mortgage loans held for sale	64,371	43,459	40,643

	4,289	1,991	1,367

Net cash provided by operating activities	7,202	1,077	2,744

Investing Activities
Property and equipment additions	(463)	(399)	(329)
Net assets acquired (net of cash acquired of $99, $178 and $308) and acquisition-related payments	(327)	(1,381)	(2,757)
Proceeds received on asset sales	133	21	26
Proceeds from sales of available-for-sale securities	4	14	17
Purchases of non-marketable securities	(63)	(3)	(101)
Proceeds from (payments to) stockholder litigation settlement trust	—	1,410	(1,060)
Proceeds from dispositions of businesses, net of transaction-related payments	—	1,151	109
Other, net	145	(46)	(95)

Net cash provided by (used in) investing activities exclusive of management and mortgage programs	(571)	767	(4,190)

Cendant Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(In millions)

Management and mortgage programs:
(Increase) decrease in program cash	(110)	676	(579)
Investment in vehicles	(14,782)	(10,643)	(8,144)
Payments received on investment in vehicles	13,026	7,988	7,142
Origination of timeshare-related assets	(1,015)	(1,031)	(490)
Principal collection of investment in timeshare-related assets	799	952	538
Equity advances on homes under management	(5,699)	(5,968)	(6,306)
Repayment on advances on homes under management	5,635	6,028	6,340
Additions to mortgage servicing rights	(1,008)	(928)	(955)
Proceeds from sales of mortgage servicing rights	10	16	58
Cash received on derivatives related to mortgage servicing rights, net	295	370	163
Other, net	20	26	10

	(2,829)	(2,514)	(2,223)

Net cash used in investing activities	(3,400)	(1,747)	(6,413)

Financing Activities
Proceeds from borrowings	2,593	637	5,608
Principal payments on borrowings	(3,479)	(2,111)	(2,213)
Issuances of common stock	446	112	877
Repurchases of common stock	(1,090)	(278)	(254)
Other, net	(86)	(56)	(148)

Net cash provided by (used in) financing activities exclusive of management and mortgage programs	(1,616)	(1,696)	3,870

Management and mortgage programs:
Proceeds from borrowings	27,757	15,171	9,460
Principal payments on borrowings	(28,495)	(14,614)	(8,798)
Net change in short-term borrowings	(702)	(114)	116
Other, net	(25)	(8)	(6)

	(1,465)	435	772

Net cash provided by (used in) financing activities	(3,081)	(1,261)	4,642

Effect of changes in exchange rates on cash and cash equivalents	(7)	41	(8)

Cash provided by discontinued operations	—	74	121

Net increase (decrease) in cash and cash equivalents	714	(1,816)	1,086
Cash and cash equivalents, beginning of period	126	1,942	856

Cash and cash equivalents, end of period	$840	$126	$1,942

Supplemental Disclosure of Cash Flow Information
Interest payments	$806	$788	$609
Income tax payments, net	$2	$62	$40

See Notes to Consolidated Financial Statements.

Cendant Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(In millions)

	Common Stock				Accumulated Other Comprehensive Income (Loss)	Treasury Stock
			Additional Paid-in Capital	Retained Earnings				Total Stockholders' Equity
	Shares	Amount				Shares	Amount
Balance at January 1, 2001	917	$9	$4,540	$2,027	$(234)	(179)	$(3,568)	$2,774
Comprehensive income:
Net income	—	—	—	385	—	—	—
Currency translation adjustment	—	—	—	—	(65)	—	—
Unrealized losses on cash flow hedges, net of tax of ($22)	—	—	—	—	(33)	—	—
Unrealized gains on available-for-sale securities, net of tax of $21	—	—	—	—	33	—	—
Reclassification for realized holding losses, net of tax of $29	—	—	—	—	56	—	—
Minimum pension liability adjustment, net of tax of ($13)	—	—	—	—	(21)	—	—
Total comprehensive income								355
Issuances of CD common stock	108	1	2,342	—	—	—	—	2,343
Exercise of stock options	26	—	237	—	—	2	27	264
Tax benefit from exercise of stock options	—	—	59	—	—	—	—	59
Repurchases of CD common stock	—	—	—	—	—	(12)	(226)	(226)
Repurchases of Move.com common stock	(2)	—	(75)	—	—	—	—	(75)
Present value of forward purchase contract distributions and related costs	—	—	(48)	—	—	—	—	(48)
Modifications to stock options	—	—	25	—	—	—	—	25
Issuance of CD common stock and conversion of stock options for acquisitions	117	1	1,604	—	—	—	—	1,605
Other	—	—	(8)	—	—	—	—	(8)

Balance at December 31, 2001	1,166	11	8,676	2,412	(264)	(189)	(3,767)	7,068
Comprehensive income:
Net income	—	—	—	846	—	—	—
Currency translation adjustment	—	—	—	—	66	—	—
Reclassification of foreign currency translation losses realized upon the sale of NCP	—	—	—	—	245	—	—
Unrealized losses on cash flow hedges, net of tax of ($5)	—	—	—	—	(8)	—	—
Unrealized losses on available-for-sale securities, net of tax of ($12)	—	—	—	—	(19)	—	—
Reclassification for realized holding losses, net of tax of $2	—	—	—	—	3	—	—
Minimum pension liability adjustment, net of tax of ($23)	—	—	—	—	(37)	—	—
Total comprehensive income								1,096
Issuances of CD common stock	6	—	62	—	—	—	—	62
Exercise of stock options	8	—	72	—	—	2	27	99
Tax benefit from exercise of stock options	—	—	25	—	—	—	—	25
Repurchases of CD common stock	—	—	—	—	—	(20)	(291)	(291)
Issuance of CD common stock and conversion of stock options for acquisitions	59	1	1,139	—	—	—	—	1,140
Issuance of subsidiary stock	—	—	98	—	—	—	—	98
Other	—	—	18	—	—	—	—	18

Balance at December 31, 2002	1,239	12	10,090	3,258	(14)	(207)	(4,031)	9,315

Cendant Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
(In millions)

	Common Stock				Accumulated Other Comprehensive Income (Loss)	Treasury Stock
			Additional Paid-in Capital	Retained Earnings				Total Stockholders' Equity
	Shares	Amount				Shares	Amount
Balance at January 1, 2003	1,239	12	10,090	3,258	(14)	(207)	(4,031)	9,315
Comprehensive income:
Net income	—	—	—	1,172	—	—	—
Currency translation adjustment	—	—	—	—	143	—	—
Unrealized gains on cash flow hedges, net of tax of $27	—	—	—	—	38	—	—
Unrealized gains on available-for-sale securities, net of tax of $25	—	—	—	—	45	—	—
Reclassification for realized holding gains, net of tax of ($1)	—	—	—	—	(3)	—	—
Total comprehensive income								1,395
Issuances of CD common stock		—	(4)	—	—	1	21	17
Exercise of stock options	21	—	75	—	—	19	359	434
Tax benefit from exercise of stock options	—	—	106	—	—	—	—	106
Repurchases of CD common stock	—	—	—	—	—	(65)	(1,099)	(1,099)
Amortization of deferred compensation	—	—	15	—	—	—	—	15
Other	—	1	2	—	—	—	—	3

Balance at December 31, 2003	1,260	$13	$10,284	$4,430	$209	(252)	$(4,750)	$10,186

See Notes to Consolidated Financial Statements.

Cendant Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise noted, all amounts are in millions, except per share amounts)

1.     Basis of Presentation

  Cendant Corporation is a global provider of a wide range of complementary consumer and business services, focusing primarily on travel and real estate services and operating in the following business segments:

  •
  Real Estate Franchise and Operations—franchises the real estate brokerage businesses of three residential and one commercial brands, provides real estate brokerage services and facilitates employee relocations.

  •
  Mortgage Services—provides home buyers with mortgage services and title, appraisal and closing services.

  •
  Hospitality Services—facilitates the sale and development of vacation ownership interests, provides consumer financing to individuals purchasing these interests, facilitates the exchange of vacation ownership interests, operates nine lodging franchise systems and markets vacation rental properties in Europe.

  •
  Travel Distribution Services—provides primarily global distribution services for the travel industries and travel agency services.

  •
  Vehicle Services—operates and franchises the Company's vehicle rental businesses and provides commercial fleet management and fuel card services.

  •
  Financial Services—provides financial institution enhancement products and insurance-based and loyalty solutions, operates and franchises tax preparation services and provides a variety of membership programs.

  Prior to January 1, 2004, the Company reported the results of its operations in five segments: Real Estate Services, Hospitality Services, Travel Distribution Services, Vehicle Services and Financial Services. Effective January 1, 2004, in order to continue to improve the transparency of its financial results, the Company began reporting its mortgage and settlement services businesses as a separate reportable operating segment, Mortgage Services, and the remainder of its former Real Estate Services segment as the Real Estate Franchise and Operations segment. Accordingly, the segment information presented in Note 27—Segment Information herein has been revised to reflect this change.

  The accompanying Consolidated Financial Statements include the accounts and transactions of Cendant Corporation and its subsidiaries ("Cendant"), as well as entities in which Cendant directly or indirectly has a controlling financial interest (collectively, the "Company"). For more detailed information regarding the Company's consolidation policy, refer to Note 2—Summary of Significant Accounting Policies. In presenting the Consolidated Financial Statements, management makes estimates and assumptions that affect the amounts reported and related disclosures. Estimates, by their nature, are based on judgment and available information. Accordingly, actual results could differ from those estimates. Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

  Management and Mortgage Programs.    The Company's Consolidated Financial Statements present separately the financial data of the Company's management and mortgage programs. These programs are distinct from the Company's other activities since the assets are generally funded through the issuance of debt that is collateralized by such assets. Specifically, in the Company's vehicle rental, fleet management, relocation, mortgage services and vacation ownership businesses, assets under management and mortgage programs are funded through either borrowings under asset-backed funding arrangements or unsecured borrowings at the Company's PHH subsidiary. Such borrowings are classified as debt under management and mortgage programs. The income generated by these assets is used, in part, to repay the principal and interest associated with the debt. Cash inflows and outflows relating to the generation or acquisition of such assets and the principal debt repayment or financing of such assets are classified as activities of the Company's management and mortgage programs. The Company believes it is appropriate to segregate the financial data of its management and mortgage programs because, ultimately, the source of repayment of such debt is the realization of such assets.

  Discontinued Operations.    On May 22, 2002, the Company sold its car parking facility business, National Car Parks ("NCP"), a then wholly-owned subsidiary within its Vehicle Services segment, for $1.2 billion in cash. The Company recorded a loss of approximately $236 million ($256 million, after tax) on the sale of this business. NCP operated off-street commercial parking facilities and managed on-street parking and related operations on behalf of town and city administration in England. Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the account balances and activities of NCP have been segregated and reported as a discontinued operation for 2002 and 2001. NCP generated net revenues and income from discontinued operations of $155 million and $60 million ($51 million, after tax), respectively, during 2002. During 2001, NCP generated net revenues and income from discontinued operations of $337 million and $96 million ($81 million, after tax), respectively.

2.     Summary of Significant Accounting Policies

  CHANGES IN ACCOUNTING POLICIES DURING 2003

  Consolidation Policy.    On January 17, 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). Such Interpretation addresses the consolidation of variable interest entities ("VIEs"), including special purpose entities ("SPEs"), that are not controlled through voting interests or in which the equity investors do not bear the residual economic risks and rewards. The provisions of FIN 46 were effective immediately for transactions entered into by the Company subsequent to January 31, 2003 and became effective for all other transactions as of July 1, 2003. However, in October 2003, the FASB permitted companies to defer the July 1, 2003 effective date to December 31, 2003, in whole or in part. On December 24, 2003, the FASB issued a complete replacement of FIN 46 ("FIN 46R"), which clarified certain complexities of FIN 46 and generally requires adoption no later than December 31, 2003 for entities that were considered SPEs under previous guidance, and no later than March 31, 2004 for all other entities. The Company adopted FIN 46R in its entirety as of December 31, 2003 even though adoption for non-SPEs was not required until March 31, 2004.

  In connection with the implementation of FIN 46, the Company consolidated Trilegiant Corporation ("Trilegiant") and Bishop's Gate Residential Mortgage Trust ("Bishop's Gate") effective July 1, 2003 through the application of the prospective transition method. Additionally, the Company deconsolidated AESOP Funding II, LLC ("AESOP Funding") in connection with its adoption of FIN 46R on December 31, 2003. The consolidation of Trilegiant resulted in a non-cash charge of $293 million (both before and after tax) recorded on July 1, 2003 as a cumulative effect of accounting change, which represented the negative equity of Trilegiant and is comprised of assets and liabilities of $205 million and $498 million, respectively. See Note 23—Trilegiant Corporation for more information regarding Trilegiant. The consolidation of Bishop's Gate did not result in the recognition of a cumulative effect of accounting change, nor did the deconsolidation of AESOP Funding. See Note 16—Debt Under Management and Mortgage Programs and Borrowing Arrangements for more complete information regarding Bishop's Gate and AESOP Funding. The consolidation of Trilegiant and Bishop's Gate and the deconsolidation of AESOP Funding caused the Company's total assets and liabilities recorded on its Consolidated Balance Sheet at December 31, 2003 to increase as follows:

	Assets	Liabilities
Bishop's Gate (a)	$1,720	$1,651
Trilegiant (b)	97	405
AESOP Funding (c)	264	264

  (a)
  Recorded in the Company's Mortgage Services segment.
  (b)
  Recorded in the Company's Financial Services segment.
  (c)
  Recorded in the Company's Vehicle Services segment.

  New Policy.    In connection with FIN 46R, when evaluating an entity for consolidation, the Company first determines whether an entity is within the scope of FIN 46R and if it is deemed to be a VIE. If the entity is considered to be a VIE, the Company determines whether it would be considered the entity's primary beneficiary. The Company consolidates those VIEs for which it has determined that it is the primary beneficiary. Generally, the Company will consolidate an entity not deemed either a VIE or qualifying special purpose entity ("QSPE") upon a determination that its ownership, direct or indirect, exceeds fifty percent of the outstanding voting shares of an entity and/or that it has the ability to control the financial or operating policies through its voting rights, board representation or other similar rights. For entities where the Company does not have a controlling interest (financial or operating), the investments in such entities are classified as available-for-sale debt securities or accounted for using the equity or cost method, as appropriate. The Company applies the equity method of accounting when it has the ability to exercise significant influence over operating and financial policies of an investee in accordance with APB Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock."

  Previous Policy.    Prior to the adoption of FIN 46 and FIN 46R, the Company did not consolidate SPE and SPE-type entities unless the Company retained both control of the assets transferred and the risks and rewards of those assets. Additionally, non-SPE-type entities were only consolidated if the Company's ownership exceeded fifty percent of the outstanding voting shares of an entity and/or if the Company had the ability to control the financial or operating policies of an entity through its voting rights, board representation or other similar rights.

  Derivative Instruments and Hedging Activities.    On July 1, 2003, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Such standard amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The impact of adopting this standard was not material to the Company's results of operations or financial position.

  Financial Instruments with Characteristics of Both Liabilities and Equity.    On July 1, 2003, the Company adopted SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This standard addresses how certain financial instruments with characteristics of both liabilities and equity should be classified and measured. As a result, on July 1, 2003, the Company reclassified its $375 million mandatorily redeemable preferred interest in a subsidiary from the mezzanine section of the Consolidated Balance Sheet to long-term debt (see Note 18—Mandatorily Redeemable Preferred Interest in a Subsidiary).

  Stock-Based Compensation.    Prior to January 1, 2003, the Company measured its stock-based compensation using the intrinsic value approach under Accounting Principles Board ("APB") Opinion No. 25, as permitted by SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, the

  Company did not recognize compensation expense upon the issuance of stock options to employees because the option terms were fixed and the exercise price equaled the market price of the underlying common stock on the date of grant. The Company complied with the provisions of SFAS No. 123 by providing pro forma disclosures of net income and related per share data giving consideration to the fair value method provisions of SFAS No. 123.

  On January 1, 2003, the Company adopted the fair value method of accounting for stock-based compensation provisions of SFAS No. 123, which is considered by the FASB to be the preferable accounting method for stock-based employee compensation. The Company also adopted SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure," in its entirety on January 1, 2003, which amended SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting provisions. As a result, the Company now expenses all employee stock awards over their vesting periods based upon the fair value of the award on the date of grant. As the Company elected to use the prospective transition method, the Company's Consolidated Statement of Income for 2003 reflects stock-based compensation expense only for employee stock awards that were granted or modified subsequent to December 31, 2002. The following table illustrates the effect on net income and the related per share amounts as if the Company had applied the fair value based method to all outstanding employee stock awards for all periods presented:

	Year Ended December 31,
	2003	2002	2001
Reported net income	$1,172	$846	$385
Add back: Stock-based employee compensation expense included in reported net income, net of tax (a)	10	2	15
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax (b)	(50)	(297)	(233)

Pro forma net income	$1,132	$551	$167

Earnings per share:
Reported
Basic	$1.15	$0.83	$0.42
Diluted	1.13	0.81	0.41
Pro forma
Basic	$1.11	$0.54	$0.17
Diluted	1.09	0.53	0.16

  (a)
  For a detailed account of compensation expense recorded within the Consolidated Statements of Income for stock awards granted subsequent to December 31, 2002, see Note 21—Stock-Based Compensation.
  (b)
  The 2002 amounts reflect the August 27, 2002 acceleration of the vesting schedules for certain options previously granted (see Note 21—Stock-Based Compensation for a more detailed account). Pro forma compensation expense reflected for grants awarded prior to January 1, 2003 is not indicative of future compensation expense that would be recorded by the Company, as future expense will vary based upon factors such as the type of award granted by the Company and the then-current fair market value of such award.

  Early Extinguishment of Debt.    On January 1, 2003, the Company adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Such standard requires any gain or loss on the early extinguishment of debt to be presented as a component of continuing operations (unless specific criteria are met) whereas SFAS No. 4 required that such gain or loss be classified as an extraordinary item in determining net income. Accordingly, on January 1, 2003, the Company reclassified $42 million of 2002 pre-tax net losses on the early extinguishments of debt to continuing operations as a component of net non-program related interest expense.

  Costs Associated with Exit or Disposal Activities.    On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Such standard nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146, a liability related to an exit or disposal activity (including restructurings) initiated after December 31, 2002 is not recognized until such liability has actually been incurred whereas under EITF Issue No. 94-3 a liability was recognized at the date of commitment to an exit or disposal plan. The impact of adopting this standard was not material to the Company's results of operations or financial position.

  Guarantees.    On January 1, 2003, the Company adopted FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," in its entirety. Such Interpretation elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees issued. It also clarifies that a guarantor is required to recognize, at the inception of certain guarantees issued or modified after December 31, 2002, a liability for the fair value of the obligation undertaken in issuing the guarantee. The impact of adopting this Interpretation was not material to the Company's results of operations or financial position.

  CHANGES IN ACCOUNTING POLICIES DURING 2002

  Goodwill and Identifiable Intangible Assets.    On January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," in its entirety. Prior to the adoption, all intangible assets (including goodwill) were amortized over the estimated periods to be benefited, generally on a straight-line basis. Therefore, the results of operations for 2001 reflect the amortization of goodwill and indefinite-lived intangible assets, while the results of operations for 2003 and 2002 do not reflect such amortization (see Note 5—Intangible Assets for a pro forma disclosure depicting the Company's results of operations during 2001 after applying the non-amortization provisions of SFAS No. 142). In connection with SFAS No. 142, the Company is required to assess goodwill and intangible assets for impairment annually, or more frequently if circumstances indicate impairment may have occurred.

  The Company assesses goodwill for such impairment by comparing the carrying value of its reporting units to their fair values. The Company's reporting units are one level below the Company's reportable operating segments, with the exception of the Mortgage Services and Travel Distribution Services segments. The Company's Hospitality Services and Financial Services segments both have four reporting units, while the Company's Real Estate Franchise and Operations segment has three reporting units and its Vehicle Services segment has two reporting units. The Mortgage Services and Travel Distribution Services segments have only one reporting unit each. The Company determines the fair value of its reporting units utilizing discounted cash flows and incorporates assumptions that it believes marketplace participants would utilize. When available and as appropriate, the Company uses comparative market multiples to corroborate the discounted cash flow results. The Company's amortizable intangible assets are tested for impairment based on the comparison of its undiscounted cash flows to its carrying amounts and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Indefinite-lived intangible assets are tested for impairment and written down to fair value, as required by SFAS No. 142.

  The Company performed its initial goodwill impairment assessment on January 1, 2002 in connection with the adoption of SFAS No. 142 and determined that the carrying amounts of its reporting units did not exceed their respective fair values. Accordingly, the initial implementation of this standard did not result in a charge and, as such, did not impact the Company's results of operations during 2002. Subsequent to the initial assessment, the Company performed its review annually, or more frequently if circumstances indicated impairment may have occurred, and during 2003 and 2002, determined that no such impairment had occurred.

  Impairment or Disposal of Long-Lived Assets.    On January 1, 2002, the Company adopted SFAS No. 144, which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and replaces the accounting and reporting provisions of APB Opinion No. 30, "Reporting Results of Operations—Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," as it relates to the disposal of a segment of a business. SFAS No. 144 requires the use of a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations, by requiring those long-lived assets to be measured at the lower of carrying amount or fair value less cost to sell. The impairment recognition and measurement provisions of SFAS No. 121 were retained for all long-lived assets to be held and used, with the exception of goodwill and indefinite-lived intangible assets but including amortizable intangible assets.

  The Company evaluates the recoverability of its long-lived assets (which included goodwill and indefinite-lived intangible assets during 2001) by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. Property and equipment is evaluated separately within each business.

  CHANGES IN ACCOUNTING POLICIES DURING 2001

  Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.    On April 1, 2001, the Company adopted SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125" in its entirety. This standard revised the criteria for accounting for securitizations, other financial asset transfers and collateral and introduced new disclosures, but otherwise carried forward most of the provisions of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" without amendment. The impact of adopting this standard was not material to the Company's results of operations or financial position.

  Recognition of Interest Income and Impairment on Purchased and Retained Interests in Securitized Financial Assets.    On January 1, 2001, the Company adopted the provisions of the Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Interests in Securitized Financial Assets." Prior to the adoption of EITF Issue No. 99-20, the Company accounted for impairment of beneficial interests in securitizations in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and EITF Issue No. 93-18, "Recognition of Impairment for an Investment in a Collateralized Mortgage Obligation Instrument or in a Mortgage-Backed Interest-Only Certificate." EITF Issue No. 99-20 modified the accounting for interest income and impairment of beneficial interests in securitization transactions, whereby beneficial interests determined to have an other-than-temporary impairment are required to be written down to fair value. The adoption of EITF Issue No. 99-20 resulted in the recognition of a non-cash charge of $46 million ($27 million, after tax) in the Consolidated Statement of Income on January 1, 2001 to account for the cumulative effect of the accounting change.

  Accounting for Derivative Instruments and Hedging Activities.    On January 1, 2001, the Company adopted the provisions of SFAS No. 133. This standard, as amended and interpreted, established accounting and reporting standards for derivative instruments and hedging activities. As required by SFAS No. 133, the Company has recorded all such derivatives at fair value in the Consolidated Balance Sheets. The adoption of this standard resulted in the recognition of a non-cash charge of $16 million ($11 million, after tax) in the Consolidated Statement of Income on January 1, 2001 to account for the cumulative effect of the accounting change relating to derivatives designated in fair value type hedges prior to adopting this standard, to derivatives not designated as hedges and to certain embedded derivatives. As provided for in SFAS No. 133, the Company also reclassified certain financial investments as trading securities at January 1, 2001, which resulted in a pre-tax net benefit of $10 million recorded in other revenues within the Consolidated Statement of Income.

  The Company uses derivative instruments as part of its overall strategy to manage its exposure to market risks associated with fluctuations in foreign currency exchange rates, interest rates, and, in 2003, prices of Homestore common stock. As a matter of policy, the Company does not use derivatives for trading or speculative purposes.

  All derivatives are recorded at fair value either as assets or liabilities. Changes in fair value of derivatives not designated as hedging instruments and of derivatives designated as fair value hedging instruments are recognized currently in earnings and included either as a component of net revenues or net non-program related interest expense, based upon the nature of the hedged item, in the Consolidated Statements of Income. Changes in fair value of the hedged item in a fair value hedge are recorded as an adjustment to the carrying amount of the hedged item and recognized currently in earnings as a component of net revenues or net non-program interest expense, based upon the nature of the hedged item, in the Consolidated Statements of Income. The effective portion of changes in fair value of derivatives designated as cash flow hedging instruments is recorded as a component of other comprehensive income. The ineffective portion is reported currently in earnings as a component of net revenues or net non-program related interest expense, based upon the nature of the hedged item. Amounts included in other comprehensive income are reclassified into earnings in the same period during which the hedged item affects earnings.

  The Company is also party to certain contracts containing embedded derivatives. As required by SFAS No. 133, certain embedded derivatives have been bifurcated from their host contracts and are recorded at fair value in the Consolidated Balance Sheets. The total fair value of the Company's embedded derivatives and changes in fair value during 2003, 2002 and 2001 were not material to the Company's results of operations or financial position.

  REVENUE RECOGNITION

  Real Estate Franchise and Operations

  Real Estate Franchise.    The Company franchises its real estate brokerage franchise systems to the owners of independent real estate brokerage businesses. The Company provides operational and administrative services to franchisees, which are designed to increase franchisee revenue and profitability. Such services include advertising and promotions, referrals, training and volume purchasing discounts. Franchise revenue principally consists of royalty and marketing fees from the Company's franchisees. The royalty received is primarily based on a percentage of the franchisee's commissions and/or gross revenue. Royalty and marketing fees are accrued as the underlying franchisee revenue is earned (generally upon close of the home sale transaction). Annual rebates given to certain franchisees on royalty fees are recorded as a reduction to revenue and are accrued for in direct proportion to the recognition of the underlying gross franchise revenue. Franchise revenue also includes initial franchise fees, which are paid by new franchisees and are recognized by the Company as revenue when all material services or conditions relating to the sale have been substantially performed (generally when a franchised unit opens for business).

  Real Estate Brokerage.    As an owner-operator of real estate brokerages, the Company assists home buyers and sellers in listing, marketing, selling and finding homes. Real estate commissions earned by the Company's real estate brokerage business are recorded as revenue on a gross basis upon the closing of a real estate transaction (i.e., purchase or sale of a home). The commissions that the

  Company pays to real estate agents, which approximated $2.9 billion and $2.0 billion during 2003 and 2002, respectively, are recorded as a component of operating expenses on the Consolidated Statements of Income.

  Relocation.    The Company provides relocation services to corporate and government clients for the transfer of their employees. Such services include the purchasing and/or selling of a transferee's home, providing home equity advances to transferees (generally guaranteed by the corporate client), expense processing, household goods moving services and other related services. The Company earns revenues from fees charged to corporate and government clients for the performance of these services and recognizes such revenue as services are provided. Additionally, the Company earns interest income on the funds it advances to the transferring employee, which is recorded ratably as earned up until the point of repayment by the client.

  Based on client agreements, the Company negotiates for the ultimate sale of the transferring employee's home. The gain or loss on sale is generally borne by the corporate client. However, in limited circumstances, the Company will assume the risk of loss on the sale of the transferring employee's home. The fees earned in these transactions are recorded on a gross basis with associated costs recorded within expenses. These fees are recognized as services are provided.

  The Company also earns revenue from referral services provided to real estate brokers and other third-party service providers. The Company recognizes the referral fees from real estate brokers at the time its obligations are complete. For services where the Company pays a third-party provider on behalf of its clients, the Company earns a referral fee or commission, which is recognized at the time of completion of services.

  Mortgage Services

  Mortgage.    Mortgage services include the origination (funding either a purchase or refinance), sale and servicing of residential mortgage loans. Mortgage loans are originated through a variety of marketing techniques, including relationships with corporations, affinity groups, financial institutions and real estate brokerage firms. The Company may also purchase mortgage loans originated by third parties. Upon the closing of a residential mortgage loan originated or purchased by the Company, the mortgage loan is typically warehoused for a period up to 60 days and then sold into the secondary market (which is customary in the mortgage industry). Mortgage loans held for sale represent those mortgage loans originated or purchased by the Company and pending sale to permanent investors. The Company primarily sells its mortgage loans to government-sponsored entities. Upon sale, the servicing rights and obligations of the underlying mortgage loans are generally retained by the Company. A mortgage servicing right ("MSR") is the right to receive a portion of the interest coupon and fees collected from the mortgagor for performing specified mortgage servicing activities, which consist of collecting loan payments, remitting principal and interest payments to investors, holding escrow funds for payment of mortgage-related expenses such as taxes and insurance, and otherwise administering the Company's mortgage loan servicing portfolio.

  Loan origination and commitment fees paid by the borrower in connection with the origination of mortgage loans and certain direct loan origination costs are deferred until such loans are sold to investors. Mortgage loans pending sale are recorded on the Company's Consolidated Balance Sheets at the lower of cost or market value on an aggregate basis. Sales of mortgage loans are generally recorded on the date a loan is delivered to an investor. Gains or losses on sales of mortgage loans are recognized based upon the difference between the selling price and the allocated carrying value of the related mortgage loans sold. The capitalization of the MSRs also occurs upon sale of the underlying mortgages into the secondary market. Upon initial recording of the MSR asset, the total cost of loans originated or acquired is allocated between the MSR asset and the mortgage loan without the servicing rights based on relative fair values. Servicing revenues comprise several components, including recurring servicing fees, interest income and the amortization of the MSR asset. Recurring servicing fees and interest income are recognized upon receipt of the coupon payment from the borrower and recorded net of guaranty fees. Costs associated with loan servicing are charged to expense as incurred. The MSR asset is amortized over the estimated life of the related loan portfolio in proportion to projected net servicing revenues. Such amortization is recorded as a reduction of net servicing revenue in the Consolidated Statements of Income.

  The MSR asset is routinely evaluated for impairment. For purposes of performing its impairment evaluation, the Company stratifies its portfolio on the basis of product type and interest rates of the underlying mortgage loans. The Company measures impairment for each stratum by comparing estimated fair value to the carrying amount. Fair value is estimated based upon an internal valuation that reflects management's estimates of expected future cash flows considering prepayment estimates (developed using a third party model described below), the Company's historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves and other economic factors. The Company uses a third party model, adjusted to reflect the historical prepayment behavior exhibited by its portfolio, to forecast prepayment rates used in the development of its expected future cash flows. The prepayment forecast is based on historical observations of prepayment behavior in similar periods comparing current mortgage interest rates to the mortgage interest rates in the Company's servicing portfolio and incorporates loan characteristics (e.g., loan type and note rate) and factors such as recent prepayment experience, previous refinance opportunities and estimated levels of home equity. Temporary impairment is recorded through a valuation allowance in the period of occurrence as a reduction of net revenue in the Consolidated Statements of Income. The Company periodically evaluates its MSR asset to determine if the carrying value before the application of the valuation allowance is recoverable. When the Company determines that a portion of the asset is not recoverable, the asset and the previously designated valuation allowance are reduced to reflect the write-down.

  Gains or losses on the sale of the MSR asset are recognized when title and all risks and rewards have irrevocably passed to the buyer and there are no significant unresolved contingencies.

  Settlement Services.    The Company provides title and closing services, which include title search procedures for title insurance policies, home sale escrow and closing services (including ordering appraisal, flood and credit reports). Title agency revenues are recorded at the time a home sale transaction or refinancing closes. Appraisal fees are recognized as revenue when the services are performed, which are often prior to the home sale transaction.

  Hospitality Services

  Lodging Franchise.    The Company franchises its nine lodging franchise systems to the owners of independent hotels. The Company provides operation and administrative services to franchisees, which include access to a national reservation system, national advertising and promotional campaigns, co-marketing programs, referrals, training and volume purchasing discounts. Franchise revenue principally consists of royalties, as well as marketing and reservation fees, which are primarily based on a percentage of the franchisee's gross room revenue. Royalty, marketing and reservation fees are accrued as the underlying franchisee revenue is earned. Franchise revenue also includes initial franchise fees, which are recognized as revenue when all material services or conditions relating to the sale have been substantially performed (generally when a franchised unit opens for business).

  Timeshare Exchange.    As a provider of timeshare vacation exchange services, the Company enters into affiliation agreements with resort property owners/developers to allow owners of timeshare interests to trade their interests with other subscribers. Timeshare exchange revenue principally consists of exchange fees and subscription revenue. Exchange fees are recognized as revenue when the exchange request has been confirmed to the subscribing members. Subscription revenue represents the fees from subscribing members. The Company records subscription revenue as deferred income on its Consolidated Balance Sheets and recognizes it on a straight-line basis over the subscription period during which delivery of publications and other services are provided to the subscribing members. Marketing and advertising costs are generally expensed as incurred; commissions paid on subscriptions are deferred and amortized over the life of the subscription.

  Timeshare Sales and Marketing.    The Company sells and markets vacation ownership interests and provides consumer financing to individuals purchasing vacation ownership interests. Vacation ownership interests sold by the Company consist of either undivided fee simple interests or point-based vacation credits. The Company recognizes sales of vacation ownership interests on a full accrual basis for fully constructed inventory after a binding sales contract has been executed, a 10% minimum down payment has been received, the statutory rescission period has expired and receivables are deemed collectible. During periods of construction, subsequent to the preliminary construction phase and upon assurance that the property will not revert to a rental property, the Company recognizes revenues using the percentage-of-completion method of accounting. For percentage-of-completion accounting, the preliminary stage is deemed to be complete when the engineering and design work is complete, the construction contracts have been executed, the site has been cleared, prepared and excavated and the building foundation is complete. The completion percentage is determined by the proportion of real estate inventory and certain sales and marketing costs incurred to total estimated costs. These estimated costs are based upon historical experience and the related contractual terms. The remaining revenue and related costs of sales, including commissions and direct expenses, are deferred and recognized as the remaining costs are incurred. Until a contract for sale qualifies for revenue recognition, all payments received are accounted for as deposits. Commissions and other direct costs related to the sale are deferred until the sale is recorded. If a contract is cancelled before qualifying as a sale, non-recoverable expenses and deposits forfeited are charged and credited to the current period, respectively.

  Vacation Home Rental.    The Company earns commissions from the rental of holiday accommodations to consumers on behalf of third party owners. Revenue is recognized in the period that the rental reservation is made, net of expected cancellations.

  Travel Distribution Services

  The Company provides global distribution and computer reservation services, offers travel agency services and provides travel marketing information to airline, car rental and hotel clients. The Company provides scheduling and ticketing services and fare and other information to global travel agencies, Internet travel sites, corporations and individuals to assist them with the placement of airline, car rental and hotel reservations. Such services are provided through the use of a computerized reservation system. The Company also provides airline, car rental, hotel and other travel reservation and fulfillment services to members of its timeshare exchange programs and members of certain of Trilegiant's programs. Further, the Company provides hotels, car rental businesses and tour/leisure travel operators, including Internet travel companies, with access to reservation systems and processing. Revenues generated from fees charged to airline, car rental, hotel and other travel suppliers for bookings made through the Company's computerized reservation system are recognized at the time the reservation is made for air bookings, at the time of pick-up for car bookings and at the time of check-out for hotel bookings. Revenues generated from leased equipment charges to system subscribers are recognized over the term of the contract at contracted rates.

  Vehicle Services

  Vehicle Rental Business.    The Company operates and franchises the Avis and Budget rental systems, providing vehicle rentals to business and leisure travelers. Revenue from vehicle rentals is recognized over the period the vehicle is rented. Franchise revenue principally consists of royalties, as well as marketing fees, received from the Company's franchisees in conjunction with vehicle rental transactions. Royalty and marketing fees are accrued as the underlying franchisee revenue is earned (generally upon the rental of a vehicle).

  Leased Vehicle Business.    The Company also provides fleet and fuel card related products and services to corporate clients and government agencies. These services include management and leasing of vehicles, fuel card payment and reporting and other fee-based services for clients' vehicle fleets. The Company leases vehicles primarily to corporate fleet users under open-end operating and direct financing lease arrangements where the customer bears substantially all of the vehicle's residual value risk. In limited circumstances, the Company leases vehicles under closed-end leases where the Company bears all of the vehicle's residual value risk. The lease term under the open-end lease agreement provides for a minimum lease term of twelve months and after the minimum term, the lease may be continued at the lessee's election for successive monthly renewals. For operating leases, lease revenues, which contain a depreciation component, an interest component and a management fee component, are recognized based on the lease term of the vehicle, which encompasses the minimum lease term and the month-to-month renewals. For direct financing leases, lease revenue contains an interest component, which is recognized using an interest method based on the lease term of the vehicle, which encompasses the minimum lease term and the month-to-month renewals. Amounts charged to the lessees for interest are determined in accordance with the pricing supplement to the respective lease agreement and are generally calculated on a floating rate basis and can vary month to month in accordance with changes in the floating rate index. Amounts charged to lessees for interest may also be based on a fixed rate that would remain constant for the life of the lease. Amounts charged to the lessees for depreciation are typically based on the straight-line depreciation of the vehicle over its expected lease term. Management fees are recognized on a straight-line basis over the life of the lease. Revenue for other services is recognized when such services are provided to the lessee.

        Financial Services

  Loyalty/Insurance Marketing.    The Company markets and administers insurance products, primarily accidental death and dismemberment insurance, and provides services such as checking account enhancement packages, various financial products and discount programs, to financial institutions, which, in turn, provide these services to their customers. Commissions received from the sale of checking account enhancement packages, various financial products and discount programs are recognized as revenue ratably over the period during which services are provided. Commission revenues received from the carrier for accidental death and dismemberment insurance and other insurance products are received and recognized during the underlying policy period. For the accidental death and dismemberment insurance product, the Company also receives a share of the excess of premiums paid to insurance carriers less claims experience to date, claims incurred but not reported, reinsurance costs and carrier administrative fees. The Company's share of this excess is accrued based on claims experience to date, including an estimate of claims incurred but not reported.

  Individual Membership.    The Company, through its relationship with Trilegiant, provides consumers with a variety of membership programs offering discounted products and services in such areas as retail shopping, auto, dining, home improvement and credit information. In July 2001, the Company outsourced its individual membership business to Trilegiant (see Note 23—Trilegiant Corporation for a detailed description of this transaction). Prior to this transaction, the Company generally recorded membership revenue as deferred income on its Consolidated Balance Sheets and recognized it upon the expiration of the membership period, as memberships were generally cancelable for a full refund of the membership fee during the entire membership period, which was generally one year. Revenues generated from memberships that were subject to a pro rata refund were recognized ratably over the membership period. Subsequent to the outsourcing of the individual membership business, the Company continues to recognize revenue in the same manner for its members that existed as of the transaction date and, as of July 1, 2003, for Trilegiant's members (due to the consolidation of Trilegiant pursuant to FIN 46).

  Tax Preparation.    The Company operates the Jackson Hewitt tax preparation services system through both a franchise model, as well as through selected Company-owned stores. The Company provides proprietary interactive tax preparation software, as well as training, marketing and operational services to franchisees. Revenue principally consists of royalty and marketing fees, which are based on a percentage of revenue earned by franchisees for the preparation of individual tax returns. The Company earns revenue directly from consumers for tax preparation services provided by its Company-owned locations. These revenues are earned and accrued upon both completion of tax preparation services and payment by the individual customer. Revenue also includes initial franchise fees that are recognized when all material services and conditions relating to the sale have been performed (generally upon completion of a mandatory initial training program).

  VEHICLE DEPRECIATION, LEASE CHARGES AND INTEREST, NET

  Vehicles are stated at cost, net of accumulated depreciation. The initial cost of the vehicles is net of incentives and allowances from vehicle manufacturers.

  Rental Vehicles.    The Company acquires the majority of its rental vehicles pursuant to repurchase programs established by automobile manufacturers. Under these programs, the manufacturers agree to repurchase vehicles at a specified price and date, subject to certain eligibility criteria (such as car condition and mileage requirements).    Rental vehicles are depreciated on a straight-line basis giving consideration to the contractual residual values that are guaranteed to be paid for the vehicles when returned to the manufacturers and are a function of the number of months between the original purchased date of the vehicle and the sale date of the vehicle back to the manufacturers. The difference between the carrying value of rental vehicles under repurchase programs and the contracted guaranteed residual values was approximately $70 million at December 31, 2003, which will be depreciated in a manner consistent with the depreciation charges to be taken over the anticipated remaining holding period. For 2003, 2002 and 2001, rental vehicles were depreciated at rates ranging from 7% to 29% per annum with the objective of minimizing any gain or loss on the sale of the vehicles. Upon disposal of the vehicles, depreciation expense is adjusted for any difference between the net proceeds from the sale and the remaining book value. As market conditions change, the Company adjusts its depreciation rates prospectively, over the remaining holding period, to reflect these changes in market conditions.

  Leased Vehicles.    Leased vehicles are principally depreciated on a straight-line basis over a term that generally ranges from 3 to 6 years. Gains or losses on the sale of vehicles under closed-end leases are reflected as an adjustment to depreciation expense.

  ADVERTISING EXPENSES

  Advertising costs are generally expensed in the period incurred. Advertising expenses, recorded within marketing and reservation expenses on the Company's Consolidated Statements of Income, were approximately $1.2 billion, $885 million and $632 million in 2003, 2002 and 2001, respectively.

  CASH AND CASH EQUIVALENTS

  The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  RESTRICTED CASH

  The Company is required to set aside cash primarily in relation to agreements entered into by its mortgage and car rental businesses. Restricted cash amounts classified as current assets primarily relate to (i) fees collected and held for pending mortgage closings, (ii) accounts held for the capital fund requirements of and potential claims related to mortgage reinsurance agreements and (iii) insurance claim payments related to the car rental business.

  INVESTMENTS

  Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determination at each balance sheet date. The Company's non-marketable preferred stock investments are classified as available-for-sale debt securities or accounted for at cost, as appropriate. All other non-marketable securities are carried at cost. Common stock investments in affiliates over which the Company has the ability to exercise significant influence but not a controlling interest are carried on the equity method of accounting. Available-for-sale securities are carried at current fair value with unrealized gains or losses reported net of taxes as a separate component of stockholders' equity. Trading securities are recorded at fair value with realized and unrealized gains and losses reported currently in earnings.

  All of the Company's short-term investments are included in other current assets on the Company's Consolidated Balance Sheets and all long-term investments are included in other non-current assets (with the exception of retained interests in securitizations, which are included in assets under management and mortgage programs). All realized gains and losses and preferred dividend income are recorded within other revenues in the Consolidated Statements of Income. Gains and losses on securities sold are based on the specific identification method. Declines in market value that are judged to be "other than temporary" are recorded as a component of impairment of investments in the Consolidated Statements of Income.

  As of December 31, 2003 and 2002, the Company's investment portfolio primarily consisted of its retained interests in securitizations ($183 million and $479 million, respectively) and its investment in Homestore, Inc. ($81 million at December 31, 2003). During 2003, the Company recorded $81 million of unrealized gains and $4 million of realized gains relating to its investment in Homestore (see discussion below for more information). During 2001, the Company recorded gross realized losses of $77 million in connection with its investment in trading securities.

  Additionally, in 2001, the Company reviewed its investment portfolio for other-than-temporary impairment and recorded the following losses related to such impairments:

2001
Investment in Homestore, Inc.	$(407)
Other (*)	(34)

$(441)

  (*)
  Primarily related to a lodging investment and an Internet-related investment.

  Retained Interests from Securitizations. The Company's retained interests in securitized financial assets consisted of:

	As of December 31,
	2003	2002
Trading—retained interest in securitized timeshare receivables	$81	$274
Available for sale:
Mortgage-backed securities	102	114
Retained interest in securitized relocation receivables	—	91

Total	$183	$479

  The retained interests from the Company's securitizations of residential mortgage loans, with the exception of mortgage servicing rights (the accounting for which is described above under "Revenue Recognition—Mortgage"), are classified as available-for-sale mortgage-backed securities and recorded as a component of other assets under management and mortgage programs within the

  Company's Consolidated Balance Sheets. The retained interests from the Company's securitizations of timeshare receivables are classified as trading securities and recorded within timeshare-related assets under management and mortgage programs on the Company's Consolidated Balance Sheets. Gains or losses relating to the assets securitized are allocated between such assets and the retained interests based on their relative fair values on the date of sale. The Company estimates fair value of retained interests based upon the present value of expected future cash flows, which is subject to the prepayment risks, expected credit losses and interest rate risks of the sold financial assets. See Note 17—Securitizations for more information regarding these retained interests.

  Homestore, Inc. ("Homestore").    The Company's investment in Homestore was received in exchange for the February 2001 sale of its former move.com and ancillary businesses (see Note 26—Dispositions of Businesses). This investment was initially accounted for under the equity method of accounting based upon the Company's ability to influence Homestore. Accordingly, the Company recorded its proportionate share of Homestore's losses as a component of losses related to equity in Homestore on the Consolidated Statement of Income for 2001. However, during fourth quarter 2001, the Company determined that an other-than-temporary impairment of its investment in Homestore had occurred. After consideration of several indicators, including the extent to which the market value of Homestore had declined since July 2001, the Company revalued the investment to its estimate of Homestore's fair value. In connection with this revaluation, the Company recorded a net impairment charge of $407 million ($244 million, after tax) during fourth quarter 2001. The Company also recorded its proportionate share of Homestore's estimated fourth quarter 2001 losses to the extent that such amount did not reduce the Company's investment in Homestore beyond zero. At December 31, 2002 and 2001, the Company's investment in Homestore was recorded at zero.

  The Company's ability to influence Homestore was predicated upon its ownership percentage of Homestore common stock, previous representation by Company management on the board of directors of Homestore and the existence of contractual agreements that were entered into as part of the sale of the Company's former Internet real estate portal, move.com. With respect to the Company's ability to influence Homestore due to the existence of the contractual agreements, the Company's initial relationship originated on June 30, 1998 when it and RealSelect, the predecessor to Homestore, entered into a four year listing license agreement, whereby the Company, among other things, licensed to RealSelect the exclusive rights to display the listings of the Century 21, ERA and Coldwell Banker brands on the realtor.com website. The exclusive listing license was extended an additional forty (40) years as part of the October 26, 2000 Master Operating Agreement entered into between the Company and Homestore. The Company has never had a direct or indirect controlling financial interest in Homestore.

  The Company's representative on Homestore's board of directors resigned his seat and, in August 2003, the Company modified and/or terminated many of the contractual agreements it maintained with Homestore. Specifically, Homestore no longer has the exclusive rights to display the listings of the Company's Century 21, ERA and Coldwell Banker brands on its realtor.com website. The Company's ownership interest on the date that these contractual agreements were modified and/or terminated was approximately 15.2%. Due to the above-mentioned changes, the Company changed the method by which it accounts for this investment from the equity method to an available-for-sale marketable security since it no longer had the ability to influence Homestore. The carrying value of the investment on the date of this change was zero due to the impairment previously discussed. During 2003, the Company recorded unrealized gains of approximately $81 million in connection with appreciation in the stock price of Homestore, which is recorded within other comprehensive income on the Company's Consolidated Balance Sheet at December 31, 2003. The Company sold one million shares of Homestore during 2003 and recognized a gain of approximately $4 million, which is recorded within net revenues on the Company's Consolidated Statement of Income.

  On December 17, 2003, the Company entered into an equity range forward contract to sell 3.4 million shares of Homestore stock in January and February 2004. See Note 25—Financial Instruments for more information regarding this derivative and Note 30—Subsequent Events for details regarding the Company's sale of Homestore shares pursuant to this contract. As of December 31, 2003, the Company owned approximately 17 million shares of Homestore stock, which approximated a 14.2% ownership interest.

  PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost. Depreciation, recorded as a component of non-program related depreciation and amortization on the Consolidated Statements of Income, is computed utilizing the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements, also recorded as a component of non-program related depreciation and amortization, is computed utilizing the straight-line method over the estimated benefit period of the related assets or the lease term, if shorter. Useful lives generally range from 5 to 50 years for buildings and from 2 to 20 years for leasehold improvements, from 3 to 5 years for capitalized software and from 3 to 7 years for furniture, fixtures and equipment.

  PROGRAM CASH

  Program cash primarily relates to amounts specifically designated to purchase assets under management and mortgage programs and/or to repay the related debt. Program cash also includes amounts set aside for the collateralization requirements of outstanding debt for the Company's fleet management and timeshare businesses.

  SELF-INSURANCE RESERVES

  The Consolidated Balance Sheets include approximately $380 million and $318 million of liabilities with respect to self-insured public liability and property damage as of December 31, 2003 and 2002, respectively. The current portion of such amounts is included within accounts payable and other current liabilities and the non-current portion is included in other non-current liabilities. The Company estimates the required liability of such claims on an undiscounted basis utilizing an actuarial method that is based upon various assumptions which include, but are not limited to, the Company's historical loss experience and projected loss development factors. The required liability is also subject to adjustment in the future based upon the changes in claims experience, including changes in the number of incidents (frequency) and change in the ultimate cost per incident (severity).

  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  Accounting for Interest Rate Lock Commitments on Mortgages Held for Sale.    On December 11, 2003, the United States Securities and Exchange Commission ("SEC") provided interim guidance in a speech pertaining to the measurement of interest rate lock commitments related to loans that will be held for resale (commonly referred to as commitments to fund mortgages). This interim guidance was provided to address the diversity in practice that existed among issuers related to the recognition and valuation of such commitments. The SEC stated that commitments to fund mortgages represent written options, and should be valued as such. Accordingly, a liability should be recognized at inception for the fair value of the derivative and subsequently adjusted for changes in fair value. Furthermore, the SEC stated that the commitments should never be accounted for as assets. The changes in fair value would be recognized in the Consolidated Statements of Income. The interim guidance will be effective for all commitments to fund mortgages entered into after March 31, 2004. The SEC intends to issue a Staff Accounting Bulletin to formalize this guidance, however, no formal release has yet been issued.

  The Company plans to adopt this interim guidance on April 1, 2004. Currently, the Company recognizes the value of its commitments to fund mortgages at zero upon inception, and values them similar to a forward contract. Changes in fair value of the commitments to fund mortgages are currently recognized in the Consolidated Statement of Income. The Company economically hedges such loan commitments with forward loan sale commitments, which are classified as freestanding derivatives under SFAS No. 133, with changes in fair value recognized in the Consolidated Statements of Income. Upon adoption of this interim guidance, the gains and losses on the commitments to fund mortgages will no longer be consistently offset by gains and losses on the forward loan sale commitments due to the change in the valuation methodology. This may result in increased income statement volatility, by impacting the timing of income/loss recognition associated with these commitments. Management is currently evaluating the impact of this guidance.

3.     Earnings Per Share

  Earnings per share ("EPS") for periods after March 31, 2000 and through June 30, 2001 was calculated using the two-class method. The Company used the two-class method during these periods because in March 2000 it had issued a second class of common stock, Move.com common stock, and reclassified its existing common stock as CD common stock. Move.com common stock tracked the performance of the Move.com Group, while CD common stock reflected the performance of the Company's other businesses and also a retained interest in the Move.com Group (collectively referred to as the "Cendant Group"). The Company sold the underlying businesses of the Move.com Group in February 2001 (see Note 26—Dispositions of Businesses) and subsequently retired all outstanding shares of Move.com common stock. The Company ceased using the two-class method on June 30, 2001 upon repurchase of all remaining outstanding shares of Move.com common stock. Accordingly, the calculations for 2003 and 2002 do not reflect the application of the two-class method.

  The two-class method is an earnings allocation formula that determines EPS for each class of common stock according to the related earnings participation rights. Under the two-class method, basic EPS for Move.com common stock was calculated by dividing earnings attributable to Move.com common stockholders by the weighted average number of Move.com shares outstanding during the period. Earnings attributable to Move.com common stockholders was calculated as the percentage of the number of shares of Move.com common stock outstanding compared to the number of shares that, if issued, would represent 100% of the equity (and would include the 22,500,000 notional shares of Move.com common stock representing Cendant Group's retained interest in Move.com Group) in the earnings or losses of Move.com Group. The following table sets forth the computation of basic and diluted earnings per share for CD common stock:

	Year Ended December 31,
	2003	2002	2001
Income from continuing operations:
Cendant Group	$1,465	$1,051	$87
Cendant Group's retained interest in Move.com Group	—	—	238

Income from continuing operations for basic EPS	1,465	1,051	325
Convertible debt interest, net of tax	—	1	11
Adjustment to Cendant Group's retained interest in Move.com Group (*)	—	—	(3)

Income from continuing operations for diluted EPS	$1,465	$1,052	$333

Weighted average shares outstanding:
Basic	1,017	1,019	869
Stock options, warrants and non-vested shares	23	22	30
Convertible debt	—	2	18

Diluted	1,040	1,043	917

Earnings per share:
Basic
Income from continuing operations	$1.44	$1.03	$0.37
Income from discontinued operations	—	0.05	0.10
Loss on disposal of discontinued operations	—	(0.25)	—
Cumulative effect of accounting changes	(0.29)	—	(0.05)

Net income	$1.15	$0.83	$0.42

Diluted
Income from continuing operations	$1.41	$1.01	$0.36
Income from discontinued operations	—	0.05	0.09
Loss on disposal of discontinued operations	—	(0.25)	—
Cumulative effect of accounting changes	(0.28)	—	(0.04)

Net income	$1.13	$0.81	$0.41

  (*)
  Represents the change in Cendant Group's retained interest in Move.com Group due to the dilutive impact of Move.com common stock options.

  The following table sets forth the computation of basic and diluted earnings per share for Move.com common stock:

Year Ended December 31, 2001
Income from continuing operations:
Move.com Group	$255
Less: Cendant Group's retained interest in Move.com Group	238

Income from continuing operations for basic EPS	17
Adjustment to Cendant Group's retained interest in Move.com Group (*)	3

Income from continuing operations for diluted EPS	$20

Weighted average shares outstanding:
Basic and Diluted	2

Earnings per share:
Basic
Income from continuing operations	$9.94
Cumulative effect of accounting changes	(0.07)

Net income	$9.87

Diluted
Income from continuing operations	$9.81
Cumulative effect of accounting changes	(0.07)

Net income	$9.74

  (*)
  Represents the change in Cendant Group's retained interest in Move.com Group due to the dilutive impact of Move.com common stock options.

  The following table summarizes the Company's outstanding common stock equivalents that were antidilutive and therefore excluded from the computation of diluted EPS:

	Year Ended December 31,
	2003	2002	2001
CD Common Stock
Options (a)	113	128	98
Warrants (b)	2	2	2
Upper DECS (c)	40	40	40

  (a)
  The decrease in antidilutive options as of December 31, 2003 principally reflects a reduction in the total number of options outstanding. The weighted average exercise prices for antidilutive options at December 31, 2003, 2002 and 2001 were $21.65, $21.44 and $22.59, respectively.
  (b)
  The weighted average exercise price for antidilutive warrants at December 31, 2003, 2002 and 2001 was $21.31.
  (c)
  The appreciation price for antidilutive Upper DECS at December 31, 2003, 2002 and 2001 was $28.42.

  The Company's contingently convertible debt securities, which provided for the potential issuance of approximately 56 million, 105 million and 138 million shares of CD common stock as of December 31, 2003, 2002 and 2001, respectively, were not included in the computation of diluted EPS for such periods as the related contingency provisions were not satisfied (see Note 15—Long-term Debt and Borrowing Arrangements for a detailed discussion of such contingency provisions).

4.     Acquisitions

  Assets acquired and liabilities assumed in business combinations were recorded on the Company's Consolidated Balance Sheets as of the respective acquisition dates based upon their estimated fair values at such dates. The results of operations of businesses acquired by the Company have been included in the Company's Consolidated Statements of Income since their respective dates of acquisition. The excess of the purchase price over the estimated fair values of the underlying assets acquired and liabilities assumed was allocated to goodwill. In certain circumstances, the allocations of the excess purchase price are based upon preliminary estimates and assumptions. Accordingly, the allocations are subject to revision when the Company receives final information, including appraisals and other analyses. Revisions to the fair values, which may be significant, will be recorded by the Company as further adjustments to the purchase price allocations. The Company is also in the process of integrating the operations of all its acquired businesses and expects to incur costs relating to such integrations. These costs may result from integrating operating systems, relocating employees, closing facilities, reducing duplicative efforts and exiting and consolidating other activities. These costs will be recorded on the Company's Consolidated Balance Sheets as adjustments to the purchase price or on the Company's Consolidated Statements of Income as expenses, as appropriate.

  2003 ACQUISITIONS

  FFD Development Company, LLC.    On February 3, 2003, the Company acquired all of the common interests of FFD Development Company, LLC ("FFD") from an independent business trust for approximately $27 million in cash. As part of this acquisition, the Company also assumed approximately $58 million of debt, which was subsequently repaid. The allocation of the purchase price resulted in goodwill of approximately $16 million, none of which is expected to be deductible for tax purposes. Such goodwill was allocated to the Company's Hospitality Services segment. FFD was formed prior to the Company's April 2001 acquisition of Fairfield Resorts, Inc. ("Fairfield") and is the primary developer of timeshare inventory for Fairfield. See Note 28—Related Party Transactions for more information regarding the Company's relationship with FFD prior to the acquisition.

  Trip Network, Inc.    On March 31, 2003, the Company acquired a majority interest in Trip Network, Inc. ("Trip Network") through the conversion of its preferred stock investment and, on April 1, 2003, the Company acquired all of the remaining common stock for $4 million in cash. To determine the goodwill to be recorded in connection with this acquisition, the Company's basis in Trip Network was adjusted for $2 million of transaction-related expenses, its $17 million preferred stock investment and its $33 million deferred tax asset related to the initial funding of Trip Network. Accordingly, the Company's total basis in Trip Network was $56 million. Together with $21 million of historical value of liabilities assumed in excess of assets acquired and insignificant fair value adjustments, the Company recorded $73 million of goodwill, none of which is expected to be deductible for tax purposes. Such goodwill was allocated to the Travel Distribution Services segment. Trip Network is an online travel agent. See Note 28—Related Party Transactions for more information regarding the Company's relationship with Trip Network prior to the acquisition.

  Other.    During 2003, the Company also acquired 19 real estate brokerage operations through its wholly-owned subsidiary, NRT Incorporated, for approximately $109 million. The acquisition of real estate brokerages by NRT is a core part of its growth strategy. The Company also acquired 16 other non-significant businesses during 2003 for aggregate consideration of approximately $33 million in cash. The goodwill resulting from the preliminary allocations of the purchase prices of these acquisitions aggregated $126 million and was allocated as follows:

Amount
Real Estate Franchise and Operations	$96
Mortgage Services	2
Travel Distribution Services	16
Vehicle Services	8
Financial Services	4

$126

  These acquisitions were not significant to the Company's results of operations, financial position or cash flows on a pro forma basis individually or in the aggregate.

  2002 ACQUISITIONS

  NRT Incorporated.    On April 17, 2002, the Company acquired all of the outstanding common stock of NRT Incorporated ("NRT"), the largest residential real estate brokerage firm in the United States, for $230 million. The acquisition consideration was funded through an exchange of 11.5 million shares of CD common stock then-valued at $216 million, which included approximately 1.5 million shares of CD common stock then-valued at $30 million in exchange for existing NRT options. As part of the acquisition, the Company also assumed approximately $320 million of NRT debt, which was subsequently repaid. Prior to the acquisition, NRT operated as a joint venture between the Company and Apollo Management, L.P. that acquired independent real estate brokerages, converted them to one of the Company's real estate brands and operated them under the brand pursuant to two 50-year franchise agreements with the Company. Management believes that NRT as a wholly-owned subsidiary of the Company will be a more efficient acquisition vehicle and achieve greater financial and operational synergies. The acquisition of NRT resulted in goodwill of $1.6 billion, of which $160 million is expected to be deductible for tax purposes. Such goodwill was assigned to the Company's Real Estate Franchise and Operations segment.

  Trendwest Resorts, Inc.    On April 30, 2002, the Company acquired approximately 90% of the outstanding common stock of Trendwest Resorts, Inc. ("Trendwest") for $849 million, approximately $804 million of which was in CD common stock (approximately 42.6 million shares). As part of the acquisition, the Company assumed $89 million of Trendwest debt, of which $78 million was subsequently repaid. The Company purchased the remaining 10% of the outstanding Trendwest shares in a merger on June 3, 2002 for approximately 4.8 million shares of CD common stock aggregating $87 million. The minority interest recorded in connection with Trendwest's results of operations between April 30, 2002 and June 3, 2002 was not material. Trendwest markets, sells and finances vacation ownership interests. Management believes that this acquisition will provide the Company with significant geographic diversification and global presence in the timeshare industry. The acquisition of Trendwest resulted in goodwill of $687 million, none of which is expected to be deductible for tax purposes. Such goodwill was assigned to the Company's Hospitality Services segment.

  Budget Group, Inc.    On November 22, 2002, the Company acquired substantially all of the domestic assets of the vehicle rental business of Budget Group, Inc. ("Budget"), as well as selected international operations, for approximately $109 million in cash plus $44 million of transaction costs and expenses. As part of the acquisition, the Company also assumed approximately $2.4 billion of Budget's asset-backed vehicle related debt, which the Company subsequently repaid. Management believes that Budget is a complementary fit with its other leisure services through its hotel, timeshare and travel distribution companies. The acquisition of Budget resulted in goodwill of $439 million, of which approximately $355 million is expected to be deductible for tax purposes. Such goodwill was assigned to the Company's Vehicle Services segment.

  Other.    Subsequent to the Company's acquisition of NRT on April 17, 2002, NRT acquired 20 other residential real estate brokerage operations for approximately $399 million, including Arvida Realty Services for approximately $160 million and The DeWolfe Companies for approximately $146 million. The acquisition of real estate brokerages by NRT is a core part of its growth strategy. The Company also acquired 17 other non-significant businesses during 2002 for aggregate consideration of approximately $582 million in cash, including (i) Equivest Finance, Inc., a timeshare developer, for approximately $98 million; (ii) three European distribution partners of our Galileo subsidiary for approximately $125 million; (iii) Novasol AS, a marketer of privately owned vacation properties in Europe, for approximately $66 million and (iv) 12 other businesses for approximately $256 million primarily within the Hospitality and Travel Distribution segments. None of these acquisitions were significant to the Company's results of operations or financial position individually or in the aggregate. The goodwill resulting from the preliminary allocations of the purchase prices of these acquisitions aggregated $732 million and was allocated as follows:

Amount
Real Estate Franchise and Operations	$204
Mortgage Services	37
Hospitality Services	257
Travel Distribution Services	157
Vehicle Services	13
Financial Services	64

$732

  2001 ACQUISITIONS

  Avis Group Holdings, Inc.    On March 1, 2001, the Company acquired all of the outstanding shares of Avis Group Holdings, Inc. ("Avis"), one of the world's leading service and information providers for comprehensive automotive transportation and vehicle management solutions, for approximately $994 million in cash (including transaction costs and expenses of $40 million and approximately $17 million related to the conversion of Avis employee stock options into CD common stock options). The Company recorded goodwill of approximately $1.9 billion on its Consolidated Balance Sheets (within the Vehicle Services segment) resulting from this acquisition.

  Galileo International, Inc.    On October 1, 2001, the Company acquired all of the outstanding shares of Galileo International, Inc. ("Galileo"), a leading provider of electronic global distribution services for the travel industry, for approximately $1.9 billion (including approximately $36 million of transaction costs and expenses and approximately $32 million related to the conversion of Galileo employee stock options into CD common stock options). Approximately $1.5 billion of the merger consideration was funded through the issuance of approximately 117 million shares of CD common stock, with the remainder being financed from available cash. As part of the acquisition, the Company also assumed approximately $586 million of Galileo debt, substantially all of which has been repaid. The Company recorded goodwill of approximately $2.0 billion on its Consolidated Balance Sheets (within the Travel Distribution Services segment) resulting from this acquisition.

  Other.    During 2001, the Company also completed 16 other acquisitions for aggregate consideration of approximately $1.3 billion in cash, including (i) Fairfield Resorts, Inc. (formerly Fairfield Communities, Inc.), one of the largest vacation ownership companies in the United States, for approximately $760 million; (ii) Cheap Tickets, Inc., a leading provider of discount leisure travel products, for approximately $313 million (net of cash acquired of approximately $286 million) and (iii) 14 other businesses primarily within the Company's Hospitality Services and Mortgage Services segments. These acquisitions were not significant to the Company's results of operations, financial position or cash flows.

  The goodwill resulting from these acquisitions aggregated $1.1 billion and was allocated as follows:

Amount
Mortgage Services	$15
Hospitality Services	670
Travel Distribution Services	411
Vehicle Services	13

$1,109

  UTILIZATION OF PURCHASE ACCOUNTING LIABILITIES FOR EXITING ACTIVITIES

  In connection with the acquisitions of the following businesses, the Company established purchase accounting liabilities in prior periods for costs associated with exiting activities that are currently in progress. The recognition of such costs and the corresponding utilization are summarized by category as follows:

  Budget Group, Inc.

	Personnel Related	Contract Termination	Facility Related	Total
Costs and balance at December 31, 2002	$35	$6	$7	$48
Cash payments	(28)	—	(4)	(32)
Additions	6	—	14	20

Balance at December 31, 2003	$13	$6	$17	$36

  The principal cost reduction opportunity expected to result from these exit activities is the relocation of the corporate headquarters of Budget. In connection with this initiative, the Company is relocating selected Budget employees, involuntarily terminating other Budget employees and abandoning certain facilities primarily related to reservation processing and administrative functions. As a result, the Company incurred severance and other personnel costs related to the involuntary termination or relocation of employees, as well as facility related costs primarily representing future lease payments for abandoned facilities. The adjustments recorded during 2003 represent the finalization of estimates made at the time of acquisition. The Company formally communicated the termination of employment to approximately 1,800 employees, representing a wide range of employee groups and as of December 31, 2003, the Company had terminated approximately 1,000 of these employees. The Company anticipates that the majority of the remaining personnel related costs will be paid during 2004 and that the majority of the remaining facility related costs will be paid through 2007. The

  Company expects to terminate a contractual service agreement upon the integration of one of Budget's systems and pay the termination fee in April 2004. The Company expects to complete the execution of this plan in the second quarter of 2004.

Galileo International, Inc.	Personnel Related	Asset Fair Value Adjustments & Contract Terminations	Facility Related	Total
Costs	$44	$93	$16	$153
Cash payments	(26)	(10)	—	(36)
Reductions/utilization	—	(46)	—	(46)

Balance at December 31, 2001	18	37	16	71
Cash payments	(36)	(15)	(2)	(53)
Additions/(reductions/utilization)	33	(10)	8	31

Balance at December 31, 2002	15	12	22	49
Cash payments	(9)	(6)	(7)	(22)
Additions/(reductions/utilization)	(5)	(6)	1	(10)

Balance at December 31, 2003	$1	$—	$16	$17

  The above charges were incurred in connection with (i) rightsizing the core business functions of Galileo International, Inc. ("Galileo") and relocating the corporate and other offices (including support functions) and (ii) exiting certain activities and certain acquired businesses, including the sale of assets. To complete these initiatives, the Company (i) involuntarily terminated Galileo employees, (ii) relocated the Galileo corporate headquarters, various support functions and other offices, (iii) merged numerous offices in Europe to a single European headquarters and (iv) abandoned assets in connection with such relocation, as well as terminated contractual service agreements associated with the activities to be exited. Consistent with the original integration plan to streamline Galileo's worldwide operations and due to the extent and breadth of these global efforts, the full evaluation of exiting activities was not complete until third quarter 2002. The Company formally communicated the termination of employment to approximately 880 employees, representing a wide range of employee groups, and as of December 31, 2002, the Company had terminated all such employees. The majority of the remaining personnel related costs were paid during 2003 and the majority of the remaining facility related costs will be paid through 2008.

Avis Group Holdings, Inc.	Personnel Related	Asset Fair Value Adjustments	Facility Related	Total
Costs	$39	$19	$7	$65
Cash payments	(22)	—	—	(22)
Reductions/utilization	—	(19)	—	(19)

Balance at December 31, 2001	17	—	7	24
Cash payments	(20)	—	(2)	(22)
Other additions	8	—	—	8

Balance at December 31, 2002	5	—	5	10
Cash payments	(3)	—	(3)	(6)

Balance at December 31, 2003	$2	$—	$2	$4

  These exiting activities were formally committed to by the Company's management in connection with strategic initiatives primarily aimed at creating synergies between the cost structures of the Company and Avis. The major area of anticipated cost reductions was the relocation of the Avis corporate headquarters. The Company closed the Avis Corporate headquarters, relocated Avis employees, abandoned assets and involuntarily terminated Avis employees in connection with such relocation. The Company formally communicated the termination of employment to approximately 550 employees, representing a wide range of employee groups, and as of December 31, 2002, the Company had terminated all such employees.

  ACQUISITION AND INTEGRATION RELATED COSTS

  Amortization of Pendings and Listings.    During 2003 and 2002, the Company amortized $20 million and $256 million of its contractual pendings and listings intangible assets acquired in connection with the acquisitions of NRT, Trendwest and other real estate brokerages. Of these amounts, approximately $17 million and $235 million, respectively, related to the acquisitions of NRT and its subsequent acquisitions of real estate brokerage businesses, while $3 million and $21 million, respectively, related to the acquisition of Trendwest. The Company segregated the pendings and listings amortization to enhance the comparability of its results of operations since these intangible assets are amortized over such a short period of time (generally five months).

  Other.    During 2003, 2002 and 2001, the Company incurred other acquisition and integration related costs of $34 million, $29 million and $112 million, respectively. The 2003 amount primarily related to the integration of Budget's information technology systems into the Company's platform and revisions to the Company's original estimate of costs to exit a facility in connection with the outsourcing of its data operations. The 2002 amount primarily related to the acquisition and integration of NRT. The 2001 charges primarily represented (i) $78 million of costs incurred in connection with the outsourcing of the Company's data operations, including Galileo's global distribution system and desktop support and other related services, to a third party provider and (ii) $23 million of costs incurred in connection with the integration of the Company's existing travel agency businesses with Galileo's computerized reservations system.

  PRO FORMA RESULTS OF OPERATIONS

  Net revenues, income from continuing operations, net income and the related per share data would have been as follows had the acquisitions of NRT and Trendwest occurred on January 1st of each period presented and the acquisitions of Avis and Galileo occurred on January 1, 2001:

	(Unaudited) Year Ended December 31,
	2002	2001
Net revenues	$15,039	$13,760
Income from continuing operations	1,033	416
Net income	798	451
CD common stock pro forma earnings per share:
Basic
Income from continuing operations	$1.00	$0.38
Net income	0.77	0.42
Diluted
Income from continuing operations	$0.97	$0.37
Net income	0.75	0.41

  These pro forma results do not give effect to any synergies expected to result from the acquisitions of NRT, Trendwest, Avis and Galileo. Additionally, the amortization of the pendings and listings intangible asset is reflected in the above pro forma results for each period presented ($221 million in both 2002 and 2001) since the acquisitions of NRT and Trendwest were assumed to have occurred on January 1st of each period. In actuality, due to the short-term amortization period of the pendings and listings intangible asset, the amortization of this asset would only impact one of the periods presented. Accordingly, these pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been consummated on January 1st of each period, nor are they necessarily indicative of future consolidated results.

5.     Intangible Assets

  Intangible assets consisted of:

	As of December 31, 2003			As of December 31, 2002
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized Intangible Assets
Franchise agreements (a)	$1,157	$339	$818	$1,151	$301	$850
Customer lists (b)	550	152	398	544	116	428
Pendings and listings (c)	22	17	5	267	256	11
Other (d)	105	42	63	99	34	65

	$1,834	$550	$1,284	$2,061	$707	$1,354

Unamortized Intangible Assets
Goodwill	$11,119			$10,699

Trademarks (e)	$1,084			$1,076
Other (f)	34			34

	$1,118			$1,110

  (a)
  Generally amortized over a period ranging from 20 to 40 years.
  (b)
  Generally amortized over a period ranging from 3 to 25 years.
  (c)
  Generally amortized over 5 months (the closing period of the underlying contracts). The reduction from 2002 in the gross balance represents the write-off of fully amortized contracts that have been closed.
  (d)
  Generally amortized over a period ranging from 6 to 30 years.
  (e)
  Comprised of various tradenames (including the Avis, Budget, Galileo and Jackson Hewitt tradenames) that the Company has acquired and which distinguish the Company's consumer services as market leaders. These tradenames are expected to generate future cash flows for an indefinite period of time.
  (f)
  Represents indefinite-lived vendor relationships and an indefinite-lived management agreement with automatic one-year renewals.

  The changes in the carrying amount of goodwill are as follows:

	Balance at January 1, 2003	Goodwill Acquired during 2003		Adjustments to Goodwill Acquired during 2002		Foreign Exchange and Other		Balance at December 31, 2003
Real Estate Franchise and Operations	$2,584	$96	(a)	$14	(g)	$1		$2,695
Mortgage Services	74	2	(b)	5	(g)	—		81
Hospitality Services	2,386	16	(c)	12	(h)	100	(g)	2,514
Travel Distribution Services	2,463	89	(d)	10	(i)	(7	)(k)	2,555
Vehicle Services	2,576	8	(e)	6	(j)	63	(g)	2,653
Financial Services	616	4	(f)	—		1		621

Total Company	$10,699	$215		$47		$158		$11,119

  (a)
  Primarily relates to the acquisitions of real estate brokerages by NRT.
  (b)
  Relates to a December 2003 acquisition.
  (c)
  Relates to the acquisition of FFD.
  (d)
  Primarily relates to the acquisition of Trip Network.
  (e)
  Primarily relates to the acquisition of Budget licensees (May 2003 and forward).
  (f)
  Relates to the acquisition of a loyalty business in South Africa (August 2003) and the acquisitions of tax preparation businesses (September 2003 and forward).
  (g)
  Primarily relates to settlements of the ultimate tax bases of acquired assets with the respective tax authorities.
  (h)
  Primarily relates to the acquisition of Equivest (February 2002).
  (i)
  Primarily relates to the acquisition of distribution partners by the Company's Galileo subsidiary (June 2002 and forward).
  (j)
  Relates to the acquisition of Budget.
  (k)
  Primarily represents adjustments to reduce exit activity accruals relating to the Galileo acquisition.

  Amortization expense relating to all intangible assets, excluding mortgage servicing rights (see Note 6—Mortgage Activities), was as follows:

	Year Ended December 31,
	2003	2002	2001
Goodwill (a)	$—	$—	$184
Trademarks (b)	—	—	15
Franchise agreements (b)	38	43	53
Customer lists (b)	36	38	24
Pendings and listings (c)	20	256	—
Other (b)	10	14	10

Total	$104	$351	$286

  (a)
  The 2001 amount includes $135 million of goodwill amortization expense (which is included as a component of non-program related depreciation and amortization expense on the Company's Consolidated Statement of Income) and $66 million of amortization related to the difference between the value of the Company's investment in Homestore and the underlying equity in the net assets of Homestore (which is included as a component of losses related to equity in Homestore, net of tax on the Company's Consolidated Statement of Income). Such amounts were partially offset by the recognition of $17 million of a deferred gain recorded in connection with the Company's sale of its Internet real estate portal to Homestore, which is also included within the losses related to equity in Homestore, net of tax, on the Company's Consolidated Statement of Income. See Note 26—Dispositions of Businesses for more information regarding the Homestore amounts.
  (b)
  Included as a component of non-program related depreciation and amortization on the Company's Consolidated Statements of Income.
  (c)
  Included as a component of acquisition and integration related costs on the Company's Consolidated Statements of Income.

  Based on the Company's amortizable intangible assets (excluding mortgage servicing rights) as of December 31, 2003, the Company expects related amortization expense for the five succeeding fiscal years to approximate $80 million in each of 2004, 2005, 2006 and 2007 and $50 million in 2008.

  Had the Company applied the non-amortization provisions of SFAS No. 142, net income and the related per share data for CD common stock would have been as follows:

Year Ended December 31, 2001
Reported net income	$385
Add back: Goodwill amortization, net of tax	145
Add back: Trademark amortization, net of tax	9

Pro forma net income	$539

Net income per share:
Basic
Reported net income	$0.42
Add back: Goodwill amortization, net of tax	0.17
Add back: Trademark amortization, net of tax	0.01

Pro forma net income	$0.60

Diluted
Reported net income	$0.41
Add back: Goodwill amortization, net of tax	0.16
Add back: Trademark amortization, net of tax	0.01

Pro forma net income	$0.58

6.    Mortgage Activities

  The activity in the Company's residential mortgage loan servicing portfolio consisted of:

	2003	2002	2001
Balance, January 1	$114,079	$97,205	$82,187
Additions	63,870	47,045	30,317
Payoffs/curtailments	(54,079)	(35,514)	(23,973)
Purchases, net	12,557	5,343	8,674

Balance, December 31,(*)	$136,427	$114,079	$97,205

  (*)
  Does not include approximately $2.2 billion, $1.8 billion and $1.6 billion of home equity mortgages serviced by the Company as of December 31, 2003, 2002 and 2001, respectively. The weighted average note rate on all the underlying mortgages within this servicing portfolio was 5.4%, 6.2% and 6.9% as of December 31, 2003, 2002 and 2001, respectively.

  Approximately $5.4 billion (approximately 4%) of loans within this servicing portfolio as of December 31, 2003 were sold with recourse. The majority of the loans sold with recourse (approximately $5.0 billion of the $5.4 billion) represent sales under a program where the Company retains the credit risk for a limited period of time and only for a specific default event. The retained credit risk represents the unpaid principal balance of the mortgage loans. For these loans, the Company accrues a provision (equal to the fair value of the recourse obligation) for estimated losses. As of December 31, 2003, the provision approximated $9 million. There was no significant activity during 2003 that caused the Company to utilize this provision.

  The activity in the Company's capitalized MSR asset consisted of:

	2003		2002		2001
Balance, January 1,	$1,883		$2,081		$1,596
Additions, net	1,008		928		855
Changes in fair value	168		(540)		(103)
Amortization	(700)		(468)		(237)
Sales/deletions	(29)		(26)		(30)
Permanent impairment	(315)		(92)		—

Balance, December 31,	2,015		1,883		2,081

Valuation allowance
Balance, January 1,	(503)		(144)		—
Additions	(193)	(a)	(454)	(b)	(144)	(c)
Reductions	7		3		—
Permanent impairment	315		92		—

Balance, December 31,	(374)		(503)		(144)

Mortgage Servicing Rights, net	$1,641		$1,380		$1,937

(a)	Represents changes in estimates of interest rates and borrower prepayment behavior, the after tax amount of which was $115 million and the diluted effect of which was $0.11 per share.
(b)	Represents changes in estimates of interest rates and borrower prepayment behavior, the after tax amount of which was $290 million and the diluted effect of which was $0.28 per share. Approximately $275 million ($175 million, after tax or $0.17 per diluted share) of this amount resulted from reductions in interest rates and an acceleration in loan prepayments, as well as an update to the Company's loan prepayment model, all of which occurred during third quarter 2002.
(c)	Approximately $50 million ($29 million, after tax or $0.03 per diluted share) of this amount relates to changes in estimates of interest rates in the ordinary course of business. The remaining $94 million ($55 million, after tax, or $0.06 per diluted share) represents changes in estimates caused by interest rate reductions subsequent to the September 11, 2001 terrorist attacks. The Company segregated the $94 million provision for impairment, which was recorded during fourth quarter 2001, on its Consolidated Statement of Income as it deemed the unprecedented interest rate reductions that gave rise to the provision not to be in the ordinary course of business. Subsequent to the September 11, 2001 terrorist attacks, the Federal Reserve reduced the Federal Funds Rate by 50 basis points twice within a 14-day period following the terrorist attacks and the U.S. Treasury Department announced thereafter the discontinuance of new sales of the 30-year Treasury bond. The reductions in the Federal Funds Rate, which occurred between September 17th and December 11th of 2001, resulted in a 50% reduction to such rate, which has never occurred over such a short period in the history of the Federal Funds Rate. The series of these actions resulted in a reduction of mortgage rates to a then 30-year low during fourth quarter 2001, according to the Freddie Mac Home Loan Index. Such reductions resulted in increases to the forecasted loan prepayment speeds, which negatively impacted the carrying value of the Company's MSR asset, hence requiring a $94 million provision for the impairment of the MSR asset.

  The Company uses derivatives to mitigate the impact that accelerated prepayments would have on the fair value of its MSR asset. Such derivatives, which are primarily designated as fair value hedging instruments, tend to increase in value as interest rates decline and conversely decline in value as interest rates increase. The net activity in the Company's derivatives related to mortgage servicing rights consisted of:

	2003	2002	2001
Net balance, January 1,(a)	$385	$100	$215
Additions, net	402	389	259
Changes in fair value	(5)	655	106
Sales/proceeds received	(697)	(759)	(480)

Net balance, December 31,(b)	$85	$385	$100

(a)	The balance at January 1, 2001 includes $158 million of gains on derivatives, which were recorded as a cumulative effect of accounting change in accordance with the adoption of SFAS No. 133.
(b)	At December 31, 2003, the net balance represents the gross asset of $316 million net of the gross liability of $231 million.

  The net impact to the Company's Consolidated Statements of Income resulting from changes in the fair value of the Company's MSR asset, after giving effect to hedging and other derivative activity, was as follows:

	Year Ended December 31,
	2003	2002	2001
Adjustment of MSR asset under hedge accounting	$168	$(540)	$(103)
Net gain (loss) on derivatives related to MSR asset	(5)	655	106

Net gain	163	115	3
Provision for impairment of MSR asset	(193)	(454)	(144)

Net impact	$(30)	$(339)	$(141)

  Based upon the composition of the portfolio as of December 31, 2003 (and other assumptions regarding interest rates and prepayment speeds), the Company expects MSR amortization expense for the five succeeding fiscal years to approximate $260 million, $230 million, $200 million, $180 million and $160 million, respectively. As of December 31, 2003, the MSR portfolio had a weighted average life of approximately 5.7 years.

7.     Franchising and Marketing/Reservation Activities

  Franchising revenues are comprised of the following:

	Year Ended December 31,
	2003	2002	2001
Real estate brokerage offices (*)	$394	$412	$523
Lodging properties	198	204	200
Vehicle rental locations	41	18	26
Tax preparation offices	50	42	38

Total	$683	$676	$787

(*)
The 2003 and 2002 amounts exclude $303 million and $211 million, respectively, of royalties primarily paid by NRT to the Company's real estate franchise business, which were eliminated in consolidation. The 2003, 2002 and 2001 amounts are net of annual rebates to the Company's real estate brokers of $80 million, $59 million and $55 million, respectively. The Company's real estate franchisees may receive rebates on their royalty payments. Such rebates are based upon the amount of commission income earned during a calendar year. Each brand has several rebate schedules currently in effect.

  Such franchising revenues included initial franchise fees as follows:

	Year Ended December 31,
	2003	2002	2001
Real estate brokerage offices	$9	$8	$11
Lodging properties	7	5	12
Tax preparation offices	6	6	6

Total	$22	$19	$29

  The number of Company-owned and franchised outlets in operation are as follows:

	As of December 31,
	2003	2002	2001
Company-owned
Real estate brokerage offices (a)	956	950	—
Vehicle rental locations
Avis brand	982	964	867
Budget brand (b)	859	729	—
Tax preparation offices (c)	655	520	—
Franchised
Real estate brokerage offices	11,784	11,716	12,361
Lodging properties	6,402	6,513	6,624
Vehicle rental locations
Avis brand	820	814	847
Budget brand	1,496	1,417	—
Tax preparation offices	4,290	3,677	4,013

(a)	Acquired by the Company in connection with its acquisition of NRT on April 17, 2002.
(b)	Acquired by the Company in connection with its acquisition on November 22, 2002.
(c)	Acquired by the Company in connection with its acquisition of Tax Services of America on January 18, 2002 (previously franchised by the Company).

  The Company also receives marketing and reservation fees primarily from its lodging franchisees and marketing fees from its real estate franchisees, which are calculated based on a specified percentage of gross room revenues or based on a specified percentage of gross closed commissions earned on the sale of real estate, subject to certain minimum and maximum payments. Such fees totaled $227 million, $220 million and $222 million during 2003, 2002 and 2001, respectively, and were included within service fees and membership revenues on the Consolidated Statements of Income. As provided for in the franchise agreements and generally at the Company's discretion, all of these fees are to be expended for marketing purposes and, in the case of lodging and car rental franchisees, the operation of a centralized brand-specific reservation system for the respective franchisees. Such fees are controlled by the Company until disbursement.

  In connection with ongoing fees the Company receives from its franchisees pursuant to the franchise agreements, the Company is required to provide certain services, such as training, marketing and the operation of reservation systems.

8.     Vehicle Rental and Leasing Activities

  The components of the Company's vehicle-related assets under management and mortgage programs are comprised of the following:

	As of December 31,
	2003		2002
	Rental	Leasing	Rental	Leasing
Rental vehicles	$6,177	$—	$6,216	$—
Vehicles under open-end operating leases	—	5,474	—	4,991
Vehicles under closed-end operating leases	—	158	—	172

Vehicles held for rental/leasing	6,177	5,632	6,216	5,163
Vehicles held for sale	58	13	145	34

	6,235	5,645	6,361	5,197
Less: accumulated depreciation	(525)	(2,323)	(395)	(1,736)

Total investment in vehicles	5,710	3,322	5,966	3,461
Plus: Investment in AESOP Funding II LLC (*)	361	—	—	—
Plus: Receivables under direct financing leases	—	82	—	82
Plus: Fuel card related receivables	—	282	—	230
Plus: Receivables from manufacturers	386	—	313	—

Total vehicle-related, net	$6,457	$3,686	$6,279	$3,773

(*)	Represents the equity issued by AESOP Funding to the Company. See Note 16—Debt Under Management and Mortgage Programs for more information.

  The components of vehicle depreciation, lease charges and interest, net are summarized below:

	Year Ended December 31,
	2003		2002		2001
	Rental	Leasing	Rental	Leasing	Rental	Leasing
Depreciation expense	$942	$1,089	$673	$1,069	$524	$879
Interest expense, net (*)	265	87	211	106	187	145
Lease charges	54	—	30	—	27	—
Loss on sales of vehicles, net	50	—	5	—	27	—

	$1,311	$1,176	$919	$1,175	$765	$1,024

(*)
Vehicle rental amounts are net of vehicle interest income of $5 million, $4 million and $3 million during 2003, 2002 and 2001, respectively. Fleet leasing amounts are net of vehicle interest income of $4 million, $4 million and $8 million during 2003, 2002 and 2001, respectively.

  At December 31, 2003, future minimum lease payments to be received on the Company's open-end and closed-end operating leases (which do not reflect interest to be received as such interest is based upon variable rates) are as follows:

Year	Amount
2004	$1,166
2005	975
2006	651
2007	315
2008	107
Thereafter	108

$3,322

  The Company sells interests in operating leases and the underlying vehicles to two independent Canadian third parties. The Company repurchases the leased vehicles and then leases such vehicles under direct financing leases to the Canadian third parties. The Canadian third parties retain the lease rights and prepay all the lease payments except for an agreed upon amount, which is typically 7.5% of the total lease payments. The total subordinated interest under these leasing arrangements, as recorded on the Consolidated Balance Sheets at December 31, 2003 and 2002, were $27 million and $22 million, respectively. The Company recognized $6 million, $6 million and $7 million of net revenues related to these securitizations during 2003, 2002 and 2001, respectively.

9.
Litigation and Related Costs

  During 2003, 2002 and 2001, the Company recorded charges of $28 million, $145 million and $100 million, respectively, for litigation and related costs incurred in connection with settlements or investigations relating to the 1998 discovery of accounting irregularities in the former business units of CUC International, Inc. ("CUC"). The 2003 charges were partially offset by a credit of $17 million primarily related to proceeds received from insurance recoveries. The 2002 charges were partially offset by a credit of $42 million related to a recovery under the Company's directors' and officers' liability insurance policy in connection with derivative actions arising from former CUC related litigation. The 2001 charges were partially offset by a non-cash credit of $14 million to reflect an adjustment to the PRIDES class action litigation settlement charge recorded by the Company in 1998. Such adjustment represented a reduction in the number of Rights to be issued in connection with the settlement where the Company agreed to sell 15 million special PRIDES at a price in cash equal to 105% of their theoretical value, or $20.56 per special PRIDES. Pursuant to such offer, the Company issued 104,890 special PRIDES for proceeds of approximately $2 million, which were immediately converted into 241,624 shares of CD common stock. Subsequently, the Company settled the purchase contracts underlying all PRIDES. Accordingly, during 2001, the Company issued approximately 61 million shares of its CD common stock in satisfaction of its obligation to deliver common stock to beneficial owners of all PRIDES and received, in exchange, the trust preferred securities forming a part of the PRIDES.

10.
Restructuring and Other Unusual Charges

  2001 Restructuring Charge.    As a result of changes in business and consumer behavior following the September 11, 2001 terrorist attacks, the Company's management formally committed to various strategic initiatives during fourth quarter 2001, which were generally aimed at aligning cost structures in the Company's underlying businesses in response to anticipated levels of volume. The major areas of cost reductions included call center operations, field locations for car rental operations and back office support functions. To achieve these reductions, the Company redirected call traffic, consolidated processes, reduced staffing levels and closed offices. Accordingly, during 2001, the Company incurred restructuring charges of $110 million, of which $21 million were non-cash.

  The initial recognition of the charge and the corresponding utilization from inception are summarized by category as follows:

	Personnel Related	Asset Impairments & Contract Terminations	Facility Related	Total
Costs	$68	$17	$25	$110
Cash payments	(11)	(3)	(1)	(15)
Reductions/utilization	(5)	(10)	—	(15)

Balance at December 31, 2001	52	4	24	80
Cash payments	(33)	—	(9)	(42)
Reductions/utilization	(11)	(3)	(6)	(20)

Balance at December 31, 2002	8	1	9	18
Cash payments	(3)	(1)	(5)	(9)
Reductions/utilization	(4)	—	(2)	(6)

Balance at December 31, 2003	$1	$—	$2	$3

  The personnel related costs primarily included severance resulting from the rightsizing of certain businesses and corporate functions. The Company formally communicated the termination of employment to approximately 3,000 employees, representing a wide range of employee groups, and as of December 31, 2002, the Company had terminated all of these employees. All other costs were incurred primarily in connection with facility closures and lease obligations resulting from the consolidation of business operations. The majority of these costs were recorded within the Company's Hospitality Services ($40 million), Real Estate Franchise and Operations ($27 million), Mortgage Services ($3 million) and Corporate and Other ($22 million) segments. During 2002, such liability was reduced by $14 million as a result of changes in the original estimate of costs to be incurred ($5 million, $1 million, $1 million and $7 million of credits were recorded within Real Estate Franchise and Operations, Mortgage Services, Vehicle Services and Corporate and Other, respectively). During 2003, such liability was further reduced by $6 million as a result of changes in the original estimate of costs to be incurred ($4 million and $2 million of credits were recorded within Corporate and Other and Real Estate Services, respectively). All of these initiatives were completed as of December 31, 2002.

  2001 Unusual Charges.    During 2001, the Company also incurred unusual charges totaling $273 million, of which $76 million were non-cash. Such charges primarily consisted of (i) $95 million related to the funding of an irrevocable contribution to the Real Estate Technology Trust, an independent technology trust responsible for providing technology initiatives for the benefit of the Company's current and future real estate franchisees, (ii) $85 million related to the funding of Trip Network (see Note 28—Related Party Transactions for a detailed description of this charge), (iii) $41 million related to the rationalization of the Avis fleet (reflecting charges related to the reduction in the fleet, representing the difference between the carrying amount of the vehicles and the fair value of the vehicles less costs to sell, as well as corresponding personnel reductions) in response to the September 11, 2001 terrorist attacks as a result of anticipated reductions in the volume of business, (iv) $8 million related to the abandonment of financial software projects due to the Company's decision to forego their implementation as a result of anticipated reductions in the volume of business in its rental car, travel distribution and timeshare businesses resulting from the September 11, 2001 terrorist attacks and (v) $7 million related to the contribution of $1.5 million in cash and stock in a publicly traded company valued at $5.5 million (based upon its then-current fair value) to the Cendant Charitable Foundation, which the Company established in September 2000 to serve as a vehicle for making charitable contributions to worthy charitable causes that are of particular interest to the Company's employees, customers and franchisees. The foundation is controlled by its Board of

  Directors, which as of December 31, 2003, was comprised of seven persons, all of whom are employees of the Company. Although the Company may make contributions to the foundation from time to time, the Company is under no obligation or otherwise committed to do so. The Real Estate Technology Trust noted above was governed by trustees, none of whom were employees or affiliates of the Company. After giving effect to the $95 million contribution discussed above, the Company had made cumulative contributions totaling $120 million to the Real Estate Technology Trust as of December 31, 2003, 2002 and 2001, but had no on-going requirement to fund this independent trust. As of December 31, 2003, the Real Estate Technology Trust was dissolved pursuant to the original trust agreement.

11.
Income Taxes

  The income tax provision consists of the following:

	Year Ended December 31,
	2003	2002	2001
Current
Federal	$199	$(37)	$48
State	34	18	21
Foreign	59	53	43

	292	34	112

Deferred
Federal	399	474	113
State	45	36	(5)
Foreign	9	—	—

	453	510	108

Provision for income taxes	$745	$544	$220

  Pre-tax income for domestic and foreign operations consists of the following:

	Year Ended December 31,
	2003	2002	2001
Domestic	$1,810	$1,234	$529
Foreign	421	383	134

Pre-tax income	$2,231	$1,617	$663

  Current and non-current deferred income tax assets and liabilities are comprised of the following:

	As of December 31,
	2003	2002
Current deferred income tax assets:
Litigation settlement and related liabilities	$42	$18
Accrued liabilities and deferred income	416	280
Provision for doubtful accounts	85	73
Acquisition and integration-related liabilities	17	44
Other	—	20

Current deferred income tax assets	560	435

Current deferred income tax liabilities:
Insurance retention refund	20	20
Franchise acquisition costs	14	21
Prepaid expenses	66	60
Other	5	—

Current deferred income tax liabilities	105	101

Current net deferred income tax asset	$455	$334

Non-current deferred income tax assets:
Net operating loss carryforwards	$816	$1,051
State net operating loss carryforwards	287	360
Capital loss carryforward	33	103
Acquisition and integration-related liabilities	195	258
Accrued liabilities and deferred income	—	64
Other	78	—
Valuation allowance (*)	(370)	(392)

Non-current deferred income tax assets	1,039	1,444

Non-current deferred income tax liabilities:
Depreciation and amortization	233	311
Accrued liabilities and deferred income	138	—
Other	—	18

Non-current deferred income tax liabilities	371	329

Non-current net deferred income tax asset	$668	$1,115

  (*)
  The valuation allowance of $370 million at December 31, 2003 relates to $124 million for the net deferred tax assets associated with Trilegiant and to deferred tax assets for federal net operating loss carryforwards, state net operating loss carryforwards and capital loss carryforwards of $1 million, $231 million and $14 million, respectively. The valuation allowance will be reduced when and if the Company determines that the deferred income tax assets are more likely than not to be realized.

  Deferred income tax liabilities related to management and mortgage programs are comprised of the following:

	As of December 31,
	2003	2002
Unamortized mortgage servicing rights	$426	$392
Depreciation and amortization	625	575
Other	41	50

Deferred income tax liability under management and mortgage programs	$1,092	$1,017

  As of December 31, 2003, the Company had federal net operating loss carryforwards of approximately $2.3 billion, which primarily expire in 2020 and 2022. Additionally, the Company has alternative minimum tax credit carryforwards of $128 million.

  No provision has been made for U.S. federal deferred income taxes on approximately $811 million of accumulated and undistributed earnings of foreign subsidiaries at December 31, 2003 since it is the present intention of management to reinvest the undistributed earnings indefinitely in those foreign operations. The determination of the amount of unrecognized U.S. federal deferred income tax liability for unremitted earnings is not practicable.

  The Company's effective income tax rate for continuing operations differs from the U.S. federal statutory rate as follows:

	Year Ended December 31,
	2003	2002	2001
Federal statutory rate	35.0%	35.0%	35.0%
State and local income taxes, net of federal tax benefits	2.3	2.2	1.4
Amortization of non-deductible goodwill	—	—	4.4
Taxes on foreign operations at rates different than U.S. federal statutory rates	(3.4)	(2.9)	(0.4)
Taxes on repatriated foreign income, net of tax credits	0.6	0.4	(3.2)
Changes in valuation allowance	(4.3)	(0.3)	(2.3)
Redemption of preferred interest	2.8	—	—
Other	0.4	(0.8)	(1.7)

	33.4%	33.6%	33.2%

12.
Other Current Assets

  Other current assets consisted of:

	As of December 31,
	2003	2002
Prepaid expenses	$473	$445
Timeshare inventory	150	355
Other	441	308

	$1,064	$1,108

13.
Property and Equipment, net

  Property and equipment, net consisted of:

	As of December 31,
	2003	2002
Land	$85	$97
Building and leasehold improvements	644	600
Capitalized software	703	485
Furniture, fixtures and equipment	1,761	1,600

	3,193	2,782
Less: accumulated depreciation and amortization	(1,390)	(1,002)

	$1,803	$1,780

14.   Accounts Payable and Other Current Liabilities

  Accounts payable and other current liabilities consisted of:

	As of December 31,
	2003	2002
Accounts payable	$1,166	$1,139
Accrued payroll and related	676	619
Acquisition and integration-related	334	470
Income taxes payable	588	195
Other	1,924	1,864

	$4,688	$4,287

15.   Long-term Debt and Borrowing Arrangements

  Long-term debt consisted of:

		As of December 31,
	Maturity Date	2003	2002
Term notes:
7 3/4% notes	December 2003	$—	$966
6 7/8% notes	August 2006	849	849
6 1/4% notes	January 2008	797	—
11% senior subordinated notes	May 2009	333	530
6 1/4% notes	March 2010	348	—
7 3/8% notes	January 2013	1,190	—
7 1/8% notes	March 2015	250	—
Contingently convertible debt securities:
Zero coupon senior convertible contingent notes	February 2004 (*)	430	420
Zero coupon convertible debentures	May 2004 (*)	7	857
3 7/8% convertible senior debentures	November 2004 (*)	804	1,200
Other:
Revolver borrowings	December 2005	—	600
Net hedging gains (a)		31	89
Other		100	90

Total long-term debt, excluding Upper DECS		5,139	5,601
Less: current portion (b)		1,629	30

Long-term debt, excluding Upper DECS		3,510	5,571
Upper DECS		863	863

Long-term debt, including Upper DECS		$4,373	$6,434

(*)	Indicates earliest mandatory redemption date.
(a)	As of December 31, 2003, the balance represents $201 million of realized gains resulting from the termination of fair value interest rate hedges, which will be amortized by the Company to reduce future interest expense. Such gains are partially offset by $170 million of mark-to-market adjustments on new fair value interest rate hedges. As of December 31, 2002, the balance represents $51 million of realized gains resulting from the termination of fair value interest rate hedges and $38 million of mark-to-market adjustments on new fair value interest rate hedges. See Note 25—Financial Instruments.
(b)	The balance as of December 31, 2003 includes the $333 million 11% notes, the $430 million zero coupon senior convertible contingent notes, the $7 million zero coupon convertible debentures and the $804 million 3 7/8% convertible senior debentures. The balance at December 31, 2002 reflects the reclassification of $857 million of the Company's zero coupon convertible debentures and $966 million of its 7 3/4% notes to long-term debt as the Company determined that it had the intent and ability to refinance these current maturities of debt to long-term debt with borrowings under its revolving credit facilities (see below for capacity and availability terms) and proceeds received from its issuance of $2.0 billion of notes on January 15, 2003.

  TERM NOTES

  7 3/4% Notes
  The Company's 7 3/4% notes matured in December 2003. Prior to maturity, the Company redeemed $737 million of these notes for $771 million in cash, which resulted in a pre-tax charge of $22 million recorded during 2003. The Company paid the remaining $229 million at maturity in December 2003.

  6 7/8% Notes
  The Company's 6 7/8% notes, with a face value of $850 million, were issued in August 2001 for net proceeds of $843 million. The interest rate on these notes is subject to an upward adjustment of 150 basis points in the event that the credit ratings assigned to the Company by nationally recognized credit rating agencies are downgraded below investment grade. The Company does not have the right to redeem these notes prior to maturity. These notes are senior unsecured obligations and rank equally in right of payment with all the Company's existing and future unsecured senior indebtedness.

  6 1/4% Notes
  The Company's 6 1/4% notes (with face values of $800 million and $350 million) were issued in January and March 2003 for aggregate net proceeds of $1,137 million. The notes are redeemable at the Company's option at any time, in whole or in part, at the appropriate redemption prices plus accrued interest through the redemption date. These notes are senior unsecured obligations and rank equally in right of payment with all the Company's existing and future unsecured senior indebtedness.

  11% Senior Subordinated Notes
  The Company's 11% senior subordinated notes, which were assumed in connection with its 2001 acquisition of Avis and recorded at fair value, are due in May 2009. The notes are redeemable at the Company's option at the appropriate redemption prices plus accrued interest through the redemption date at any time, in whole or in part, after May 1, 2004. During 2003, the Company made open market repurchases of $163 million in face value of these notes, with a carrying value of $180 million, for $182 million in cash and recorded $17 million related to the amortization of a premium. In connection with such redemption, the Company recorded a pre-tax charge of approximately $2 million. The Company intends to redeem the remaining notes in May 2004; accordingly, the entire balance is included in the current portion of long-term debt on the Company's Consolidated Balance Sheet at December 31, 2003. These notes are subordinated in the right of payment to all existing and future senior indebtedness of Avis and are unconditionally guaranteed on a senior subordinated basis by certain of Avis' domestic subsidiaries.

  7 3/8% Notes
  The Company's 7 3/8% notes, with a face value of $1.2 billion, were issued in January 2003 for net proceeds of $1,181 million. The notes are redeemable at the Company's option at any time, in whole or in part, at the appropriate redemption prices plus accrued interest through the redemption date. These notes are senior unsecured obligations and rank equally in right of payment with all the Company's existing and future unsecured senior indebtedness.

  7 1/8% Notes
  The Company's 7 1/8% notes, with a face value of $250 million, were issued in March 2003 for net proceeds of $248 million. The notes are redeemable at the Company's option at any time, in whole or in part, at the appropriate redemption prices plus accrued interest through the redemption date. These notes are senior unsecured obligations and rank equally in right of payment with all the Company's existing and future unsecured senior indebtedness.

  CONTINGENTLY CONVERTIBLE DEBT SECURITIES

  The Company's contingently convertible debt securities, which were all issued during 2001, comprised the following:

	Issuance Date	Earliest Redemption Date	Maturity Date	Principal Amount at Issuance	Gross Proceeds Received at Issuance	CD Common Stock Conversion Rate Per $1,000 Face
Zero coupon senior convertible contingent notes	Feb. 2001	Feb. 2004	Feb. 2021	$1.5 billion	$0.9 billion	33.40
Zero coupon convertible debentures	May 2001	May 2004	May 2021	$1.0 billion	$1.0 billion	39.08
3 7/8% convertible senior debentures	Nov. 2001	Nov. 2004	Nov. 2011	$1.2 billion	$1.2 billion	41.58

  The above debt securities may be converted into shares of the Company's CD common stock upon the satisfaction of certain contingencies, as described below. If these securities become convertible, it could have a material impact to the Company's total number of shares outstanding and to the number of shares utilized in performing its earnings per share calculations.

  The number of shares of common stock potentially issuable for each of the Company's contingently convertible debt securities is detailed below (in millions):

	As of December 31,
	2003	2002
Zero coupon senior convertible contingent notes	22.0	22.0
Zero coupon convertible debentures	0.3	33.5
3 7/8% convertible senior debentures	33.4	49.9

	55.7	105.4

  Zero Coupon Senior Convertible Contingent Notes
  These notes may be converted prior to maturity (i) during each three-month period if the closing sale price of CD common stock exceeds the contingent-conversion threshold, which is 110% of the accreted conversion price per share ($21.45 as of December 31, 2003) for at least 20 trading days in the period of 30 trading days ending on the first day of such three-month period; (ii) if the notes have been called for redemption; (iii) if Moody's Investors Service and Standard & Poor's Corporation no longer have investment-grade ratings assigned to the notes; or (iv) in the event of certain material distributions to holders of CD common stock, excluding payments of dividends in the normal course. At December 31, 2003, the accreted conversion price was $19.50, which is calculated as the issue price of $608.41 and accrued original discount divided by the number of shares of CD common stock issued for each note, or 33.4. The Company concluded that it was not required to separately account for the conversion feature as an embedded derivative. These notes were issued at a discount representing a yield-to-maturity of 2.5%. During 2003, 2002 and 2001, the Company amortized $10 million, $17 million and $20 million, respectively, of this discount, which is included as a component of non-program interest expense on the Consolidated Statements of Income.

  During 2002, the Company redeemed $821 million (par value) of these notes, with a carrying value of $517 million, for $548 million in cash. In connection with such redemptions, the Company recorded a pre-tax charge of approximately $41 million, which included a write-off of $10 million related to deferred financing costs. In 2004, the Company called these notes for redemption. As a result, virtually all holders elected to convert their notes into shares of CD common stock. See Note 30—Subsequent Events for more information regarding this conversion.

  Zero Coupon Convertible Debentures
  These debentures may be converted prior to maturity (i) during each three-month period if the closing sale price of CD common stock exceeds the contingent-conversion threshold, which is 110% of the accreted conversion price per share for at least 20 trading days in the period of 30 trading days ending on the first day of such three-month period ($28.15 as of December 31, 2003); (ii) if the debentures trade at less than 95% of the value of the shares into which the debentures are convertible; (iii) if the debentures have been called for redemption; (iv) if Moody's Investors Service and Standard & Poor's Corporation no longer have investment-grade ratings assigned to the debentures; or (v) in the event of certain material distributions to holders of CD common stock, excluding payments of dividends in the normal course. The Company concluded that it was not required to separately account for the conversion feature as an embedded derivative.

  The debentures will not be redeemable by the Company prior to May 4, 2004, but will be redeemable thereafter at the issue price plus accrued interest, if any. During 2003, the Company redeemed $850 million of these debentures for approximately $851 million in cash. In connection with such redemption, the Company recorded a pre-tax charge of approximately $12 million. During 2002, the Company redeemed $143 million of these notes for $141 million in cash. In connection with such redemption, the Company recorded a nominal pre-tax charge, which included a write-off of $2 million related to deferred financing costs. The Company intends to redeem the remaining debentures in May 2004. These debentures are senior unsecured obligations and rank equally in right of payment with all the Company's existing and future senior unsecured indebtedness.

  3 7/8% Convertible Senior Debentures
  These debentures may be converted prior to maturity (i) during each three-month period if the closing sale price of CD common stock exceeds the contingent-conversion threshold, which is 117.76% through November 2004 and declines ratably to 110% in November 2011, of the accreted conversion price per share ($24.05) for at least 20 trading days in the period of 30 trading days ending on the first day of such three- month period ($28.32 as of December 31, 2003); (ii) if the debentures have been called for redemption; or (iii) in the event of certain material distributions to holders of CD common stock, excluding payments of dividends in the normal course. The Company concluded that it was not required to separately account for the conversion feature as an embedded derivative.

  The debentures are not redeemable by the Company prior to November 27, 2004, but will be redeemable thereafter at the issue price plus accrued interest, if any. In addition, holders of the debentures may require the Company to repurchase the debentures on November 27, 2004 and 2008 at the issue price plus accrued interest, if any. In such circumstance, the Company has the option of paying the repurchase price in cash, shares of its CD common stock, or any combination thereof. During 2003, the Company redeemed $396 million of these debentures for approximately $408 million in cash. In connection with such redemption, the Company recorded a pre-tax charge of approximately $19 million. These debentures are senior unsecured obligations and rank equally in right of payment with all the Company's existing and future senior unsecured indebtedness.

  Beginning in November 2004, the Company may be required to pay additional interest on these debentures if the average of the sales prices of CD common stock is less than or equal to 45% of the accreted conversion price of the debentures for any 20 of the 30 trading days during the applicable measurement period. Thereafter, the interest rate will be adjusted upward for the subsequent six-month period to the rate at which a hypothetical issue of the Company's senior, non-convertible, fixed-rate, callable debt securities would trade, at that time, at par, provided that the reset rate shall not exceed 10% per year. The applicable measurement period for determining whether an upward interest adjustment will occur ends five business days prior to each May 30 and November 30 after November 27, 2004. In the event of an upward interest adjustment, no more than 0.25% per year, incrementally, will be paid in cash; the remaining additional interest will accrue and be paid at maturity. Additionally, the accreted conversion price of the debentures would increase (ratably with the accreted value of debentures) if an upward interest adjustment occurs as it is calculated as 100% of the principal amount of the debentures, plus accrued and unpaid cash interest (which will only result from an upward adjustment to the interest) divided by the number of shares of CD common stock issued for each note, or 41.58. This upward interest adjustment is considered an embedded derivative under SFAS No. 133. The embedded derivative had a de minimis value at the time of issuance and at December 31, 2003 and 2002.

  UPPER DECS

  At December 31, 2003 and 2002, the Company had 17 million Upper DECS outstanding. The Upper DECS are a hybrid instrument consisting of both equity linked and debt securities. Each Upper DECS consists of both a senior note and a forward contract to purchase shares of CD common stock. The senior note is owned by the holder but is pledged to the Company as collateral for the forward purchase contracts. Holders can only sell the senior note if they pledge a Treasury security or cash to replace the senior note as collateral. The senior note initially bears interest at an annual rate of 6.75%, which may be reset based upon a successful remarketing in either May or August 2004. The senior note has a term of five years and represents senior unsecured debt, which ranks equally in right of payment with all the Company's existing and future unsecured and unsubordinated debt and ranks senior to any future subordinated indebtedness.

  In August 2004, the forward purchase contract component of each Upper DECS security requires the holder to purchase $50 of CD common stock. The price at which Upper DECS holders will be required to purchase CD common stock will be the average closing price of CD common stock during the twenty consecutive trading days ending on the third trading day immediately preceding August 17, 2004, but no less than $21.53 and no more than $28.42. The minimum and maximum number of shares to be issued under the forward purchase contracts are 30.3 million to 40.1 million, respectively. Prior to August 2004, holders of the Upper DECS may settle their purchase obligations by delivering cash payment of $50 per purchase contract. For each purchase contract settled, the holders would receive 1.7593 of CD common stock (or approximately 30.3 million shares), regardless of the market price on that date, plus the senior notes released from collateral. The forward purchase contracts also require quarterly cash distributions to each holder at an annual rate of 1.00% through August 2004 (the date the forward purchase contracts are required to be settled). The discounted expected future cash flows recorded by the Company associated with these distributions approximated $26 million and is included as a component of stockholders' equity on the Company's Consolidated Balance Sheets. Upon settlement of the forward purchase contracts in August 2004, the Company would receive gross proceeds in cash of approximately $863 million. Upon maturity in August 2006, of the senior notes that are currently a component of the Upper DECS, the Company would be required to repay $863 million in cash.

  Because the Upper DECS obligate holders to purchase CD common stock at a price determined by the average closing price of CD common stock during a 20 trading day period ending in August 2004, the Upper DECS are functionally equivalent to issuing shares of CD common stock subject to an issue-price collar, with a delay in issuance until 2004.

  DEBT MATURITIES

  Aggregate maturities of debt (excluding the Upper DECS) based upon maturity or earliest mandatory redemption dates are as follows:

Amount
2004 (a)	$1,629
2005	22
2006 (b)	913
2007	2
2008	805
Thereafter	1,768

$5,139

  (a)
  Includes $1,241 million of convertible debt, which may be converted into shares of the Company's common stock rather than be redeemed in cash if the price of such stock exceeds the stipulated thresholds or upon the Company's exercise of its call provisions.
  (b)
  Excludes $863 million of Upper DECS. If the Upper DECS are not successfully remarketed in May or August 2004, the senior notes would be retired (without any payment of cash by the Company) in August 2004 in satisfaction of the related forward purchase contracts, whereby holders of the Upper DECS are required to purchase shares of common stock (based upon the price of such common stock on December 31, 2003, approximately 39 million shares would be purchased).

  COMMITTED CREDIT FACILITIES AND AVAILABLE FUNDING ARRANGEMENTS

  At December 31, 2003, the committed credit facilities available to the Company at the corporate level were as follows:

	Total Capacity	Outstanding Borrowings	Letters of Credit Issued	Available Capacity
Maturing in December 2005	$2,900	$—	$1,169	$1,731

  Borrowings under this facility bear interest at LIBOR plus a margin of 107.5 basis points. In addition, the Company is required to pay a per annum facility fee of 17.5 basis points under this facility. In the event that the credit ratings assigned to the Company by nationally recognized debt rating agencies are downgraded to a level below its ratings as of December 31, 2003 but still investment grade, the interest rate and facility fees on this facility are subject to incremental upward adjustments of 10 and 2.5 basis points, respectively. In the event that such credit ratings are downgraded below investment grade, the interest rate and facility fees are subject to further upward adjustments of 57.5 and 17.5 basis points, respectively. In addition to the $1,169 million of letters of credit issued as of December 31, 2003, this facility contains the committed capacity to issue an additional $581 million in letters of credit. The letters of credit outstanding under this facility at December 31, 2003 were issued primarily to support the Company's vehicle rental businesses.

  As of December 31, 2003, the Company also had $400 million of availability for public debt or equity issuances under a shelf registration statement.

  DEBT COVENANTS

  Certain of the Company's debt instruments and credit facilities contain restrictive covenants, including restrictions on indebtedness of material subsidiaries, mergers, limitations on liens, liquidations and sale and leaseback transactions, and also require the maintenance of certain financial ratios. At December 31, 2003, the Company was in compliance with all restrictive and financial covenants.

16.
Debt Under Management and Mortgage Programs and Borrowing Arrangements

  Debt under management and mortgage programs (including related party debt due to AESOP Funding) consisted of:

	As of December 31, 2003	As of December 31, 2002
Asset-Backed Debt:
Vehicle rental program
AESOP Funding	$5,644	$4,029
Other	651	2,053
Vehicle management program	3,118	3,058
Mortgage program
Bishop's Gate	1,651	—
Other	—	871
Timeshare program
Sierra	774	—
Other	335	145
Relocation program
Apple Ridge	400	—
Other	—	80

	12,573	10,236

Unsecured Debt:
Term notes	1,916	1,421
Commercial paper	164	866
Bank loans	—	107
Other	132	117

	2,212	2,511

Total debt under management and mortgage programs	$14,785	$12,747

  ASSET-BACKED DEBT

  Vehicle Rental Program

  AESOP Funding.    AESOP Funding was established by the Company as a bankruptcy remote special purpose limited liability company that issues private placement notes and uses the proceeds from such issuances to make loans to a wholly-owned subsidiary of the Company, AESOP Leasing LP ("AESOP Leasing") on a continuing basis. AESOP Leasing uses these proceeds to acquire or finance the acquisition of vehicles used in the Company's rental car operations. Prior to December 31, 2003, both AESOP Funding and AESOP Leasing were consolidated by the Company and, as such, the intercompany transactions between these two entities were eliminated causing only the third-party debt issued by AESOP Funding and the vehicles purchased by AESOP Leasing to be presented within the Company's Consolidated Financial Statements. However, in connection with the adoption of FIN

  46R, the Company determined that it was not the primary beneficiary of AESOP Funding. Accordingly, the Company deconsolidated AESOP Funding on December 31, 2003. As a result, AESOP Leasing's obligation to AESOP Funding is reflected as related party debt on the Company's Consolidated Balance Sheet as of December 31, 2003. The Company also recorded an asset within vehicle-related, net assets under management and mortgage programs on its Consolidated Balance Sheet at December 31, 2003, which represented the equity issued by AESOP Funding to the Company. The vehicles purchased by AESOP Leasing remain on the Company's Consolidated Balance Sheet as AESOP Leasing continues to be consolidated by the Company. Such vehicles, which approximate $5.5 billion, collateralize the debt issued by AESOP Funding and are not available to pay the general obligations of the Company.

  The business activities of AESOP Funding are limited primarily to issuing indebtedness and using the proceeds thereof to make loans to AESOP Leasing for the purpose of acquiring or financing the acquisition of vehicles to be leased to the Company's rental car subsidiary and pledging its assets to secure the indebtedness. As the deconsolidation of AESOP Funding occurred on December 31, 2003, the income statement and cash flow activity of the Company were not impacted for 2003. Beginning on January 1, 2004, the results of operations and cash flows of AESOP Funding will no longer be reflected within the Company's Consolidated Financial Statements.

  Borrowings under the AESOP Funding program primarily represent floating rate term notes with a weighted average interest rate of 3% for both 2003 and 2002.

  Other.    Borrowings under the Company's other vehicle rental programs represent amounts issued under financing facilities that provide for the issuance of notes to support the acquisition of vehicles used in the Company's international vehicle rental operations under its Avis and Budget brands. The debt issued is collateralized by the vehicles purchased and primarily represents floating rate bank loans and commercial paper for which the weighted average interest rate was 2% for both 2003 and 2002.

  Vehicle Management Program
  Borrowings under the Company's vehicle management program primarily represent amounts issued under a domestic financing facility that provides for the issuance of variable rate term notes to unrelated third parties ($2.7 billion) and the issuance of preferred membership interests to an unconsolidated related party ($408 million). The variable rate term notes and preferred membership interests were issued to support the acquisition of vehicles used in the Company's fleet leasing operations. The debt issued is collateralized by the leased vehicles purchased, which are not available to pay the general obligations of the Company. The titles to all the vehicles collateralizing the debt issued under this program are held in a bankruptcy remote trust and the Company acts as a servicer of all such vehicles. The bankruptcy remote trust also acts as lessor under both operating and financing lease agreements. The debt issued under this program primarily represents floating rate term notes for which the weighted average interest rate was 2% for both 2003 and 2002.

  Mortgage Program

  Bishop's Gate.    Bishop's Gate is a bankruptcy remote SPE that is utilized to warehouse mortgage loans originated by the Company's mortgage business prior to their sale into the secondary market, which is customary practice in the mortgage industry. The debt issued by Bishop's Gate is collateralized by $149 million of cash and approximately $1.6 billion of underlying mortgage loans, which are serviced by the Company and recorded within mortgage loans held for sale on the Company's Consolidated Balance Sheet as of December 31, 2003. Prior to the adoption of FIN 46, sales of mortgage loans to Bishop's Gate were treated as off-balance sheet sales. The activities of Bishop's Gate are limited to (i) purchasing mortgage loans from the Company's mortgage subsidiary,

  (ii) issuing commercial paper or other debt instruments and/or borrowing under a liquidity agreement to effect such purchases, (iii) entering into interest rate swaps to hedge interest rate risk and certain non-credit related market risk on the purchased mortgage loans, (iv) selling and securitizing the acquired mortgage loans to third parties and (v) engaging in certain related transactions. The assets of Bishop's Gate are not available to pay the general obligations of the Company. The debt issued under Bishop's Gate primarily represents term notes for which the weighted average interest rate was 2% for 2003.

  Other.    Borrowings under the Company's other mortgage program primarily represent short-term debt issued under a repurchase facility, which is used to warehouse mortgage loans originated by the Company before they are ultimately sold into the secondary market. This facility is renewable on an annual basis at the discretion of the lender. The debt issued under this program is collateralized by underlying mortgage loans held in safekeeping by the custodian to the repurchase agreement. The weighted average interest rate on borrowings under this program was 3% for 2002.

  Timeshare Program

  Sierra Receivables Funding Entities.    The Sierra Receivables Funding entities (the "Sierra entities") are bankruptcy remote SPEs that are utilized to securitize timeshare receivables generated from the sale of vacation ownership interests by the Company's timeshare businesses. The debt issued by the Sierra entities is collateralized by $63 million of cash and $957 million of underlying timeshare receivables, which are serviced by the Company and recorded within timeshare-related assets under management and mortgage programs on the Company's Consolidated Balance Sheet as of December 31, 2003. Prior to September 1, 2003, sales of timeshare receivables to the Sierra entities were treated as off-balance sheet sales, as these entities were structured as bankruptcy remote QSPEs and, therefore, excluded from the scope of FIN 46. However, on September 1, 2003, the underlying structures of the Sierra entities were amended in a manner that resulted in these entities no longer meeting the criteria to qualify as QSPEs pursuant to SFAS No. 140. Consequently, the Company began consolidating the account balances and activities of the Sierra entities on September 1, 2003 pursuant to FIN 46. The activities of the Sierra entities are limited to (i) purchasing timeshare receivables from the Company's timeshare subsidiaries, (ii) issuing debt securities and/or borrowing under a conduit facility to effect such purchases and (iii) entering into derivatives to hedge interest rate exposure. The assets of the Sierra entities are not available to pay the general obligations of the Company. The debt issued under the Sierra entities primarily represents fixed rate term notes for which the weighted average interest rate was 3% for 2003.

  Other.    Borrowings under the Company's other timeshare programs represent bank debt, which is collateralized by timeshare receivables and inventory. The weighted average interest rate on borrowings under this program was 3% and 4% for 2003 and 2002, respectively.

  Relocation Program

  Apple Ridge Funding LLC.    Apple Ridge Funding LLC ("Apple Ridge") is a bankruptcy remote SPE that is utilized to securitize relocation receivables generated from advancing funds to clients of the Company's relocation business. The debt issued by Apple Ridge is collateralized by cash and underlying relocation receivables aggregating $519 million, which are serviced by the Company and recorded on the Company's Consolidated Balance Sheet as of December 31, 2003. Prior to November 26, 2003, sales of relocation receivables to Apple Ridge were treated as off-balance sheet sales, as this entity was structured as a bankruptcy remote QSPE and, therefore, excluded from the scope of FIN 46. However, on November 26, 2003, the underlying structure of Apple Ridge was amended in a manner that resulted in it no longer meeting the criteria to qualify as a QSPE pursuant to SFAS

  No. 140. Consequently, the Company began consolidating the account balances and activities of Apple Ridge on November 26, 2003 pursuant to FIN 46. Prior to consolidation, the Company recognized gains upon the sale of relocation receivables to Apple Ridge. However, such gains were not material for the period January 1, 2003 through November 25, 2003 and for the years ended December 31, 2002 and 2001. The activities of Apple Ridge are limited to (i) purchasing relocation receivables from the Company's relocation subsidiary, (ii) issuing debt securities and/or borrowing under a conduit facility to effect such purchases and (iii) entering into, terminating or modifying certain derivative transactions. The assets of Apple Ridge are not available to pay the general obligations of the Company. The debt issued under Apple Ridge represents a floating rate term note for which the weighted average interest rate was 1% for 2003.

  Other.    Borrowings under the Company's other relocation program represent bank debt issued by a domestic relocation conduit, which is collateralized by relocation receivables. The weighted average interest rate on borrowings under this program was 4% for 2002.

  UNSECURED DEBT

  Term Notes
  These term notes were issued by and are for the exclusive use of the Company's PHH subsidiary. The balance at December 31, 2003 consists of (i) $982 million of publicly issued medium-term notes bearing interest at a blended rate of 7%, (ii) $460 million of privately-placed medium-term notes bearing interest at a blended rate of 8% and (iii) $474 million of short-term notes bearing interest at a blended rate of 7%. Such amounts include aggregate hedging losses of $11 million. The balance at December 31, 2002 consists of (i) $663 million of publicly issued medium-term notes bearing interest at 8.125%, (ii) $466 million of privately-placed medium-term notes bearing interest at a blended rate of 8% and (iii) $292 million of short-term notes bearing interest at a blended rate of 7%. Such amounts include aggregate hedging gains of $32 million. The proceeds from the issuance of these term notes were used to finance the purchase of various assets under management and mortgage programs.

  Commercial Paper
  The Company's policy is to maintain available capacity under its two committed PHH revolving credit facilities (described below) to fully support its outstanding commercial paper. The weighted average interest rates on the outstanding commercial paper, which matures within 270 days from issuance, at December 31, 2003 and 2002 was 1% and 2%, respectively. The proceeds from the issuance of commercial paper are used to finance the purchase of various assets under management and mortgage programs.

  Bank Loans
  Unsecured bank loans primarily represent borrowings under revolving credit facilities related to management and mortgage programs. The weighted average interest rates of outstanding bank loans at December 31, 2002 was 4%. The proceeds from these borrowings are used to finance the purchase of various assets under management and mortgage programs.

  DEBT MATURITIES

  The following table provides the contractual maturities for debt under management and mortgage programs (including related party debt due to AESOP Funding) at December 31, 2003 (except for notes issued under the Company's vehicle management and Sierra timeshare programs, where the underlying indentures require payments based on cash inflows relating to the corresponding assets under management and mortgage programs and for which estimates of repayments have been used):

	Asset-Backed	Unsecured (*)	Total
2004	$2,532	$114	$2,646
2005	3,479	405	3,884
2006	3,047	—	3,047
2007	1,262	190	1,452
2008	1,748	432	2,180
Thereafter	505	1,071	1,576

	$12,573	$2,212	$14,785

  (*)
  Unsecured commercial paper borrowings of $164 million are assumed to be repaid with borrowings under committed credit facilities at the Company's PHH subsidiary, which expire in February 2005, as such amount is fully supported by these committed credit facilities, which are detailed below.

  AVAILABLE FUNDING ARRANGEMENTS AND COMMITTED CREDIT FACILITIES

  As of December 31, 2003, available funding under the Company's on-balance sheet asset-backed debt programs and committed credit facilities (including related party debt due to AESOP Funding) related to the Company's management and mortgage programs consisted of:

	Total Capacity	Outstanding Borrowings	Available Capacity
Asset-Backed Funding Arrangements (a)
Vehicle rental program
AESOP Funding	$6,514	$5,644	$870
Other	911	651	260
Vehicle management program	3,917	3,118	799
Mortgage program
Bishop's Gate	3,151	1,651	1,500
Other	500	—	500
Timeshare program
Sierra	1,242	774	468
Other	425	335	90
Relocation program
Apple Ridge	500	400	100
Other	100	—	100

	17,260	12,573	4,687

Committed Credit Facilities (b)
Maturity in February 2005	1,250	—	1,250

	$18,510	$12,573	$5,937

  (a)
  Capacity is subject to maintaining sufficient assets to collateralize debt.
  (b)
  These committed credit facilities were entered into by and are for the exclusive use of PHH.

  Borrowings under the Company's $500 million and $750 million credit facilities maturing in February 2005 bear interest at LIBOR plus a margin of 72.5 basis points. In addition, the Company is required to pay a per annum facility fee of 15 basis points under these facilities and a per annum utilization fee of approximately 25 basis points if usage under the facilities exceeds 25% of aggregate commitments. In the event that the credit ratings assigned to PHH by nationally recognized debt rating agencies are downgraded to a level below PHH's ratings as of December 31, 2003, the interest rate and facility fees are subject to a maximum upward adjustment of approximately 65.0 and 22.5 basis points, respectively.

  As of December 31, 2003, the Company also had $874 million of availability for public debt issuances under a shelf registration statement at its PHH subsidiary.

  DEBT COVENANTS

  Certain of the Company's debt instruments and credit facilities related to its management and mortgage programs contain restrictive covenants, including restrictions on dividends paid to the Company by certain of its subsidiaries and indebtedness of material subsidiaries, mergers, limitations on liens, liquidations, and sale and leaseback transactions, and also require the maintenance of certain financial ratios. At December 31, 2003, the Company was in compliance with all such restrictive and financial covenants.

17.
Securitizations

  The Company sells residential mortgage loans in securitization transactions typically retaining one or more of the following: servicing rights, interest-only strips, principal-only strips and/or subordinated interests. Although the Company principally sells its originated mortgage loans directly to government sponsored entities, in limited circumstances, the Company sells loans through a wholly-owned subsidiary's public registration statement. With the exception of specific mortgage loans that are sold with recourse, the investors have no recourse to the Company's other assets for failure of debtors to pay when due (see Note 6—Mortgage Activities). Key economic assumptions used during 2003, 2002 and 2001 to measure the fair value of the Company's retained interests in mortgage loans at the time of the securitization were as follows:

	2003		2002		2001
	Mortgage- Backed Securities (*)	MSRs	Mortgage- Backed Securities (*)	MSRs	Mortgage- Backed Securities (*)	MSRs
Prepayment speed	7-25%	11-50%	7-22%	12-54%	7-43%	9-42%
Weighted average life (in years)	1.9-6.9	1.3-6.8	2.1-10.6	1.3-6.3	2.9-7.2	2.5-9.1
Discount rate	5-15%	6-21%	5-18%	6-14%	5-26%	6-16%

  (*)
  Represents interest-only strips, principal-only strips, as well as subordinated interests.

  Additionally, in 2001, the Company sold timeshare receivables to multiple bankruptcy remote QSPEs retaining the servicing rights and a subordinated interest. As these entities are QSPEs and precluded from consolidation pursuant to generally accepted accounting principles, the debt issued by these entities and the collateralizing assets, which are serviced by the Company, are not reflected on the Company's Consolidated Balance Sheets. The assets of these QSPEs are not available to pay the Company's obligations. Additionally, the creditors of these QSPEs have no recourse to the Company's credit. However, the Company has made representations and warranties customary for securitization transactions, including eligibility characteristics of the receivables and servicing responsibilities, in connection with the securitization of these assets. Sales of timeshare receivables to these entities in 2003 and 2002 were insignificant since substantially all timeshare receivables were securitized during such years through the Sierra entities, which are consolidated on the Company's Consolidated Balance Sheets as of December 31, 2003. Presented below is detailed information for these QSPEs (to which timeshare receivables were sold prior to the establishment of the Sierra entities):

	Assets Serviced	Funding Capacity	Debt Issued (b)	Available Capacity (c)
Timeshare QSPEs (a)	$390	$340	$340	$—

  (a)
  Assets serviced does not include cash of $28 million as of December 31, 2003.
  (b)
  Represents term notes.
  (c)
  Subject to maintaining sufficient assets to collateralize debt.

  Key economic assumptions used during 2001 to measure the fair value of the Company's retained interests in timeshare receivables at the time of the securitization were as follows:

2001
Prepayment speed	13-21%
Weighted average life (in years)	7.1-7.4
Discount rate	12-17%
Anticipated credit losses	8-12%

  Key economic assumptions used in subsequently measuring the fair value of the Company's retained interests in securitized mortgage loans and timeshare receivables (sold prior to the establishment of the Sierra entities) at December 31, 2003 and the effect on the fair value of those interests from adverse changes in those assumptions are as follows:

	Mortgage Loans
	Mortgage- Backed Securities	MSR (*)	Timeshare Receivables
Fair value of retained interests	$102	$1,641	$81
Weighted average life (in years)	4.2	5.7	7.5-8.4
Annual servicing fee	—	0.33%	0.75-1.75%
Prepayment speed (annual rate)	9-88%	10-47%	7-13.5%
Impact of 10% adverse change	$(12)	$(93)	$—
Impact of 20% adverse change	$(15)	$(178)	$(1)
Discount rate (annual rate)	2-26%	10.5%	15%
Impact of 10% adverse change	$(14)	$(63)	$(2)
Impact of 20% adverse change	$(17)	$(121)	$(3)
Anticipated credit losses (annual rate)	—	—	9.5-11.9%
Impact of 10% adverse change	$—	$—	$(1)
Impact of 20% adverse change	$—	$—	$(3)

  (*)
  Does not include the derivatives related to mortgage servicing rights, which approximated $85 million.

  These sensitivities are hypothetical and presented for illustrative purposes only. Changes in fair value based on a 10% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption is calculated without changing any other assumption; in reality, changes in one assumption may result in changes in another, which may magnify or counteract the sensitivities. Further, this analysis does not assume any impact resulting from management's intervention to mitigate these variations.

  The following table presents information about delinquencies and components of securitized residential mortgage loans and timeshare receivables (those sold prior to the establishment of the Sierra entities) as of and for the year ended December 31, 2003:

	Total Principal Amount	Principal Amount 60 Days or More Past Due (a)	Net Credit Losses (c)	Average Principal Balance
Residential mortgage loans (b)	$273	$35	$2	$275
Timeshare receivables	390	11	—	448

Total securitized assets	$663	$46	$2	$723

  (a)
  Amounts are based on total securitized assets at December 31, 2003.
  (b)
  Excludes securitized mortgage loans that the Company continues to service but to which it has no other continuing involvement.
  (c)
  There are no net credit losses on securitized timeshare receivables since the Company has typically repurchased such receivables from the QSPEs prior to delinquency although it is not obligated to do so. Accordingly, credit losses associated with securitized timeshare receivables are reflected within the Company's Consolidated Statements of Income.

  As discussed in Note 16—Debt Under Management and Mortgage Programs and Borrowing Arrangements, the Company sold financial assets to Bishop's Gate, the Sierra entities and Apple Ridge prior to its consolidation of these securitization structures on July 1, 2003, September 1, 2003 and November 26, 2003, respectively. The cash flow activity presented below covers the period up to and including the date of consolidation of these structures in addition to the full year activity between the Company and securitization trusts that remain off-balance sheet as of December 31, 2003.

	Mortgage Loans
	2003	2002	2001
Proceeds from new securitizations	$59,511	$38,722	$35,776
Servicing fees received	444	411	352
Other cash flows received on retained interests (a)	24	25	31
Purchases of delinquent or foreclosed loans (b)	(677)	(681)	(228)
Servicing advances	(512)	(161)	(498)
Repayment of servicing advances	473	139	495
	Timeshare Receivables
	2003	2002	2001
Proceeds from new securitizations	$620	$345	$259
Proceeds from collections reinvested in securitizations	39	33	—
Servicing fees received	10	10	4
Other cash flows received on retained interests (a)	28	50	16
Purchases of delinquent or foreclosed loans (b)	(57)	(52)	(16)
Cash received upon release of reserve account	12	2	2
Purchases of defective contracts	(55)	(40)	(23)
	Relocation Receivables
	2003	2002	2001
Proceeds from new securitizations	$35	$770	$1,964
Proceeds from collections reinvested in securitizations	2,717	2,433	1,984
Servicing fees received	3	4	5
Other cash flows received on retained interests (a)	38	48	(6)
Cash (paid)/received upon (funding)/release of reserve account	(17)	1	3

  (a)
  Represents cash flows received (paid) on retained interests other than servicing fees.
  (b)
  The purchase of delinquent or foreclosed loans/timeshare receivables is primarily at the Company's option and not based on a contractual relationship with the securitization trust.

  During 2003, 2002 and 2001, the Company recognized pre-tax gains of $850 million, $493 million and $483 million, respectively, related to the securitization of residential mortgage loans. During 2003, the Company recognized pre-tax gains of $39 million on the securitization of timeshare receivables through the Sierra entities (prior to the Company's consolidation thereof on September 1, 2003), which were calculated using the following key economic assumptions: 7-15% prepayment speed; 7.0-7.6 weighted average life (in years); 15% discount rate; 9.5-13.7% anticipated credit losses. During 2002, the Company recognized pre-tax gains of $43 million on the securitization of timeshare receivables through the Sierra entities, which were calculated using the following key economic assumptions: 7.7-13% prepayment speed; 6.0-7.4 weighted average life (in years); 15% discount rate; 9-14.7% anticipated credit losses. During 2001, the Company recognized pre-tax gains of $8 million on the securitization of timeshare receivables through the QSPEs discussed above (refer to the key economic assumptions detailed in the table above). Gains recognized on the securitization of relocation receivables were not material during 2003, 2002 and 2001. All gains on the securitization of financial assets are recorded within net revenues on the Company's Consolidated Statements of Income.

  The Company has made representations and warranties customary for securitization transactions, including eligibility characteristics of the mortgage loans, timeshare receivables, and relocation receivables and servicing responsibilities, in connection with the securitization of these assets.

18.   Mandatorily Redeemable Preferred Interest in a Subsidiary

  During 2000, a limited liability corporation formed by the Company through the contribution of certain trademarks issued a senior preferred equity interest to an independent third party in exchange for $375 million in cash. This mandatorily redeemable preferred interest in a subsidiary (which was presented between the liability and equity sections on the Consolidated Balance Sheet at December 31, 2002) was reclassified to long-term debt on July 1, 2003 in connection with the adoption of SFAS No. 150. The Company is precluded from reclassifying prior period amounts pursuant to this standard. In September 2003, the Company prepaid this amount at par. In connection with this prepayment, the Company recorded a pre-tax charge of approximately $3 million to reflect the write-off of related debt issuance costs.

  The Company was required to pay distributions on the senior preferred equity interest based on the three-month LIBOR plus a margin of 1.77%, which were reflected as minority interest in the Consolidated Statements of Income prior to the reclassification. During 2003 (through June 2003), 2002 and 2001, such pre-tax minority interest expense approximated $6 million, $14 million and $23 million, respectively.

19.   Commitments and Contingencies

  Lease Commitments
  The Company is committed to making rental payments under noncancelable operating leases covering various facilities and equipment.

  Future minimum lease payments required under noncancelable operating leases as of December 31, 2003 are as follows:

Year	Amount
2004	$547
2005	435
2006	353
2007	288
2008	193
Thereafter	877

$2,693

  Commitments under capital leases are not significant.

  During 2003, 2002 and 2001, the Company incurred total rental expense of $730 million, $524 million and $331 million, respectively, inclusive of contingent rental expense of $93 million, $69 million and $56 million in 2003, 2002 and 2001, respectively, principally based on car rental volume. Included within the Company's total rental expense for 2003, 2002 and 2001 are fees paid by the Company in connection with agreements with airports that allow the Company to conduct its car rental operations on-site. Such agreements require the Company to guarantee a minimum amount of fees to be paid to the airports regardless of the amount of revenue generated by the on-site car rental operations. The Company has also included the future minimum payments to be made in connection with these guarantees in the above table.

  Commitments to Purchase Vehicles
  The Company maintains agreements with vehicle manufacturers whereby the Company is required to purchase approximately $4.9 billion of vehicles from these manufacturers during 2004. The Company's featured suppliers for the Avis and Budget brands are General Motors Corporation and Ford Motor Company, respectively. The purchase of such vehicles is financed through the issuance of debt under management and mortgage programs in addition to cash received upon the sale of vehicles primarily under repurchase programs.

  Other Purchase Commitments
  In the normal course of business, the Company makes various commitments to purchase goods or services from specific suppliers, including those related to capital expenditures. None of the purchase commitments made by the Company as of December 31, 2003 (aggregating approximately $2.2 billion) was individually significant with the exception of the Company's commitments under service contracts for information technology (aggregating $1.2 billion, of which $136 million relates to 2004) and telecommunications (aggregating $376 million, of which $123 million relates to 2004).

  Contingencies
  The June 1999 disposition of the Company's fleet businesses was structured as a tax-free reorganization and, accordingly, no tax provision was recorded on a majority of the gain. However, pursuant to an interpretive ruling, the Internal Revenue Service ("IRS") has subsequently taken the position that similarly structured transactions do not qualify as tax-free reorganizations under the Internal Revenue Code Section 368(a)(1)(A). If upon final determination, the transaction is not considered a tax-free reorganization, the Company may have to record a non-cash tax charge of up to $270 million, depending upon certain factors. The non-cash tax charge primarily results from the utilization of net operating loss carryforwards. Notwithstanding the IRS interpretive ruling, the Company believes that, based upon analysis of current tax law, its position would prevail, if challenged.

  The Company is involved in litigation asserting claims associated with accounting irregularities discovered in former CUC business units outside of the principal common stockholder class action litigation. While the Company has an accrued liability of approximately $90 million recorded on its Consolidated Balance Sheet as of December 31, 2003 for these claims based upon its best estimates, it does not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. An adverse outcome from such unresolved proceedings could be material with respect to earnings in any given reporting period. However, the Company does not believe that the impact of such unresolved proceedings should result in a material liability to the Company in relation to its consolidated financial position or liquidity.

  The Company is involved in other pending litigation, which, in the opinion of management, should not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

  Standard Guarantees/Indemnifications
  In the ordinary course of business, the Company enters into numerous agreements that contain standard guarantees and indemnities whereby the Company indemnifies another party for breaches of representations and warranties. In addition, many of these parties are also indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement. Such guarantees or indemnifications are granted under various agreements, including those governing (i) purchases, sales or outsourcing of assets or businesses, (ii) leases of real estate, (iii) licensing of trademarks, (iv) development of timeshare properties, (v) access to credit facilities and use of derivatives, (vi) sales of mortgage loans, (vii) issuances of debt or equity securities, (viii) licensing of computer software and (ix) GDS subscriber services. The guarantees or indemnifications issued are for the benefit of the (i) buyers in sale agreements and sellers in purchase agreements, (ii) landlords in lease contracts, (iii) franchisees in a licensing agreements, (iv) developers in timeshare development agreements, (v) financial institutions in credit facility arrangements and derivative contracts, (vi) purchasers and insurers of the loans in sales of mortgage loans, (vii) underwriters in debt or equity security issuances and (viii) travel agents or other users in GDS subscriber services. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement or extend into perpetuity (unless subject to a legal statute of limitations). There are no specific limitations on the maximum potential amount of future payments that the Company could be required to make under these guarantees, nor is the Company able to develop an estimate of the maximum potential amount of future payments to be made under these guarantees as the triggering events are not subject to predictability. With respect to certain of the aforementioned guarantees, such as indemnifications of landlords against third party claims for the use of real estate property leased by the Company, the Company maintains insurance coverage that mitigates any potential payments to be made.

  The Company also provides guarantees for the benefit of landlords in lease contracts where the lease was assigned to a third party due to the sale of a business which occupied the leased facility. These guarantees extend only the duration of the underlying lease contract. The maximum potential amount of future payments that the Company may be required to make under these guarantees is approximately $30 million in the aggregate. As of December 31, 2003, the Company had accrued approximately $12 million of this amount on its Consolidated Balance Sheet. If the Company were required to make payments under these guarantees, it would have similar recourse against the tenant (third party to which the lease was assigned).

  Other Guarantees
  The Company's timeshare businesses provide guarantees to certain owners' associations for funds required to operate and maintain timeshare properties in excess of assessments collected from owners of the timeshare interests. The Company may be required to fund such excess as a result of unsold

  Company-owned timeshare interests or failure by owners to pay such assessments. These guarantees extend for the duration of the underlying service agreements (which approximate one year and are renewable on an annual basis) or until a stipulated percentage (typically 80% or higher) of related timeshare interests are sold. The maximum potential future payments that the Company could be required to make under these guarantees was approximately $85 million as of December 31, 2003. The Company would only be required to pay this maximum amount if none of the owners assessed paid their maintenance fees. Any fees collected from the owners of the timeshare interests would reduce the maximum potential amount of future payments to be made by the Company. Additionally, should the Company be required to fund the deficit through the payment of any owners' fees under these guarantees, the Company would be permitted access to the property for its own use and may use that property to engage in revenue producing activities, such as advertising or rental. Historically, the Company has not been required to make material payments under these guarantees as the fees collected from owners of timeshare interests have been sufficient to support the operation and maintenance of the timeshare properties. As of December 31, 2003, the liability recorded by the Company in connection with these guarantees was de minimis.

  The Company coordinates numerous events for it franchisees and thus reserves a number of venues with certain minimum guarantees, such as room rentals at hotels local to the conference center. However, such room rentals are paid by each individual franchisee. If the franchisees do not meet the minimum guarantees, the Company is obligated to fulfill the minimum guaranteed fees. As of December 31, 2003, these guarantees extended into 2006 and the maximum potential amount of future payments that the Company may be required to make under such guarantees was approximately $20 million. The Company would only be required to pay this maximum amount if none of the franchisees conducted their planned events at the reserved venues. Historically, the Company has not been required to make material payments under these guarantees. As of December 31, 2003, the liability recorded by the Company in connection with these guarantees was de minimis.

20.   Stockholders' Equity

  CD Common Stock Transactions
  During 2003, 2002 and 2001, the Company repurchased approximately $1.1 billion (64.5 million shares), $291 million (19.8 million shares) and $226 million (12.3 million shares), respectively, of CD common stock under its board-authorized common share repurchase program. As of December 31, 2003, the Company had approximately $321 million of remaining availability for repurchases under a Board- approved share repurchase program. See Note 30—Subsequent Events for additional information.

  As discussed in Note 4—Acquisitions, the Company issued approximately 59 million shares of CD common stock in connection with the acquisitions of Trendwest (47.4 million shares) and NRT (11.5 million shares) during 2002 and, in 2001, the Company issued approximately 117 million shares of CD common stock in connection with the acquisition of Galileo. Additionally, during 2001, the Company issued approximately 61 million shares of CD common stock to settle the purchase contracts underlying the PRIDES in non-cash transactions. The Company also issued 46 million shares of CD common stock at $13.20 per share for aggregate proceeds of approximately $607 million in cash during 2001.

  Move.com Common Stock Transactions
  During 2001, the Company repurchased all the remaining outstanding shares of Move.com common stock for $29 million in cash and the transfer of 1.7 million shares of Homestore common stock then valued at $46 million. There are no shares of Move.com common stock outstanding.

  Accumulated Other Comprehensive Income

  The components of accumulated other comprehensive income are as follows:

	Currency Translation Adjustments	Unrealized Gains/(Losses) on Cash Flow Hedges	Unrealized Gains/(Losses) on Available-for- Sale Securities	Minimum Pension Liability Adjustment	Accumulated Other Comprehensive Income/(Loss)
Balance, January 1, 2001	$(165)	$—	$(69)	$—	$(234)
Current period change	(65)	(33)	89	(21)	(30)

Balance, December 31, 2001	(230)	(33)	20	(21)	(264)
Current period change	311	(8)	(16)	(37)	250

Balance, December 31, 2002	81	(41)	4	(58)	(14)
Current period change	143	38	42	—	223

Balance, December 31, 2003	$224	$(3)	$46	$(58)	$209

  All components of accumulated other comprehensive income are net of tax except currency translation adjustments, which exclude income taxes related to indefinite investments in foreign subsidiaries.

21.
Stock-Based Compensation

  The Company may grant stock options, stock appreciation rights, restricted shares and restricted stock units ("RSUs") to its employees, including directors and officers of the Company and its affiliates. Beginning in 2003, the Company changed the method by which it provides stock-based compensation to its employees by significantly reducing the number of stock options granted and instead, issuing RSUs as a form of compensation. The Company is authorized to grant up to 314 million shares of its common stock under its active stock plans and at December 31, 2003, approximately 145 million shares were available for future grants under the terms of these plans.

  Stock Options
  Options granted during 2003, although minimal in comparison to prior years, vest ratably over a four-year period and have a ten-year term. Prior to 2003, options granted to employees generally had a ten-year term and vested ratably over periods ranging from two to five years. The Company's policy is to grant options with exercise prices at then-current fair market value. The annual activity of the Company's CD common stock option plans consisted of:

	2003		2002		2001
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Balance at beginning of year	237	$16.23	218	$15.82	187	$16.90
Granted at fair market value	1	13.40	42	18.45	59	10.96
Granted in connection with acquisitions	1	15.02	3	10.05	16	12.70
Exercised	(40)	10.77	(10)	10.35	(28)	9.19
Forfeited	(11)	19.45	(16)	17.59	(16)	18.46

Balance at end of year	188	$17.21	237	$16.23	218	$15.82

  During 2003, the Company recorded approximately $1 million of pre-tax compensation expense related to the issuance of common stock options to its employees since January 1, 2003. See Note 2—Summary of Significant Accounting Policies for the effect on net income and earnings per share had the Company elected to recognize and measure compensation expense for all of its stock option grants to its employees based on the fair value method.

  During 2002, the Company's Board of Directors accelerated the vesting of certain options previously granted with exercise prices greater than or equal to $15.1875. In connection with such action, approximately 43 million options (with a weighted average exercise price of $19.08), substantially all of which were scheduled to become exercisable by January 2004, became exercisable as of August 27, 2002. In addition, the post-employment exercise period for the modified options was reduced from one year to thirty days. However, if the employee remains employed by the Company through the date on which the option was originally scheduled to become vested, the post-employment exercise period will be one year. The Company's senior executive officers were not eligible for this modification. In accordance with the provisions of the FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB Opinion No. 25)," there was no charge associated with this modification since none of the modified options had intrinsic value because the market price of the underlying CD common stock on August 27, 2002 was less than the exercise price of the modified options.

  The table below summarizes information regarding the Company's outstanding and exercisable stock options as of December 31, 2003:

	Outstanding Options			Exercisable Options
Range of Exercise Prices	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$0.01 to $10.00	50	4.6	$9.16	44	$9.13
$10.01 to $20.00	91	6.0	17.20	82	17.50
$20.01 to $30.00	30	4.4	22.37	30	22.37
$30.01 to $40.00	17	3.8	31.92	17	31.92

	188	5.2	$17.21	173	$17.65

  The weighted-average grant-date fair value of CD common stock options granted during 2003, 2002 and 2001 were $5.19, $8.43 and $5.27, respectively. The fair values of these stock options are estimated on the dates of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for CD common stock options granted in 2003, 2002 and 2001:

	2003	2002	2001
Dividend yield	—	—	—
Expected volatility	49.0%	50.0%	50.0%
Risk-free interest rate	2.4%	4.2%	4.4%
Expected holding period (years)	3.6	4.5	4.5

  All options related to Move.com common stock (which are not reflected in the above tables) were forfeited during 2001. Such options, which approximated six million, had a weighted average exercise price of $18.59.

  Restricted Stock Units
  Each RSU granted by the Company entitles the employee to receive one share of CD common stock upon vesting, which occurs ratably over a four-year period. As of December 31, 2003, the Company had approximately 6.3 million RSUs outstanding with a weighted-average grant-date fair value of $13.98. During 2003, the Company recorded pre-tax compensation expense of approximately $15 million in connection with these RSUs, which is included within general and administrative expenses on the Company's Consolidated Statement of Income. The related deferred compensation balance, which is recorded on the Company's Consolidated Balance Sheet as a reduction to additional paid-in capital, was $73 million as of December 31, 2003. This deferred compensation balance will be amortized to expense over the remaining vesting period of the RSUs.

  Employee Stock Purchase Plan
  The Company is also authorized to sell up to 8.5 million shares of its CD common stock to eligible employees under its current non-compensatory employee stock purchase plan ("ESPP"). Under the terms of the ESPP, employees may authorize the Company to withhold up to 10% of their compensation from each paycheck for the purchase of CD common stock. For amounts withheld during 2003, the purchase price of the stock was calculated as 95% of the fair market value of CD common stock as of the first day of each month. For amounts withheld during 2002 and prior periods, the purchase price of the stock was calculated as 85% of the lower of the fair market value of CD common stock on the first or the last trade date of each calendar quarter. During 2003, the Company issued approximately 1.1 million shares under the ESPP, bringing the cumulative issuances to approximately 3.6 million shares. As of December 31, 2003, approximately 4.9 million shares were available for issuance under the ESPP.

22.   Two Flags Joint Venture LLC

  In 2002, the Company formed Two Flags Joint Venture LLC ("Two Flags") through the contribution of its domestic Days Inn trademark and related license agreements. The Company did not contribute any other assets to Two Flags. The Company then sold 49.9999% of Two Flags to Marriott International, Inc. ("Marriott") in exchange for the domestic Ramada trademark and related license agreements. The Company retained a 50.0001% equity interest in Two Flags, continues to control Two Flags and, therefore, consolidates Two Flags. Marriott's equity interest in Two Flags, which approximated $100 million as of December 31, 2003 and 2002, is recorded as minority interest (within accounts payable and other current liabilities in 2003 and within non-current liabilities in 2002) on the Company's Consolidated Balance Sheets. Both Marriott and the Company have the right, but are not obligated, to cause the sale of Marriott's interest at any time after March 1, 2004 for approximately $200 million, which represents the projected fair market value of Marriott's interest at such time. Upon exercise of this right by either party, the Company would own 100% of Two Flags and have exclusive rights to the domestic Ramada and Days Inn trademarks and the related license agreements. The Company expects to loan Two Flags such amount to enable it to redeem Marriott's interest in 2004. Pursuant to the terms of the venture, the Company and Marriott share income from Two Flags on a substantially equal basis. By consent of both parties, Two Flags can be dissolved at any time and will otherwise terminate in accordance with the terms of its governing documents in March 2012. In the event of dissolution, Two Flags' assets will be distributed to the Company and Marriott in amounts that are in proportion to their relative capital accounts, with the Days Inn trademarks and related license agreement reverting back to the Company and the Ramada trademark and related license agreement reverting back to Marriott.

  During 2003 and 2002, the Company recorded pre-tax minority interest expense of $25 million and $20 million, respectively, in connection with Two Flags.

23.   Trilegiant Corporation

  On July 2, 2001, the former management of the Company's individual membership businesses (Cendant Membership Services and Cendant Incentives subsidiaries) purchased 100% of the common stock of a newly-created company, Trilegiant, for $2.7 million in cash. Trilegiant operates membership-based clubs and programs and other incentive-based programs through an outsourcing arrangement with Cendant. The account balances and results of operations of Trilegiant were not reflected within the Company's Consolidated Financial Statements during 2001, 2002 or for the first six months of 2003 as the Company's ownership interest in Trilegiant did not exceed fifty percent of the outstanding voting shares of Trilegiant and the Company did not have the ability to control the financial or operating policies of Trilegiant through its voting rights, board representation or other similar rights.

  However, as discussed in Note 2—Summary of Significant Accounting Policies, the Company consolidated Trilegiant on July 1, 2003 in connection with FIN 46. Accordingly, the account balances and results of operations of Trilegiant have been included within the Company's Consolidated Financial Statements since July 1, 2003. Although the Company is now recording Trilegiant's profits and losses in its consolidated results of operations, Cendant is not obligated to infuse capital or otherwise fund or cover any losses incurred by Trilegiant. Therefore, Cendant's maximum exposure to loss as of December 31, 2003 as a result of its involvement with Trilegiant was substantially limited to the advances and loans made to Trilegiant, as well as any receivables due from Trilegiant (collectively aggregating $100 million as of December 31, 2003), as such amounts may not be recoverable if Trilegiant were to cease operations. The creditors of Trilegiant have no recourse to Cendant's credit and the assets of Trilegiant are not available to pay Cendant's obligations. Cendant is not obligated or contingently liable for any debt incurred by Trilegiant. Cendant does not manage or operationally control Trilegiant. As of December 31, 2003, Cendant's equity ownership interest in Trilegiant approximated 37% on a fully diluted basis; however, after giving consideration to the applicable stockholders agreement, Cendant's management believed that Cendant has the right to acquire an additional 6% ownership interest at December 31, 2003. See Note 30—Subsequent Events for modifications made to this relationship subsequent to December 31, 2003.

  Pursuant to the outsourcing arrangement between Cendant and Trilegiant, Cendant retained substantially all of the assets and liabilities of its existing membership business and licensed Trilegiant the right to market products to new members utilizing its intellectual property. Accordingly, Cendant continues to collect membership fees from, and is obligated to provide membership benefits to, members of its individual membership business that existed as of July 2, 2001 (referred to as "existing members"), including their renewals, and Trilegiant provides fulfillment services for these members in exchange for a servicing fee paid by Cendant. Furthermore, Trilegiant collects the membership fees from, and is obligated to provide membership benefits to, any members who joined the membership-based clubs and programs and all other incentive programs subsequent to July 2, 2001 (referred to as "new members") and recognizes the related revenue and expenses. Similar to Cendant's other franchise businesses, Cendant receives a royalty from Trilegiant on all future revenue generated by the new members.

  As referred to above, Trilegiant is licensing and/or leasing from Cendant the assets of Cendant's individual membership business in order to service these members and also to obtain new members. The assets licensed to Trilegiant include various tradenames, trademarks, logos, service marks and other intellectual property relating to its membership business. Upon expiration of the licensing term (40 years), Trilegiant will have the option to purchase any or all of the intellectual property licenses at their then-fair market values. Real property owned by Cendant was leased to Trilegiant on a monthly basis at rates that approximated Cendant's depreciation expense.

  In connection with the foregoing arrangements, during 2001, Cendant advanced approximately $100 million in cash and $33 million of prepaid assets to Trilegiant to support their marketing activities and also made a $20 million convertible preferred stock investment in Trilegiant. Cendant also received warrants to purchase up to 2.1 million shares of Trilegiant's common stock. Cendant accounted for the entire advance to Trilegiant as a prepaid expense at the date of advance (prior to consolidation). The purpose of the advance was to assist Trilegiant in funding qualified marketing costs associated with obtaining new members whose revenue would become subject to royalties paid to Cendant. Prior to consolidation, Cendant expensed such advance when Trilegiant incurred qualified marketing expenses (pursuant to the terms of the advance).

  Cendant's preferred stock investment is mandatorily redeemable and, therefore, was (prior to consolidation) classified as an available-for-sale debt security and accounted for at fair value. The preferred stock investment is convertible, at any time at Cendant's option, into approximately 37% of Trilegiant's common stock on a fully diluted basis. Cendant is entitled to receive a 12% cumulative non-cash dividend annually through July 2006 on its preferred stock investment and also entitled to vote its stock on an as-converted basis in proportion to its ownership percentage with the holders of the common stock on all matters. During third quarter 2001, Cendant wrote-off the entire $20 million preferred stock investment due to operating losses incurred by Trilegiant and the fact that this entity had relatively thin common equity capitalization since inception. Such amount is included as a component of operating expenses in the Company's Consolidated Statement of Income during 2001. The warrants are exercisable, at Cendant's option, at an exercise price of $0.01 per share, upon the achievement of certain business valuations ranging from $200 million to $750 million, into a majority ownership interest in Trilegiant.

  The Company also provided Trilegiant with a $35 million revolving line of credit under which advances were at the sole and unilateral discretion of Cendant. The $35 million revolving line of credit was amended on July 1, 2003. The amended agreement provides that commencing October 1, 2003, Trilegiant may borrow up to $10 million under certain circumstances which are not at the sole and unilateral discretion of Cendant. As of December 31, 2003, Trilegiant had not drawn on this line.

  During August 2001, Trilegiant entered into marketing agreements with a third party whereby Trilegiant provided certain marketing services to the third party in exchange for a commission. As part of its royalty arrangement with Trilegiant, Cendant receives 13% of the commissions paid by the third party to Trilegiant. In connection with these marketing agreements, Cendant provided Trilegiant with a $75 million loan facility bearing interest at a rate of 9%, under which Cendant advanced funds to Trilegiant for marketing performed by Trilegiant on behalf of the third party. Such advance was classified as a receivable from Trilegiant on the Company's Consolidated Balance Sheet as of December 31, 2002 (prior to consolidation).

  For the period July 1, 2003 through December 31, 2003, Trilegiant contributed revenues and expenses of $241 million and $256 million, respectively (on a stand-alone basis before eliminations of intercompany entries in consolidation). As previously discussed, the consolidation of Trilegiant resulted in a non-cash charge of $293 million ($0.28 per diluted share) recorded on July 1, 2003 as a cumulative effect of accounting change. The 2003 results further reflect revenues and expenses recorded by the Company in connection with the outsourcing arrangement prior to the consolidation of Trilegiant (for the period January 1, 2003 through June 30, 2003). The Company recorded revenues of $33 million (representing royalties and licensing and leasing fees) and expenses of $78 million (relating to fulfillment services and the amortization of the marketing advance made in 2001) for the period January 1 through June 30, 2003.

  During 2002 and 2001, the Company's Consolidated Statements of Income reflect (i) revenues of $60 million and $17 million, respectively, representing royalties and licensing and leasing fees and (ii) expenses of $190 million and $214 million, respectively, relating to both fulfillment services and the amortization of the marketing advance made in 2001.

  Trilegiant's Board of Directors at December 31, 2003 was comprised of two directors elected by the Trilegiant management (as the common shareholders) and two directors elected by Cendant (as the sole preferred shareholder).

24.
Employee Benefit Plans

  Defined Contribution Savings Plans

  The Company sponsors several defined contribution savings plans that provide certain eligible employees of the Company an opportunity to accumulate funds for retirement. The Company matches the contributions of participating employees on the basis specified by the plans. The Company's cost for contributions to these plans was $71 million, $63 million and $49 million during 2003, 2002 and 2001, respectively.

  Defined Benefit Pension Plans

  The Company sponsors domestic non-contributory defined benefit pension plans, which cover certain eligible employees. The majority of the employees participating in these plans are no longer accruing benefits. Additionally, the Company sponsors contributory defined benefit pension plans in certain foreign subsidiaries with participation in the plans at the employees' option. Under both the domestic and foreign plans, benefits are based on an employee's years of credited service and a percentage of final average compensation or as otherwise described by the plan. As of December 31, 2003 and 2002, the aggregate projected benefit obligation of these plans was $499 million and $466 million, respectively, and the aggregate fair value of the plans' assets was $337 million and $291 million, respectively. Accordingly, the plans were underfunded by $162 million and $175 million as of December 31, 2003 and 2002, respectively, primarily due to the downturn in the financial markets and a decline in interest rates. However, the net pension liability recorded by the Company (primarily as a component of other non-current liabilities) as of December 31, 2003 and 2002 approximated $159 million and $158 million, respectively, of which approximately $94 million as of both December 31, 2003 and 2002, represents additional minimum pension liability recorded as a charge to other comprehensive income. The Company's policy is to contribute amounts sufficient to meet minimum funding requirements as set forth in employee benefit and tax laws plus such additional amounts the Company determines to be appropriate. During 2003 and 2002, the Company recorded pension expense of $16 million and $9 million, respectively. The expense recorded during 2001 was not material.

  Other Employee Benefit Plans

  The Company also maintains health and welfare plans for certain domestic subsidiaries. As of December 31, 2003 and 2002, the related projected benefit obligation, which was fully accrued for on the Company's Consolidated Balance Sheets (included primarily within other non-current liabilities), was $60 million and $71 million, respectively. During 2003 and 2002, the Company recorded post-retirement income of $18 million (including $23 million of post-retirement income resulting from plan amendments, partially offset by $5 million of expense) and post-retirement expense of $7 million, respectively, related to these plans. The expense recorded during 2001 was not material. The $23 million of post-retirement income recorded in 2003 (discussed above) resulted from amendments made to the plan whereby coverage for all retirees over age 65 and for certain employees under the age of 50 was eliminated and the participant premiums were increased. All post-retirement income (expense) is recorded within general and administrative expenses on the Company's Consolidated Statements of Income.

25.
Financial Instruments

  RISK MANAGEMENT

  Following is a description of the Company's risk management policies.

  Foreign Currency Risk

  The Company uses foreign currency forward contracts to manage its exposure to changes in foreign currency exchange rates associated with its foreign currency denominated receivables and forecasted royalties, forecasted earnings of foreign subsidiaries and forecasted foreign currency denominated acquisitions. The Company primarily hedges its foreign currency exposure to the British pound, Canadian dollar, Australian dollar and Euro. The majority of forward contracts utilized by the

  Company do not qualify for hedge accounting treatment under SFAS No. 133. The fluctuations in the value of these forward contracts do, however, largely offset the impact of changes in the value of the underlying risk that they are intended to economically hedge. Forward contracts that are used to hedge certain forecasted royalty receipts and forecasted disbursements up to 12 months are designated and do qualify as cash flow hedges. The impact of these forward contracts was not material to the Company's results of operations or financial position, nor is the amount of gains or losses the Company expects to reclassify from other comprehensive income to earnings over the next 12 months.

  Interest Rate Risk

  Mortgage Servicing Rights.    The Company's mortgage servicing rights asset is subject to substantial interest rate risk as the mortgage notes underlying the MSR asset permit the borrower to prepay the loan. Therefore, the value of the MSR asset tends to diminish in periods of declining interest rates and increase in periods of rising interest rates. The Company uses a combination of derivative instruments (including option contracts, interest rate swaps and constant maturity floors) and other investment securities to offset unexpected changes in fair value on its MSR asset that could affect reported earnings. These derivatives are designated as either freestanding derivatives or fair value hedging instruments and recorded at fair value with changes in fair value recorded to current earnings. The change in fair value for the hedged portion of the MSR asset is also recorded to current earnings.

  During 2003, 2002 and 2001, the net impact of the Company's derivative activity related to its MSR asset after giving effect to the offsetting changes in fair value of the MSR asset was a gain of $163 million, $115 million and $3 million, respectively. The 2003 amount consists of gains of $155 million to reflect the ineffective portion of the fair value hedges and gains of $8 million resulting from the component of the derivatives' fair value excluded from the assessment of effectiveness (as such amount relates to freestanding derivatives). The 2002 amount consists of gains of $48 million to reflect the ineffective portion of the fair value hedges and gains of $67 million resulting from the component of the derivatives' fair value excluded from the assessment of effectiveness (as such amount relates to freestanding derivatives). The 2001 amount consists of losses of $57 million to reflect the ineffective portion of the fair value hedges and gains of $60 million resulting from the component of the derivatives' fair value excluded from the assessment of effectiveness (as such amount relates to freestanding derivatives).

  Other Mortgage Related Assets.    The Company's other mortgage-related assets are subject to interest rate risk created by (i) its commitments to finance mortgages to borrowers who have applied for loan funding and (ii) loans held in inventory awaiting sale into the secondary market. The Company uses derivative instruments (including futures, options and forward delivery contracts) to economically hedge its commitments to fund mortgages. Commitments to fund mortgages and related hedges are classified and accounted for as freestanding derivatives. Accordingly, these positions are recorded at fair value with changes in fair value recorded to current earnings and generally offset the fair value changes recorded relating to the underlying assets. During 2003, 2002 and 2001, the net impact of these freestanding derivatives was a loss of $24 million and gains of $14 million and $5 million, respectively. Such amounts are recorded within net revenues in the Consolidated Statements of Income.

  Interest rate and price risk stemming from loans held in inventory awaiting sale into the secondary market (which are classified on the Company's Consolidated Balance Sheets as mortgage loans held for sale) may be hedged with mortgage forward delivery contracts. These forward delivery contracts fix the forward sales price which will be realized in the secondary market and thereby substantially eliminate the interest rate and price risk to the Company. Such forward delivery contracts are either classified and accounted for as fair value hedges or freestanding derivatives. Those contracts that were designated as fair value hedges had no net impact on the Company's results of operations during 2003, 2002 and 2001. For the forward delivery contracts that were designated as freestanding derivatives, the

  Company recorded a loss of $6 million in 2003 (there were no freestanding contracts in 2002 and 2001). Such amount is recorded within net revenues on the Consolidated Statement of Income.

  Debt.    The debt used to finance much of the Company's operations is also exposed to interest rate fluctuations. The Company uses various hedging strategies and derivative financial instruments to create a desired mix of fixed and floating rate assets and liabilities. Derivative instruments currently used in these hedging strategies include swaps and instruments with purchased option features. The derivatives used to manage the risk associated with the Company's fixed rate debt were designated as fair value hedges and were perfectly effective resulting in no net impact on the Company's results of operations during 2003, 2002 and 2001, except to create the accrual of interest expense at variable rates. During 2003 and 2002, the Company terminated certain of its fair value hedges, which resulted in cash gains of $200 million and $65 million, respectively. Such gains are deferred and being recognized over future periods as an offset to interest expense. During 2003 and 2002, the Company recorded $50 million and $14 million, respectively, of such amortization. Accordingly, as of December 31, 2003 and 2002, the Company's long-term debt balance included $201 million and $51 million, respectively, of such deferred gains.

  The derivatives used to manage the risk associated with the Company's floating rate debt were designated as cash flow hedges. During 2003, 2002 and 2001, the Company recorded a net gain of $36 million and net losses of $8 million and $33 million, respectively, to other comprehensive income. The amount of gains or losses reclassified from other comprehensive income to earnings resulting from ineffectiveness or from excluding a component of the derivatives' gain or loss from the effectiveness calculation for cash flow hedges during 2003, 2002 and 2001 was not material. The Company expects to reclassify losses of $19 million from other comprehensive income to earnings during the next 12 months.

  Homestore Price Risk
  During fourth quarter 2003, the Company entered into an equity range forward contract to facilitate the sale of 3.4 million shares of Homestore common stock in January and February 2004 at prices between $3.33 and $3.89. This derivative is intended to protect the Company from fluctuations in the market price of such stock until the sales occur. Accordingly, the Company designated the equity range forward contract as a cash flow hedge of a forecasted transaction (the sale of stock in January and February 2004). During 2003, the Company recorded $2 million of net losses to other comprehensive income in connection with this cash flow hedge, which will be reclassified to earnings upon sale of the underlying shares in January and February 2004. See Note 30—Subsequent Events for additional details regarding the sale of Homestore shares pursuant to this equity range forward.

  Credit Risk and Exposure
  The Company is exposed to counterparty credit risks in the event of nonperformance by counterparties to various agreements and sales transactions. The Company manages such risk by evaluating the financial position and creditworthiness of such counterparties and for requiring collateral in instances in which financing is provided. The Company mitigates counterparty credit risk associated with its derivative contracts by monitoring the amount for which it is at risk with each counterparty to such contracts, periodically evaluating counterparty creditworthiness and financial position, and where possible, dispersing its risk among multiple counterparties.

  As of December 31, 2003, there were no significant concentrations of credit risk with any individual counterparty or groups of counterparties other than risks related to the Company's repurchase agreements with automobile manufacturers (see Note 2—Summary of Significant Accounting Policies). Concentrations of credit risk associated with receivables are considered minimal due to the Company's diverse customer base. Bad debts associated with trade receivables have been minimal. With the exception of the financing provided to customers of its timeshare and mortgage businesses, the Company does not normally require collateral or other security to support credit sales.

  FAIR VALUE

  The fair value of financial instruments is generally determined by reference to market values resulting from trading on a national securities exchange or in an over-the-counter market. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques, as appropriate. The carrying amounts of cash and cash equivalents, restricted cash, available-for-sale securities, accounts receivable, program cash, relocation receivables and accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The carrying amounts and estimated fair values of all financial instruments at December 31, are as follows:

	2003		2002
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Cash and cash equivalents	$840	$840	$126	$126
Restricted cash	448	448	307	307
Preferred stock investments in related parties	—	—	87	87
Investment in Homestore (a)	81	81	—	—
Other preferred stock investments and marketable securities	16	16	14	14
Debt
Current portion of long-term debt	1,629	1,791	30	30
Long-term debt, excluding Upper DECS	3,510	3,892	5,571	5,554
Upper DECS	863	864	863	556
Mandatorily redeemable preferred interest in a subsidiary	—	—	375	375
Derivatives (c)
Foreign exchange forwards	1	1	(4)	(4)
Equity range forward	(3)	(3)	—	—
Interest rate swaps	(170)	(170)	38	38
Assets under management and mortgage programs
Program cash	542	542	354	354
Mortgage loans held for sale	2,494	2,528	1,923	1,958
Relocation receivables	534	534	148	148
Timeshare contract receivables	1,372	1,372	401	401
Mortgage servicing rights, net	1,641	1,641	1,380	1,380
Derivatives related to mortgage servicing rights	316	316	385	385
Mortgage-backed securities (a)	102	102	114	114
Retained interest in securitization of timeshare receivables (b)	81	81	274	274
Retained interest in securitization of relocation receivables (a)	—	—	91	91
Derivatives (c) (d)
Commitments to fund mortgages	18	18	63	63
Forward delivery commitments	(27)	(27)	(82)	(82)
Interest rate swaps	(39)	(39)	—	—
Option contracts	132	132	309	309
Constant maturity floors	1	1	124	124
Liabilities under management and mortgage programs
Debt	14,702	14,917	12,639	12,688
Derivatives related to mortgage servicing rights (c)	(231)	(231)	—	—
Derivatives (c)
Interest rate swaps	(83)	(83)	(108)	(108)
Interest rate swaps	18	18	58	58

  (a)
  Available-for-sale securities.
  (b)
  Trading securities.
  (c)
  Derivative instruments in gain (loss) positions.
  (d)
  Carrying amounts and gains (losses) on mortgage-related positions are already included in the above balances of mortgage loans held for sale. Forward delivery commitments are used to manage price risk on sales of all mortgage loans to end investors.

26.   Dispositions of Businesses

  During 2001, the Company recognized gains aggregating $443 million on the dispositions of several non-strategic businesses ($436 million related to the disposition of the former move.com business and ancillary businesses—see discussion below, and $7 million related to the disposition of several other non-strategic businesses). During 2001, the Company also recognized losses of $26 million on the disposition of several non-strategic businesses. None of these businesses were material to the Company's results of operations, financial position or cash flows.

  Sale of Move.com and Ancillary Businesses

  On February 16, 2001, the Company completed the sale of its real estate Internet portal, move.com, along with certain ancillary businesses to Homestore in exchange for approximately 21 million shares (representing a 20.2% ownership interest on such date) of Homestore common stock, then-valued at $718 million.

  The Company recorded a gain of $548 million on the sale of these businesses, of which $436 million ($262 million, after tax) was recognized at the time of closing. The Company deferred $112 million of the gain, which represented the portion that was equivalent to its common equity ownership percentage in Homestore at the time of closing. The deferred gain was being recognized into income over five years as a component of equity in Homestore within the Consolidated Statement of Income. During 2001, the Company recognized $35 million of this deferred gain, which is reflected as a component of losses related to equity in Homestore, net of tax on the Company's Consolidated Statement of Income. The difference between the value of the Company's investment in Homestore and the underlying equity in the net assets of Homestore was $431 million, which was also being amortized over five years as a component of equity in Homestore within the Consolidated Statement of Income. Such difference was reduced by $135 million during 2001, of which $66 million represented amortization, which is reflected as a component of losses related to equity in Homestore, net of tax on the Company's Consolidated Statement of Income. The remaining $69 million primarily related to (i) the contribution of approximately 1.5 million shares of Homestore common stock to Trip Network, Inc., formerly Travel Portal, Inc. and (ii) the distribution of 1.7 million shares of Homestore common stock to former Move.com common stockholders in exchange for then-outstanding shares of Move.com common stock (see Note 28—Related Party Transactions for a detailed discussion of the Company's relationship with Trip Network).

  See Note 2—Summary of Significant Accounting Policies for a detailed discussion of the Company's accounting for its investment in Homestore. The Company's relationship with Homestore is primarily limited to its equity ownership interest and commercial agreements, which are not material to the Company.

27.   Segment Information

  Management evaluates the operating results of each of its reportable segments based upon revenue and "EBITDA," which is defined as income from continuing operations before non-program related depreciation and amortization, non-program related interest, amortization of pendings and listings, income taxes and minority interest. On January 1, 2004, the Company changed its segment reporting structure in order to continue to improve the transparency of its financial results, as previously described in Note 1—Basis of Presentation. As such, the information presented below for all periods has been revised to reflect this change. Additionally, on January 1, 2003, the Company changed its performance measure used to evaluate the operating results of its reportable segments and, as such, the information presented below for 2002 and 2001 has been revised to reflect this change. The Company's presentation of EBITDA may not be comparable to similar measures used by other companies.

  Year Ended December 31, 2003

	Real Estate Franchise and Operations	Mortgage Services	Hospitality Services	Travel Distribution Services
Net revenues (a)	$5,258	$1,483	$2,523	$1,659
EBITDA	892	380	633	459
Non-program depreciation and amortization	91	30	103	110
Segment assets exclusive of assets under programs	3,847	986	4,531	4,000
Assets under management and mortgage programs	544	4,722	1,869	—
Capital expenditures	53	31	88	100
	Vehicle Services	Financial Services	Corporate and Other (b)	Total
Net revenues (a)	$5,851	$1,401	$17	$18,192
EBITDA	442	363	(35)	3,134
Non-program depreciation and amortization	90	62	32	518
Segment assets exclusive of assets under programs	5,111	1,668	1,301	21,444
Assets under management and mortgage programs	10,450	—	8	17,593
Capital expenditures	139	16	36	463

  Year Ended December 31, 2002

	Real Estate Franchise and Operations	Mortgage Services	Hospitality Services	Travel Distribution Services
Net revenues (a)	$3,950	$750	$2,180	$1,695
EBITDA	802	30	625	526
Non-program depreciation and amortization	89	25	96	92
Segment assets exclusive of assets under programs	3,618	1,102	4,680	4,088
Assets under management and mortgage programs	239	3,802	685	—
Capital expenditures	46	27	67	97
	Vehicle Services	Financial Services	Corporate and Other (b)	Total
Net revenues (a)	$4,274	$1,325	$13	$14,187
EBITDA	408	450	(198)	2,643
Non-program depreciation and amortization	64	65	35	466
Segment assets exclusive of assets under programs	5,134	1,615	480	20,717
Assets under management and mortgage programs	10,421	—	33	15,180
Capital expenditures	100	27	35	399

  Year Ended December 31, 2001

	Real Estate Franchise and Operations	Mortgage Services	Hospitality Services	Travel Distribution Services
Net revenues (a)	$1,097	$764	$1,522	$437
EBITDA	480	239	450	78
Non-program depreciation and amortization	88	28	119	26
Capital expenditures	19	22	70	22
	Vehicle Services	Financial Services	Corporate and Other (b)	Total
Net revenues (a)	$3,402	$1,402	$69	$8,693
EBITDA	226	299	(380)	1,392
Non-program depreciation and amortization	102	73	41	477
Capital expenditures	74	64	58	329

  (a)
  Inter-segment net revenues were not significant to the net revenues of any one segment.
  (b)
  Includes the results of operations of the Company's non-strategic businesses, unallocated corporate overhead and the elimination of transactions between segments.

  Provided below is a reconciliation of EBITDA to income before income taxes, minority interest and equity in Homestore.

	Year Ended December 31,
	2003	2002	2001
EBITDA	$3,134	$2,643	$1,392
Non-program related depreciation and amortization	(518)	(466)	(477)
Non-program related interest expense, net	(307)	(262)	(252)
Early extinguishments of debt	(58)	(42)	—
Amortization of pendings and listings	(20)	(256)	—

Income before income taxes, minority interest and equity in Homestore	$2,231	$1,617	$663

  The geographic segment information provided below is classified based on the geographic location of the Company's subsidiaries.

	United States	United Kingdom	All Other Countries	Total
2003
Net revenues	$15,997	$429	$1,766	$18,192
Total assets	35,657	1,021	2,359	39,037
Net property and equipment	1,601	57	145	1,803
2002
Net revenues	$12,256	$389	$1,542	$14,187
Total assets	32,771	860	2,266	35,897
Net property and equipment	1,611	50	119	1,780
2001
Net revenues	$7,837	$240	$616	$8,693

28.   Related Party Transactions

  During 2003, the Company acquired 100% ownership of Trip Network and FFD. In 2002, the Company acquired 100% ownership of NRT and Tax Services of America, Inc. and, in 2001, the Company acquired 100% ownership of Avis. See Note 4—Acquisitions for more detailed information on these acquisitions. Prior to the Company's acquisition of these businesses, the Company and these businesses were engaged in certain related party transactions. Certain of the Company's officers may have served on the Board of Directors of these entities, but in no instances did they constitute a majority of the Board.

  Trip Network, Inc.
  As previously discussed in Note 4—Acquisitions, the Company acquired a majority interest in Trip Network on March 31, 2003. Accordingly, Trip Network has been included in the Company's consolidated results of operations, cash flows and financial position since March 31, 2003. Trip Network was created in March 2001 through the Company's contribution of assets valued at approximately $20 million in exchange for all of the common and preferred stock of Trip Network. At such time, Cendant unilaterally transferred all of the common shares of Trip Network to the Hospitality Technology Trust ("HTT") and retained the preferred stock of Trip Network and warrants to purchase up to 28,250 shares of Trip Network's common stock. Trip Network provided travel services to both Cendant's franchisees as well as non-franchisees and, as such, Cendant's initial contribution of the Trip Network common stock to HTT supported its lodging franchise business model whereby Cendant endeavored to avoid direct competition with its franchisees for the sale of transient hotel rooms. HTT was an independent technology trust that was controlled by three independent trustees who are not officers, directors or employees of Cendant or relatives of officers, directors or employees of Cendant. HTT was established in 1997 for purposes of enhancing and promoting the use of advanced technology for the Company's lodging brands, its beneficiaries, including providing financial and technology support services and investing in Internet related activities for the benefit of its beneficiaries. The hotel franchise chains agreed to link their brand and property web sites to Trip.com because of, for among other reasons, their beneficial interest in HTT. After Cendant's acquisition of Trip Network, HTT was dissolved pursuant to the original trust agreement. A hotel franchise chain was not required to make any contributions to Trip Network in order for the franchisee's brand and property to be included on Trip Network's web site. Trip Network earned a commission on all hotel rooms sold on its web site, including those sold by Cendant's hotel franchise chains, at market rates ranging from 8 to 10%. Management believed that the enhanced functionality for the brand and property web-pages provided by Trip.com links would help build customer loyalty and avoid the problem of viewers leaving the brand and property web sites for the sites of competitors. Additionally, management believed that the aggregate links of all franchisee properties would create critical mass and web-traffic for Trip Network, further enhancing its ability to be successful. If Trip Network were successful, management believed the common shares would likely have appreciated in value. The liquidation of shares (representing HTT's equity stake, which approximated 20% of Trip Network's common stock on a fully diluted basis as of December 31, 2002) would have provided HTT with further resources to pursue its stated objectives.

  In 2001, the Company contributed $85 million, including $45 million in cash and 1.5 million shares of Homestore common stock then-valued at $34 million, to Trip Network for the purpose of pursuing the development of an online travel business for the benefit of certain of its current and future franchisees. This arrangement was consistent with the Company's strategy of creating a single platform to research and develop Internet related products within an integrated business plan. Since the Company did not have the in-house expertise to develop new technology for Internet web sites, the Company outsourced the development of certain Internet assets and website features to Trip Network through the existing arrangement. Since the advance was repayable to the Company only if the development resulted in the achievement of certain financial results, such amount was expensed by the Company during 2001 and was included as a component of restructuring and other unusual charges in the Consolidated Statement of Income.

  During 2003 (from January through March) and 2002, the Company derived revenues of $1 million and $3 million, respectively, from two separate lease and licensing agreements with Trip Network, which were entered into during October 2001 (the revenue recorded during 2001 was insignificant). In connection with these agreements, Trip Network was granted a license to operate the online businesses of Trip.com, Inc. and Cheap Tickets (both wholly-owned subsidiaries of the Company) and a lease or sublease, as applicable, to all the assets of these companies necessary to operate such businesses. The Trip.com license agreement had a one-year term and was renewable at Trip Network's option for 40 additional one-year periods. The Cheaptickets.com license agreement had a 40-year term. Under these agreements, the Company received a license fee of 3% of revenues generated by Trip.com and Cheaptickets.com during the term of the agreements. The royalty rate was negotiated with and approved by Trip Network's board of directors. The Company proposed this royalty rate based upon market rate analysis of similar licensing type agreements. In connection with this agreement, the Company also received warrants to purchase up to 46,000 shares of Trip Network common stock, which were exercisable, at the Company's option, at a price of $0.01 per share, upon the achievement of certain financial results beginning in October 2003 or upon a change of control of Trip Network. The warrants were also negotiated with and approved by Trip Network's board of directors.

  During 2002, the Company also recognized $5 million of revenue in connection with a travel services agreement with Trip Network (the revenue recorded during 2003 and 2001 was de minimis). In connection with this agreement, the Company provided Trip Network with call center services, processed and supported Trip Network's booking and fulfillment of travel transactions and provided travel-related products and services to maintain and develop relationships, discounts and favorable commissions with travel vendors. For these services, the Company received a fee of cost plus an applicable mark-up (6%), which was determined based upon an examination of profit margins in the travel agency industry.

  Additionally, during October 2001, the Company entered into a 40-year global distribution services subscriber agreement with Trip Network, whereby the Company provided all global distribution services for Trip Network. Pursuant to such agreement, the Company, through its Galileo subsidiary, received payments from airlines, car rental agencies and hoteliers each time Trip Network booked a reservation using the Galileo global distribution system. As it is normal and customary for a global distribution system provider to pay incentive fees to a travel agency, the Company prepaid Trip Network $42 million as compensation for booking segments through Galileo. Accordingly, on the date of commitment, the Company recorded an asset of $42 million for prepaid incentive fees, which was being amortized over 40 years. Such amount was mutually agreed to and represented the projected discounted amount of incentive fees that the Company expected to pay Trip Network over the term of the 40-year licensing agreement. The Company benefited from such prepayment by receiving a discount on the lump sum payment of incentive fees upon consummation of the contract rather than paying a portion of the incentive fee in advance and a portion of the incentive fee as segments are booked. Amortization of the asset during 2003 (prior to the acquisition), 2002 and 2001 was not material. As of December 31, 2002, the prepaid asset approximated $41 million and was included within other non-current assets on the Consolidated Balance Sheet.

  The preferred stock investment, which was convertible into approximately 80% of Trip Network's common stock on a fully diluted basis, was non-voting and accounted for using the cost method. The preferred stock investment was not convertible prior to March 31, 2003, except upon a change of control of Trip Network. As of December 31, 2002, the Company's preferred equity interest in Trip Network approximated $17 million and was included within other non-current assets on our Consolidated Balance Sheet. During the years ended December 31, 2003, 2002 and 2001, the Company did not record any dividend income relating to its preferred equity interest in Trip Network. The warrants were exercisable, at the Company's option, upon the achievement of certain financial results beginning on March 31, 2003 or upon a change of control of Trip Network at an exercise price of $0.01 per share. The Company was not obligated or contingently liable for any debt incurred by Trip Network.

  FFD Development Company, LLC
  As previously discussed in Note 4—Acquisitions, the Company acquired FFD on February 3, 2003. Accordingly, FFD has been included within the Company's consolidated results of operations, cash flows and financial position since February 3, 2003. Prior to the Company's acquisition of Fairfield in April 2001, Fairfield operated its own property acquisition, planning, design and construction functions. These functions were transferred by Fairfield to FFD immediately prior to the Company's acquisition of Fairfield, along with Fairfield employees who were responsible for these functions. FFD was created by Fairfield to acquire real estate for construction of vacation ownership units that are sold to Fairfield upon completion.

  Upon creation of FFD, Fairfield contributed approximately $60 million of timeshare inventory and $4 million of cash to FFD in exchange for all of the common and preferred equity interests of FFD. Fairfield then contributed all the common equity interests of FFD to an independent trust, FFD Trust, and retained a convertible preferred equity interest in FFD and a warrant to purchase FFD's common equity. In connection with the Company's acquisition of Fairfield, the Company (through its Fairfield subsidiary) acquired the preferred equity interest, which approximated $70 million as of December 31, 2002 and the warrant to purchase a common equity interest in FFD. The convertible preferred equity interest was convertible at any time. The warrant was not exercisable until April 2004 except upon the occurrence of specified events, including the Company's conversion of more than half of the preferred equity interest into common equity interests. The warrant was exercisable in whole or in increments of 25% upon payment in cash or in kind of an amount per percentage of common interest exercised, which was equal to the lower of 80% of the book value per common interest as of April 2, 2001 and 90% of the book value per common interest as of the warrant exercise date. During 2003 (prior to the acquisition), 2002 and 2001, the Company recognized dividend income on its preferred interest of $1 million, $11 million and $6 million, respectively, which was paid-in-kind on a quarterly basis based on an 18% annual return on its preferred equity interest in FFD. The dividend rate was agreed upon in FFD's amended operating agreement among Fairfield, FFD and FFD Trust. Upon the conversion of such preferred equity interests and the exercise of such warrant, the Company would own approximately 75% of FFD's common equity interests on a fully diluted basis.

  Under the development contracts with FFD, the Company was obligated to purchase resort properties from FFD. However, the Company was not obligated to purchase the resort properties until construction was completed to the contractual specifications, a certificate of occupancy was delivered and clear title was obtained. During 2002 and 2001, the Company purchased $87 million and $40 million, respectively, of timeshare interval inventory and land from FFD. FFD was obligated to finance, plan, design and construct vacation ownership units according to Fairfield's specifications and deliver those units according to an agreed schedule and at agreed purchase prices. The schedule and prices allowed for FFD to charge cost plus an applicable mark-up, which was 16.3% and 17.4% in 2002 and 2001, respectively, including the sale of land. Such fee arrangement was provided for in the operating agreement between Fairfield and FFD. During 2002 and 2001, such fees approximated $13 million and $7 million, respectively, and were included within operating expenses on the

  Company's Consolidated Statements of Income. The purchase price, which included FFD's fee, was agreed upon by Fairfield and FFD based upon the cost of construction. The delivery date was agreed upon by Fairfield and FFD based upon the time necessary to complete construction and when Fairfield required the completed inventory for sale and deeding to its customers. During 2003 (prior to the acquisition), the Company's purchases of timeshare interval inventory and land were de minimis. The Company also leased office space to FFD and provided various services to FFD (including general management services, information and technology support and human resources administration) in exchange for a fee, which approximated $1 million, $7 million and $5 million during 2003 (prior to the acquisition), 2002 and 2001, respectively.

  Pursuant to the operating agreement, Fairfield had the right to appoint three persons to the six person board of managers of FFD and the remaining three members were appointed by the FFD Trust. As of December 31, 2002, the Company was not obligated or contingently liable for any obligations incurred by FFD.

  NRT Incorporated
  As previously discussed in Note 4—Acquisitions, on April 17, 2002, the Company purchased all the outstanding common stock of NRT from Apollo Management, L.P. ("Apollo"). Accordingly, NRT has been included in the Company's consolidated results of operations and financial position since April 17, 2002. Prior to the Company's acquisition of NRT, the Company maintained a preferred stock investment in NRT and NRT operated as a joint venture between the Company and Apollo that acquired independent real estate brokerages, converted them to one of the Company's real estate brands and operated the brand under a 50-year franchise agreement with the Company. Reflected in the Company's Consolidated Statements of Income within net revenues are the following amounts associated with the Company's relationship with NRT prior to its acquisition:

	Year Ended December 31,
	2002 (a)	2001
Royalty and marketing fees	$66	$220
Real estate referral fees (b)	9	37
Dividend income	10	27
Other fees (c)	16	16

  (a)
  From the period January 1, 2002 through April 17, 2002 (the date of acquisition of NRT by the Company).
  (b)
  Represents fees received in connection with clients referred to NRT by the Company's relocation business.
  (c)
  Primarily represents fees paid by NRT in connection with the partial termination of franchise agreements under which NRT operated brokerage offices under the Company's ERA (2002) and Century 21 (2001) real estate brands.

  Also reflected in the Company's Consolidated Statements of Income within non-program related depreciation and amortization expense during 2002 (prior to the acquisition) and 2001 was $7 million and $18 million, respectively, of amortization expense relating to the 50-year franchise agreements.

  Tax Services of America, Inc.
  On January 18, 2002, the Company acquired all the common stock of TSA for $4 million. Accordingly, TSA has been included in the Company's consolidated results of operations and financial position since January 18, 2002. Prior to the Company's acquisition of TSA, the Company maintained a preferred stock investment in TSA and TSA operated as a joint venture between the Company and two of its Jackson Hewitt subsidiary franchisees for the purpose of acquiring independent tax practices and converting them into Jackson Hewitt franchisees. In 1999, the Company initially funded TSA with 80 tax preparation locations and $5 million in cash in exchange for a non-voting preferred stock investment. Simultaneously with the Company's contribution to TSA, the Company's joint venture partners contributed a total of 40 tax preparation locations to TSA in exchange for shares of common stock of TSA. Reflected in the Company's Consolidated Statement of Income within net revenues is

  $9 million during 2001 of revenue generated from the Company's relationship with TSA. Revenues recorded by the Company during 2002 prior to its acquisition of TSA on January 18, 2002 were de minimis.

  Avis Group Holdings, Inc.
  As discussed in Note 4—Acquisitions, on March 1, 2001, the Company purchased all the outstanding common stock of Avis. Accordingly, Avis has been included in the Company's consolidated results of operations and financial position since March 1, 2001. Prior to the Company's acquisition of Avis, the Company maintained both a common and preferred equity interest in Avis and licensed its Avis trademark to Avis pursuant to a license agreement. The Company's common stock investment in Avis, which approximated $128 million, and the Company's preferred equity interest, which approximated $394 million, were included as components of Cendant's net investment in Avis upon consummation of the acquisition. Reflected in the Company's Consolidated Statements of Income within net revenues for the period January 1, 2001 through March 1, 2001 (the date of acquisition) are royalty fees of $16 million, reservation and data processing fees of $17 million and equity in earnings of $5 million.

  Entertainment Publications, Inc.
  At December 31, 2002, the Company had a $5 million (approximately 15%) common equity ownership interest in Entertainment Publications, Inc., which was accounted for using the equity method. On November 21, 2002, Entertainment Publications, Inc. entered into a definitive agreement to merge with a third party unrelated to the Company. On March 25, 2003, the Company sold its common stock investment in Entertainment Publications, Inc. for approximately $33 million in cash. The Company recorded a gain of approximately $30 million on this disposition, which is included within other revenue on the Consolidated Statement of Income for 2003.

29.
Selected Quarterly Financial Data—(unaudited)

  Provided below is selected unaudited quarterly financial data for 2003 and 2002. The underlying diluted per share information is calculated from the weighted average common and common stock equivalents outstanding during each quarter, which may fluctuate based on quarterly income levels, market prices and share repurchases. Therefore, the sum of the quarters' per share information may not equal the total year amounts presented on the Consolidated Statements of Income.

	2003 (*)
	First	Second	Third	Fourth
Net revenues	$4,128	$4,617	$5,098	$4,349

EBITDA	$729	$801	$951	$653
Non-program related depreciation and amortization	129	129	129	131
Non-program related interest expense, net	79	80	75	73
Early extinguishments of debt	48	6	4	—
Amortization of pendings and listings	3	4	5	8

Income before income taxes and minority interest	$470	$582	$738	$441

Income from continuing operations	$309	$382	$486	$288
Cumulative effect of accounting change	—	—	(293)	—

Net income	$309	$382	$193	$288

CD common stock per share information:
Basic
Income from continuing operations	$0.30	$0.38	$0.48	$0.29
Net income	$0.30	$0.38	$0.19	$0.29
Weighted average shares	1,028	1,017	1,013	1,011
Diluted
Income from continuing operations	$0.30	$0.37	$0.47	$0.28
Net income	$0.30	$0.37	$0.19	$0.28
Weighted average shares	1,040	1,039	1,039	1,042
CD common stock market prices:
High	$13.95	$18.39	$19.30	$22.30
Low	$10.56	$12.67	$16.94	$18.37

  (*)
  Income from continuing operations for first, second, third and fourth quarters includes charges of $7 million ($5 million, after tax), $8 million ($5 million, after tax), $15 million ($10 million, after tax) and $4 million ($3 million, after tax), respectively, primarily related to the acquisition and integration of Budget (principally consisting of costs related to the integration of Budget's technology systems with the Company's platform).

	2002
	First	Second (a)	Third (b)	Fourth (c)
Net revenues	$2,637	$3,811	$3,863	$3,876

EBITDA	$651	$778	$617	$597
Non-program related depreciation and amortization	105	111	121	129
Non-program related interest expense, net	65	60	68	69
Early extinguishments of debt	—	38	4	—
Amortization of pendings and listings	—	194	45	17

Income before income taxes and minority interest	$481	$375	$379	$382

Income from continuing operations	$315	$239	$250	$247
Income from discontinued operations, net of tax	27	24	—	—
Loss on disposal from discontinued operations, net of tax	—	(256)	—	—

Net income	$342	$7	$250	$247

CD common stock per share information:
Basic
Income from continuing operations	$0.32	$0.23	$0.24	$0.24
Net income	$0.35	$0.01	$0.24	$0.24
Weighted average shares	979	1,023	1,039	1,034
Diluted
Income from continuing operations	$0.31	$0.23	$0.24	$0.24
Net income	$0.34	$0.01	$0.24	$0.24
Weighted average shares	1,018	1,053	1,058	1,045
CD common stock market prices:
High	$19.99	$19.03	$15.66	$12.88
Low	$15.35	$15.15	$10.75	$9.04

  (a)
  Income from continuing operations includes $13 million ($8 million, after tax or $0.01 per diluted share) of acquisition and integration charges primarily related to the acquisition of NRT and subsequent acquisitions made by NRT and an outsourcing agreement with IBM.
  (b)
  Income from continuing operations includes $11 million ($7 million, after tax or $0.01 per diluted share) of acquisition and integration charges primarily related to the acquisition of NRT and subsequent acquisitions made by NRT and the acquisitions of Trendwest and Equivest Finance Inc.
  (c)
  Income from continuing operations includes (i) $5 million ($3 million, after tax) of acquisition and integration charges primarily related to the acquisition of NRT and subsequent acquisitions made by NRT and (ii) $119 million ($75 million, after tax or $0.07 per diluted share) of litigation settlement and related costs; partially offset by a credit of $42 million ($26 million, after tax or $0.02 per diluted share) related to the recovery under the Company's directors' and officers' liability insurance policy in connection with derivative actions arising from former CUC-related litigation.

30.   Subsequent Events

  Trilegiant
  After completing a strategic review of the Trilegiant membership business and the Company's existing membership business and its Progeny Marketing Innovations ("Progeny") business during 2003 and as a result of the impact of adopting FIN 46, the Company negotiated with Trilegiant to terminate the contractual rights and intellectual property license the Company had previously granted Trilegiant in 2001. The Company paid $13 million in cash on January 30, 2004 as consideration for such termination. The Company believes that it can achieve revenue and expense synergies by combining Progeny with the new-member marketing performed by Trilegiant. Additionally, as a result of the application of FIN 46, the Company has been consolidating the results of Trilegiant since July 1, 2003 even though it did not have managerial control of the entity. As a result of this transaction, the Company now has managerial control of Trilegiant through its majority representation on the Trilegiant board of directors. Immediately following consummation of this transaction, Cendant owned approximately 43% on a fully diluted basis.

  In connection with the transaction, the Company has regained access to the various tradenames, trademarks, logos, service marks and other intellectual property that it had previously licensed to Trilegiant for its use in marketing to new members. Trilegiant will continue to collect membership fees from their members that existed as of January 30, 2004, including their renewals. The Company will provide fulfillment services (including collecting cash, paying commissions, processing refunds, providing membership services and benefits and maintaining specified service level standards) for Trilegiant's members in exchange for a servicing fee. Trilegiant will no longer have the ability to market to new members.

  In connection with this new relationship, the Company executed the following contracts: (i) termination of leases of the Company's assets by Trilegiant, (ii) termination of the original third party administration agreement, (iii) a new third party administration agreement whereby the Company will perform fulfillment services for Trilegiant, (iv) leasing of certain Trilegiant fixed assets from Trilegiant, (v) offer of employment to substantially all of Trilegiant's employees and (vi) other incidental agreements. These contracts were negotiated on an arms-length basis and have terms that the Company's management believes are reasonable from an economic standpoint and consistent with what management would expect from similar arrangements with other parties. None of these contracts will have an impact on the Company's consolidated financial statements as the Company will continue to consolidate Trilegiant subsequent to this transaction. In connection with the Trilegiant transaction, the parties agreed to liquidate and dissolve Trilegiant in an orderly fashion when and if the number of Trilegiant members decreases below 1.3 million, provided that such dissolution may not occur prior to January 2007.

  On January 30, 2004, Trilegiant had net deferred tax assets of approximately $121 million, which were mainly comprised of net operating loss carryforwards expiring in years 2021, 2022 and 2023. These deferred tax assets were fully reserved for by Trilegiant through a valuation allowance, as Trilegiant had not been able to demonstrate future profitability due to the large marketing expenditures incurred (new member marketing has historically been Trilegiant's single largest expenditure). However, given the fact that Trilegiant will no longer incur marketing expenses (as they no longer have the ability to market to new members as a result of this transaction) and any subsequent marketing will be conducted by the Company, the Company now believes that it is more likely than not that Trilegiant will generate sufficient taxable income (as it will continue to recognize revenue from Trilegiant's existing membership base in the form of renewals and the lapsing of the refund privilege period) to utilize its net operating loss carryforwards within the statutory periods. Accordingly, Trilegiant reversed the entire valuation allowance of $121 million in January 2004, which will result in a reduction to the Company's consolidated tax provision during first quarter 2004 of $121 million, with a corresponding increase in consolidated net income. The $13 million cash payment the Company made to Trilegiant to terminate the contractual rights and other intellectual property was also recorded by the Company as a component of its provision for income taxes line item on the Consolidated Statement of Income for first quarter 2004 and partially offsets the $121 million reversal of Trilegiant's valuation allowance.

  On January 30, 2004, Trilegiant changed its legal name to TRL Group, Inc.

  In connection with the above transaction, the Company also acquired Trilegiant Loyalty Solutions, Inc., a wholly-owned subsidiary of Trilegiant, for $20 million in cash. Trilegiant Loyalty Solutions offers wholesale loyalty enhancement services primarily to credit card issuers.

  Sale of Homestore Common Stock
  During January and February 2004, the Company sold 3.4 million shares of Homestore common stock in exchange for approximately $13 million in cash, pursuant to the equity range forward contract. Also, in January and February 2004, the Company sold 4.3 million shares of Homestore common stock in exchange for $19 million in cash.

  Redemption of Zero Coupon Senior Convertible Contingent Notes
  In connection with the Company's intention to redeem its outstanding zero coupon senior convertible contingent notes, virtually all holders elected to convert their notes into shares of CD common stock. Accordingly, the Company issued approximately 22 million shares in exchange for approximately $430 million in notes (carrying value) during February 2004 and intends to use available cash that otherwise would have been used to redeem these notes to repurchase a corresponding number of shares in the open market.

  Share Repurchases
  During January and February 2004, the Company repurchased 20.7 million shares of its CD common stock at an average price of $22.79 for aggregate cash of approximately $471 million. On February 11, 2004, the Company's Board of Directors approved a $750 million increase in the common stock repurchase program. As of February 27, 2004, the Company had $737 million availability under the Board-approved repurchase program.

  Declaration of Dividend
  On February 11, 2004, the Company's Board of Directors declared a quarterly cash dividend of $0.07 per common share, payable March 16, 2004 to stockholders of record February 23, 2004.

  Sotheby's International Realty
  On February 17, 2004, the Company acquired the domestic residential real estate brokerage operations of Sotheby's International Realty ("Sotheby's") and obtained the rights to create a Sotheby's franchise system pursuant to an agreement to lease the Sotheby's name. Such license agreement has a 100-year term, which consists of an initial 50-year term and a 50-year renewal option. The Company will pay a licensing fee to Sotheby's Holdings, Inc., the former parent of Sotheby's, for the use of the Sotheby's name. The total cash purchase price for these transactions was approximately $100 million.

* * * *

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INDEX TO FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
Cendant Corporation and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
Cendant Corporation and Subsidiaries CONSOLIDATED BALANCE SHEETS (In millions, except share data)
Cendant Corporation and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions)
Cendant Corporation and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) (In millions)
Cendant Corporation and Subsidiaries CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (In millions)
Cendant Corporation and Subsidiaries CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued) (In millions)
Cendant Corporation and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unless otherwise noted, all amounts are in millions, except per share amounts)